As filed with the Securities and Exchange Commission on July 29, 1997
                           Registration No. 333-25301



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 4 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           CPS AUTO RECEIVABLES TRUSTS
                           (Issuer of the Securities)

                        CONSUMER PORTFOLIO SERVICES, INC.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)


          California                                         33-0459135
(State or Other Jurisdiction of                             (IRS Employer
Incorporation or Organization)                         Identification Number)


                                      2 Ada
                            Irvine, California 92618
                                 (714) 753-6800
                        (Address, including zip code, and
                     telephone number, including area code,
                       of registrant's principal executive
                                    offices)

                             Charles E. Bradley, Jr.
                        Consumer Portfolio Services, Inc.
                                      2 Ada
                            Irvine, California 92618
                                 (714) 753-6800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:


                             Laura A. DeFelice, Esq.
                              MAYER, BROWN & PLATT
                                  1675 Broadway
                            New York, New York 10019
                                 (212) 506-2500


                       Approximate date of commencement of
                          proposed sale to the public:


         From time to time on or after the effective date of this registration statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. o

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                         CALCULATION OF REGISTRATION FEE

 Title of securities to      Amount to be             Proposed maximum                 Proposed maximum             Amount of
     be registered           registered        offering price per certificate*     aggregate offering price*     registration fee

Asset Backed Notes,
Class A                       $750,000,000                   100%                         $750,000,000            $227,272.73**

========================== ================== ==================================  ============================  ===================


         *        Estimated   solely  for  the   purpose  of   calculating   the
                  registration fee.

         **       $227,272.73  of which  has been  previously  paid as  follows:
                  $344.83 was paid on April 16,  1997,  $222,770.41  was paid on
                  July 11, 1997 and $4,199.29 was paid as described in the following sentence. The amount of securities being carried forward from Registration Statement No. 333-26355 pursuant to Rule 429 is $13,857,654.82, and the Registrant previously paid a filing fee with respect to such securities of $4,199.29 (calculated at the rate of 1/33 of 1% of the amount of securities being registered, the rate in effect at the time such Registration Statement was filed).



         Pursuant to Rule 429 under the securities Act of 1933, the Prospectus contained in this Amendment No. 4 to Registration Statement also relates to and constitutes Post-Effective Amendment No. 4 to Registration Statement No. 333-26355, which became effective on May 20, 1997.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                INTRODUCTORY NOTE



         This  Registration   Statement   contains  (i)  a  form  of  Prospectus
Supplement relating to future offerings by a CPS Auto Receivables Trust of a Series of Asset Backed Securities described therein,, (ii) a Prospectus Supplement relating to the offering by CPS Auto Receivables Trust 1997-3 of the particular Series of Asset Backed Notes described therein and (iii) a form of Prospectus relating to the offering of Series of Asset Backed Securities by various CPS Auto Receivables Trusts created from time to time by Consumer Portfolio Services, Inc. The forms of Prospectus Supplement relate only to the securities described therein and are forms that may be used, among others, by Consumer Portfolio Services, Inc. to offer Asset Backed Securities under this Registration Statement.

                                                            Registration No. [ ]
Form of Prospectus Supplement
To Prospectus Dated [      ], 1997

                                      [$ ]
                      CPS Auto Receivables Trust 199[ ]-[ ]
                     [$ ][ %] Asset-Backed Notes, Class A-1
                     [$ ][ %] Asset-Backed Notes, Class A-2
                [$ ] Floating Rate Asset-Backed Notes, Class A-3
                      [$ ] [ %] Asset-Backed Notes, Class B
                              CPS Receivables Corp.
                                    (Seller)
                        Consumer Portfolio Services, Inc.
                                   (Servicer)
                                     -------

         CPS Auto Receivables Trust 199[ ]-[ ] (the "Trust") will be formed pursuant to a Trust Agreement to be dated as of [ ] between CPS Receivables Corp., as seller (the "Seller"), and [ ], as owner trustee (the "Owner Trustee"). The [ %] Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), the [ %] Asset-Backed Notes, Class A-2 (the "Class A-2 Notes") and the Floating Rate Asset-Backed Notes, Class A-3 (the "Class A-3 Notes", and, together with the Class A-1 Notes and Class A-2 Notes, the "Class A Notes") and the [ %] Asset-Backed Notes, Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), will be issued pursuant to an Indenture (the "Indenture") to be dated as of [ ] between the Trust and [ ], as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust also will issue [$ ] aggregate principal amount of [ %] Asset Backed Certificates [which are not offered hereby but will be retained initially by the Seller or an affiliate] (the "Certificates" and, together with the Notes, the "Securities"). [The rights of [identify subordinated classes of Securities] to receive payments of [principal] and/or [interest] will be subordinated to the rights of [identify senior classes of Securities] to the extent described herein.]
                                     -------

         The Trust Assets will include a pool of retail installment sale contracts (including contracts representing obligations of Sub-Prime Borrowers (as defined herein)) and all rights thereunder, certain monies due or received thereunder, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables (as defined herein), certain bank accounts and the proceeds thereof, the [Credit Enhancement] with respect to the Notes, and the right of CPS to receive certain insurance proceeds and certain other property, as more fully described herein. The Receivables will be purchased by the Seller from CPS and from CPS's subsidiary, [Affiliated Originator] on or prior to the date of the issuance of the Securities.

         [It is intended that from time to time on or before [ ] the Trust will purchase from the Seller (or an Affiliated Originator) additional retail installment sale contracts having an aggregate principal balance of up to $[ ] with funds on deposit in the Pre-Funding Account (as defined herein).]

         The Underwriter has agreed to purchase from the Seller the Notes at a purchase price equal to [ %] of the principal amount thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting". The aggregate proceeds to the Seller, after deducting expenses payable by the Seller, estimated at [$ ] will be [$ ].
                                     -------

         The Underwriter proposes to offer the Notes from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.
                                     -------

         [Credit Enhancement] with respect to the Notes ["Credit Enhancement"] will be provided by [Credit Enhancer] on each Payment Date.
                                     -------

               For a discussion of certain factors relating to the
                  transaction, see "Risk Factors" at page S-[ ]
                     herein and page [ ] in the accompanying
                                   prospectus.
                                     -------

THE NOTES REPRESENT OBLIGATIONS OF AND THE CERTIFICATES REPRESENT INTERESTS IN,
 THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF. THE SECURITIES HAVE NOT BEEN APPROVED OR
 DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                                  [UNDERWRITER]

                           The date of this Prospectus
                               Supplement is [ ].

                              AVAILABLE INFORMATION

         CPS  has  filed  with  the  Securities  and  Exchange  Commission  (the
"Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Notes offered pursuant to this Prospectus Supplement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional office at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Upon the receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters (as defined herein) or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, CPS, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by CPS with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Notes, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


         CPS will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus Supplement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus Supplement incorporates). Written requests for such copies should be directed to: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92718,
Attention: Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.


                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Securities are issued, periodic reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                     SUMMARY

         This Summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meaning assigned to such terms in the Prospectus.


Issuer................................  CPS Auto  Receivables  Trust  199[ ]-[ ]
                                        (the "Trust" or the "Issuer").

Seller................................  CPS  Receivables  Corp.  (the "Seller").
                                        See  "The   Seller   and  CPS"  in  this
                                        Prospectus Supplement.

Servicer..............................  Consumer Portfolio Services, Inc. ("CPS"
                                        or, in its capacity as the servicer, the
                                        "Servicer").   See   "CPS's   Automobile
                                        Contract  Portfolio" and "The Seller and
                                        CPS" in this Prospectus Supplement.

Indenture Trustee.....................  [Name and Address]

Owner Trustee.........................  [Name and Address]

[Credit Enhancer].....................  [Name and Address]

Closing Date..........................  On or about [ ] (the "Closing Date").

The Trust.............................  The  Trust  will  be  a  business  trust established under the laws of the State of Delaware. The activities of the Trust are limited by the terms of the Trust Agreement dated as of [ ] between the Seller and the Owner Trustee (the "Trust Agreement").

The Notes.............................  The  Trust  will  issue [ ]%  Class  A-1
                                        Asset-Backed  Notes  (the  "Class  A-  1
                                        Notes")   in  the   aggregate   original
                                        principal amount of $[ ], [ ]% Class A-2
                                        Asset-Backed   Notes  (the   "Class  A-2
                                        Notes")   in  the   original   aggregate
                                        principal  amount  of  $[ ],  Class  A-3
                                        Floating  Rate  Asset-Backed  Notes (the
                                        "Class  A-3  Notes")  in  the   original
                                        aggregate principal amount of $[ ] and [
                                        ]%  Class  B  Asset-Backed   Notes  (the
                                        "Class  B   Notes")   in  the   original
                                        aggregate  principal amount of $[ ]. The
                                        Trust will also issue the  Certificates.
                                        The  Notes  and  the   Certificates  are
                                        referred to herein  collectively  as the
                                        "Securities".  The Notes  will be issued
                                        pursuant to an Indenture dated as of [ ]
                                        (the  "Indenture").  The  Notes  will be
                                        offered   for    purchase   in   minimum
                                        denominations   of  [$  ]  and  integral
                                        multiples  of $1,000 in excess  thereof,
                                        in   book   entry    form   only.    See
                                        "Description   of  the  Securities  Book
                                        Entry Registration" in the Prospectus.

                                        The Notes  will be  secured by the Trust
                                        Assets as, and to the extent, provided in the Indenture.

The Certificates......................  [The Trust will issue [ %]  Asset-Backed
                                        Certificates (the  "Certificates")  with
                                        an aggregate initial Certificate Balance
                                        (as   defined   herein)  of  [$  ].  The
                                        Certificates  will represent  beneficial
                                        interests in the Trust. The Certificates
                                        will be  issued  pursuant  to the  Trust
                                        Agreement.   The  Certificates  will  be
                                        offered for purchase in
                                        denominations of $1,000 and integral multiples thereof in book-entry form only. See "Certain Information Regarding the Notes [and the Certificates] - Book Entry Registration" and "- Definitive Notes" in the Prospectus.]

Trust Assets..........................  The  property  of the Trust (the  "Trust
                                        Assets")  will  include  (i) a  pool  of
                                        retail    installment   sale   contracts
                                        consisting  of the  Initial  Receivables
                                        [and   the    Subsequent    Receivables]
                                        (collectively,     the    "Receivables")
                                        secured by the new and used automobiles,
                                        light trucks, vans and minivans financed
                                        thereby (the "Financed Vehicles"),  (ii)
                                        with respect to Initial Receivables that
                                        are Rule of 78's Receivables (as defined
                                        herein),  all payments due thereon after
                                        [  ]  (the  "Cutoff  Date"),  and,  with
                                        respect to Initial  Receivables that are
                                        Simple Interest  Receivables (as defined
                                        herein),     all    payments    received
                                        thereunder  after the Cutoff Date, (iii)
                                        with respect to  Subsequent  Receivables
                                        that are Rule of 78's  Receivables,  all
                                        payments  due thereon  after the related
                                        Subsequent Cutoff Date and, with respect
                                        to  Subsequent   Receivables   that  are
                                        Simple   Interest    Receivables,    all
                                        payments  received  thereunder after the
                                        related  Subsequent  Cutoff  Date,  (iv)
                                        security   interests   in  the  Financed
                                        Vehicles,  (v) certain bank accounts and
                                        the proceeds thereof,  (vi) the right of
                                        the  Seller  to  receive  proceeds  from
                                        claims  under,  or refunds  of  unearned
                                        premiums   from,    certain    insurance
                                        policies and extended service contracts,
                                        (vii) all right,  title and  interest of
                                        the  Seller  in  and  to  the   Purchase
                                        Agreements,     (viii)    the    [Credit
                                        Enhancement]   issued  by  the   [Credit
                                        Enhancer]  with respect to the [Class A]
                                        Notes,  and (ix) certain other property,
                                        as  more  fully  described  herein.  See
                                        "Formation   of  the   Trust"   in  this
                                        Prospectus  Supplement  and  "The  Trust
                                        Assets"  and  "The  Receivables"  in the
                                        Prospectus.  Certain of the  Receivables
                                        will be purchased by the Seller from CPS
                                        pursuant to the Purchase Agreement (such
                                        Receivables, the "CPS Receivables") [and
                                        certain  of  the  Receivables   will  be
                                        purchased   by  the  Seller  from  CPS's
                                        subsidiary,   [Affiliated   Originator],
                                        pursuant  to  the  [Affiliate   Purchase
                                        Agreement]   (such   Receivables,    the
                                        "[Affiliated Originator]  Receivables")]
                                        on or prior to the Closing Date [or each
                                        Subsequent   Closing  Date  (as  defined
                                        herein)].  The  Receivables  arise  from
                                        loans  originated by automobile  dealers
                                        or  IFCs   (as   defined   herein)   for
                                        assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs.

The Receivables.......................  As of the  Cutoff  Date,  the  aggregate outstanding  principal  balance  of  the
                                        Initial   Receivables   was  [$  ]  (the
                                        "Original  Pool  Balance").  The Initial
                                        Receivables  consist, and the Subsequent
                                        Receivables  will  consist,   of  retail
                                        installment  sale  contracts  secured by
                                        new and used automobiles,  light trucks,
                                        vans  and   minivans   including,   with
                                        respect to Rule of 78's Receivables, the
                                        rights to all  payments due with respect
                                        to such  Receivables  after  the  Cutoff
                                        Date or related  Subsequent Cutoff Date,
                                        as  applicable,  and,  with  respect  to
                                        Simple Interest Receivables,  the rights
                                        to all payments received with respect to
                                        such  Receivables  after the Cutoff Date
                                        or related  Subsequent  Cutoff Date,  as
                                        applicable.   As  of  the  Cutoff  Date,
                                        approximately  [  %]  of  the  aggregate
                                        principal   balance   of   the   Initial
                                        Receivables   represented  financing  of
                                        used vehicles. The Receivables arise, or
                                        will  arise,  from loans  originated  by
                                        automobile    dealers   or   independent
                                        finance companies ("IFCs") for
                                        assignment to CPS or a subsidiary of CPS
                                        pursuant  to CPS's  auto loan  programs.
                                        The auto loan programs target automobile
                                        purchasers  with marginal credit ratings
                                        who  are  generally   unable  to  obtain
                                        credit  from  banks  or  other  low-risk
                                        lenders.  See "CPS's Automobile Contract
                                        Portfolio   -   General"   and   "-  The
                                        Receivables  Pool"  in  this  Prospectus
                                        Supplement and "Risk Factors - Sub-Prime
                                        Obligors"   in   the   Prospectus.   The
                                        Receivables  have been selected from the
                                        contracts  owned  by  CPS  based  on the
                                        criteria   specified   in  the  Purchase
                                        Agreement and described herein.

                                        [Following the Closing Date, pursuant to
                                        the Sale and  Servicing  Agreement,  the
                                        Seller will be  obligated,  subject only
                                        to the  availability  thereof,  to sell,
                                        and  the  Trust  will  be  obligated  to
                                        purchase, subject to the satisfaction of
                                        certain  conditions  set forth  therein,
                                        additional Receivables originated by CPS
                                        [or an Affiliated  Originator] under its
                                        auto loan  programs  and acquired by the
                                        Seller   from  CPS  [or  an   Affiliated
                                        Originator]       (the       "Subsequent
                                        Receivables")  from time to time  during
                                        the Funding  Period (as  defined  below)
                                        having an  aggregate  Principal  Balance
                                        equal to  approximately $[ ]. Subsequent
                                        Receivables  will  be  conveyed  to  the
                                        Trust on dates  specified  by the Seller
                                        (each    date   on   which    Subsequent
                                        Receivables  are conveyed being referred
                                        to  as  a  "Subsequent   Closing  Date")
                                        occurring  during  the  Funding  Period.
                                        After any  Subsequent  Closing Date, the
                                        Trust  Assets  will   include   payments
                                        [other than Credit Enhancement] received
                                        with  respect to the related  Subsequent
                                        Receivables   after  the   cutoff   date
                                        designated by the Seller with respect to
                                        such Subsequent  Closing Date (such date
                                        designated    by   the    Seller,    the
                                        "Subsequent Cutoff Date" with respect to
                                        the Subsequent  Receivables  conveyed to
                                        the  Trust  on such  Subsequent  Closing
                                        Date).  See  "Description  of the  Trust
                                        Documents  -  Sale  and   Assignment  of
                                        Receivables;   Subsequent   Receivables"
                                        herein. On each Subsequent Closing Date,
                                        subject to the  conditions  set forth in
                                        the Trust  Documents,  the Trustee shall
                                        purchase   from   the   Seller   (or  an
                                        Affiliated  Originator)  the  Subsequent
                                        Receivables to be transferred to the Trust on such Subsequent Closing Date.]

Pre-Funding Account...................  [The   Initial   Receivables   and   the
                                        Subsequent  Receivables will be selected
                                        from motor  vehicle  retail  installment
                                        sale contracts in CPS's  portfolio based
                                        on  the   criteria   specified   in  the
                                        Purchase Agreement and described in this
                                        Prospectus  Supplement.   No  Receivable
                                        will have a scheduled maturity date later than [ ].

                                        Subsequent     Receivables    will    be
                                        originated   under   CPS's   auto   loan
                                        programs   [or  through  an   Affiliated
                                        Originator]  but, as these  programs are
                                        modified from time to time by CPS due to
                                        changes   in   market    conditions   or
                                        otherwise in the  judgment of CPS,  such
                                        Subsequent Receivables may be originated
                                        using credit criteria different from the
                                        criteria  applied  with  respect  to the
                                        Initial  Receivables  and  may  be  of a
                                        different  credit quality and seasoning.
                                        However, CPS believes that the inclusion
                                        of  the  Subsequent  Receivables  in the
                                        pool of Receivables  will not materially
                                        adversely   affect  the  performance  or
                                        other characteristics of the pool of Receivables. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary from those of the

                                        Initial  Receivables.  See "Risk Factors
                                        - Varying  Characteristics of Subsequent
                                        Receivables" and "The Receivables Pool" herein.

                                        On the  Closing  Date,  the Seller  will
                                        deposit into the Pre-Funding Account (as
                                        defined  below),  from the proceeds from
                                        the sale of the  Securities,  the sum of
                                        $[ ] (such amount,  as reduced from time
                                        to  time  by  the  aggregate   Principal
                                        Balances of all  Subsequent  Receivables
                                        purchased   by  the  Trust   during  the
                                        Funding    Period    (the    "Pre-Funded
                                        Amount").   During   the   period   (the
                                        "Funding Period") from and including the
                                        Closing  Date until the  earliest of (i)
                                        the   Record   Date  on  which  (a)  the
                                        Pre-Funded Amount is less than $100,000,
                                        (b) an Event  of  Default  has  occurred
                                        under  the   Indenture   or  a  Servicer
                                        Termination Event has occurred under the
                                        Sale  and   Servicing   Agreement,   (c)
                                        certain   events  of   insolvency   have
                                        occurred  with  respect to the Seller or
                                        the   Servicer  or  (ii)  the  close  of
                                        business  on the [ ] Payment  Date,  the
                                        Pre-Funded  Amount will be maintained as
                                        an account in the name of the  Indenture
                                        Trustee (the "Pre-Funding Account"). The
                                        Pre-Funded   Amount   is   expected   to
                                        initially equal  approximately $[ ] and,
                                        during  the   Funding   Period  will  be
                                        reduced by the principal balance of Subsequent Receivables purchased by the Trust from time to time in accordance with the Sale and Servicing Agreement. The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the [ ] Payment Date. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders [and Certificateholders] pro rata in proportion to the respective principal balances of each class of Notes [and the Certificate Balance].]

Interest Reserve Account..............  [During the Funding  Period,  funds will be held  in an  account  (the  "Interest
                                        Reserve    Account")    to   cover   any
                                        shortfalls due to investment earnings on funds in the Pre-Funding Account being less than the interest due on the Notes [and the Certificates]. See "Description of the Trust Documents - Accounts"].

Terms of the Notes....................  The principal terms of the Notes will be as described below:

 A. Payment Dates.....................  Payments of interest  and  principal  on the  Notes  will be made on the 15th day
                                        of each  month  or,  if such 15th day is
                                        not  a   Business   Day,   on  the  next
                                        following  Business Day (each a "Payment
                                        Date"), commencing [ ]. Payments will be
                                        made to  holders  of record of the Notes
                                        (the  "Noteholders")  as of the close of
                                        business on the Record  Date  applicable
                                        to such Payment  Date. A "Business  Day"
                                        is a day other than a Saturday, a Sunday
                                        or a day on which  banking  institutions
                                        in the City of New York,  New York,  the
                                        State  in  which  the  Corporate   Trust
                                        Office  is  located,  the State in which
                                        the  executive  offices of the  Servicer
                                        are  located  or the  State in which the
                                        principal   place  of  business  of  the
                                        [Credit   Enhancer]   is   located   are
                                        authorized    or   obligated   by   law,
                                        executive order or governmental decree to be closed.

  B. Final Scheduled
        Payment Dates.................  [                                 ].

  C.  Subordination of
       [Class B Notes]................  [The Class B Notes will not  receive any payment of  principal  or  interest on a
                                        Payment  Date  until the full  amount of
                                        the   Class  A   Noteholders'   Interest
                                        Distributable  Amount due to the Class A
                                        Noteholders with respect to such Payment
                                        Date   has   been   deposited   in   the
                                        Distribution  Account. The Class B Notes
                                        will  not   receive   any   payment   of
                                        principal on a Payment Date until the full amount of the Class A Noteholders' Principal Distributable Amount due to the Class A Noteholders with respect to such Payment Date has been deposited in the Distribution Account.]


  D. Interest Rates...................  The Class A-1 Notes  will bear  interest at a rate  equal to [ %] per annum  (the
                                        "Class A-1  Interest  Rate").  The Class
                                        A-2 Notes will bear  interest  at a rate
                                        equal to [ %] per annum (the  "Class A-2
                                        Interest  Rate").  The  Class  A-3 Notes
                                        will bear  interest  at a rate  equal to
                                        [one month] [two  month]  [three  month]
                                        [six-month] LIBOR [other] plus [ %] (the
                                        "Class A-3 Interest Rate").  The Class B
                                        Notes will bear  interest at a rate of [
                                        ]% per  annum  (the  "Class  B  Interest
                                        Rate"). [See "Description of the Notes -
                                        Determination    of   LIBOR"   in   this
                                        Prospectus   Supplement.]    [Additional
                                        classes of Notes may be added.] Each such interest rate for a Class of Notes is referred to as an "Interest Rate". Interest on the Notes, [other than the Class A-1 Notes,] will be calculated on the basis of a 360 day year consisting of twelve 30 day months. [Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in a 365-day year.]

  E. Interest.........................  [On each  Payment  Date,  the holders of record  of  the  Class  A-1  Notes  (the
                                        "Class   A-1   Noteholders")]   will  be
                                        entitled to receive,  pro rata, interest
                                        at the Class A-1  Interest  Rate for the
                                        number   of  days   elapsed   from   and
                                        including  the most recent  Payment Date
                                        (or in the case of the  initial  Payment
                                        Date,  from and  including  the  Closing
                                        Date)  to  but   excluding  the  current
                                        Payment   Date,   on   the   outstanding
                                        principal  amount of the Class A-1 Notes
                                        at the close of business on the last day
                                        of the  related  Collection  Period.] On
                                        each Payment Date, the holders of record
                                        of the Class A-2 Notes  (the  "Class A-2
                                        Noteholders")  as of the related  Record
                                        Date will be entitled  to  receive,  pro
                                        rata,  thirty  (30) days of  interest at
                                        the  Class  A-2  Interest  Rate  on  the
                                        outstanding   principal  amount  of  the
                                        Class A-2 Notes at the close of business
                                        on  the   last   day   of  the   related
                                        Collection Period. On each Payment Date,
                                        the  holders  of record of the Class A-3
                                        Notes (the "Class A-3  Noteholders")  as
                                        of  the  related  Record  Date  will  be
                                        entitled  to receive,  pro rata,  thirty
                                        (30) days of  interest  at the Class A-3
                                        Interest   Rate   on   the   outstanding
                                        principal  amount of the Class A-3 Notes
                                        at the close of business on the last day
                                        of the  related  Collection  Period.  On
                                        each Payment Date, the holders of record
                                        of the  Class  B  Notes  (the  "Class  B
                                        Noteholders")  as of the related  Record
                                        Date will be entitled  to  receive,  pro
                                        rata,  thirty  (30) days of  interest at
                                        the  Class  B   Interest   Rate  on  the
                                        outstanding  principal  balance  of  the
                                        Class B Notes at the  close of  business
                                        on  the   last   day   of  the   related
                                        Collection Period.  [Additional  classes
                                        of Notes may be added].  Notwithstanding
                                        the  foregoing,  on  the  first  Payment
                                        Date,   the  interest   payable  to  the
                                        Noteholders  of record of each  Class of
                                        Notes  will be an  amount  equal  to the
                                        product   of  (a)  the   Interest   Rate
                                        applicable  to such Class of Notes,  (b)
                                        the initial principal amount of
                                        such  Class of Notes and (c) a  fraction
                                        (i) the numerator of which is the number
                                        of days from and  including  the Closing
                                        Date through and  including [ ] 14, 199[
                                        ] and (ii) the  denominator  of which is
                                        360.  Interest on the Notes which is due
                                        but not paid on any Payment Date will be
                                        payable   on  the  next   Payment   Date
                                        together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate. See "Description of the Notes - Payments of Interest" in this Prospectus Supplement.

  F. Principal........................  Principal  of the Class A Notes  will be payable  on  each  Payment  Date  in  an
                                        amount equal to the Class A Noteholders'
                                        Principal  Distributable  Amount for the
                                        related  Collection Period. The "Class A
                                        Noteholders'   Principal   Distributable
                                        Amount"  is equal to the  product of (x)
                                        the Class A  Noteholders'  Percentage of
                                        the Principal  Distributable  Amount and
                                        (y) any  unpaid  portion  of the  amount
                                        described  in clause (x) with respect to
                                        a prior Payment  Date.  Principal of the
                                        Class B Notes  will be  payable  on each
                                        Payment  Date in an amount  equal to the
                                        Class    B    Noteholders'     Principal
                                        Distributable  Amount  for  the  related
                                        Collection    Period.   The   "Class   B
                                        Noteholders'   Principal   Distributable
                                        Amount" is equal to the product of (a) the Class B Noteholders' Percentage of the Principal Distributable Amount and
                                        (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.

                                        The  "Class A  Noteholders'  Percentage"
                                        will (a) on any  Payment  Date  prior to
                                        the Payment Date on which the  principal
                                        amount of the Class A-3 Notes is reduced
                                        to  zero,  be [ %],  (b) on the  Payment
                                        Date on which  the  principal  amount of
                                        the Class A-3 Notes is  reduced to zero,
                                        be  the   percentage   equivalent  of  a
                                        fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                                        The  "Class B  Noteholders'  Percentage"
                                        will (a) on any  Payment  Date  prior to
                                        the Payment Date on which the  principal
                                        amount of the Class A-3 Notes is reduced
                                        to  zero,  be [ %],  (b) on the  Payment
                                        Date on which  the  principal  amount of
                                        the Class A-3 Notes is  reduced to zero,
                                        be  the   percentage   equivalent  of  a
                                        fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                                        On each Payment Date, an amount equal to
                                        the  lesser  of (i) the  portion  of the
                                        Total   Distribution   Amount  remaining
                                        after  application  thereof  to pay  all
                                        senior  distributions  as  described  in
                                        "Priority  of  Payments"  below and (ii)
                                        the  Class  A   Noteholders'   Principal
                                        Distributable  Amount  will be  applied,
                                        sequentially,  to pay  principal  of the
                                        Class  A-1  Notes  until  the  principal
                                        balance  of the Class A-1 Notes has been
                                        reduced to zero,  then to the holders of
                                        the Class A-2 Notes until the  principal
                                        balance  of the Class A-2 Notes has been
                                        reduced to zero,  then to the holders of
                                        the Class A-3 Notes until the  principal
                                        balance  of the Class A-3 Notes has been
                                        reduced to zero,  [additional classes of
                                        Notes  may be  added].  On each  Payment
                                        Date,  an amount  equal to the lesser of
                                        (i)   the    portion    of   the   Total
                                        Distribution Amount remaining after
                                        application  thereof  to pay all  senior
                                        distributions  as described in "Priority
                                        of Payments"  below and (ii) the Class B
                                        Noteholders'   Principal   Distributable
                                        Amount will be applied to pay principal of the Class B Notes until the principal balance of the Class B Notes has been reduced to zero.

                                        The "Principal Distributable Amount" for
                                        a Payment Date will equal the sum of (a)
                                        the  principal  portion of all Scheduled
                                        Receivable  Payments received during the
                                        preceding  Collection  Period on Rule of
                                        78's  Receivables  and all  payments  of
                                        principal  received  on Simple  Interest
                                        Receivables    during   the    preceding
                                        Collection  Period;  (b)  the  principal
                                        portion  of  all   prepayments  in  full
                                        received during the preceding Collection
                                        Period  (including  prepayments  in full
                                        resulting from  collections with respect
                                        to  a  Receivable  received  during  the
                                        preceding   Collection  Period  (without
                                        duplication  of amounts  included in (a)
                                        above and (d)  below));  (c) the portion
                                        of  the  Purchase  Amount  allocable  to
                                        principal  of each  Receivable  that was
                                        repurchased  by CPS or  purchased by the
                                        Servicer  as of  the  last  day  of  the
                                        related  Collection  Period  and, at the
                                        option  of  the  [Credit  Enhancer]  the
                                        Principal  Balance  of  each  Receivable
                                        that was  required  to be but was not so
                                        purchased   or   repurchased    (without
                                        duplication  of the amounts  referred to
                                        in (a) and (b) above); (d) the Principal
                                        Balance  of each  Receivable  that first
                                        became a  Liquidated  Receivable  during
                                        the preceding Collection Period (without
                                        duplication  of the amounts  included in
                                        (a)   and  (b)   above);   and  (e)  the
                                        aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (d) above). In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Payment Date for such Class.

                                        A "Collection  Period" with respect to a
                                        Payment Date will be the calendar  month
                                        preceding   the  month  in  which   such
                                        Payment Date occurs; provided, however, that with respect to the first Payment Date, the "Collection Period" will be the period from and excluding the Cutoff Date to and including [ ].

  G. Optional Redemption..............  The   Notes,   to   the   extent   still
                                        outstanding,  may be  redeemed in whole,
                                        but not in part,  on any Payment Date on
                                        which the Servicer  exercises its option
                                        to purchase  all the  Receivables  as of
                                        the last day of any Collection Period on
                                        or after which the  aggregate  Principal
                                        Balance of the  Receivables  is equal to
                                        10%  or  less  of  the   Original   Pool
                                        Balance,  at a redemption price equal to
                                        the  unpaid   principal  amount  of  the
                                        Notes, plus accrued and unpaid interest thereon; provided that the Servicer's right to exercise such option will be subject to the prior approval of the [Credit Enhancer], but only if, after giving effect thereto, a claim on the [Credit Enhancement] would occur or any amount owing to the [Credit Enhancer] or the holders of the Notes would remain unpaid. See "Description of the Notes -
                                        Optional  Redemption" in this Prospectus
                                        Supplement.

  H. Mandatory Redemption.............  [Each class of Notes will be redeemed in
                                        part   on  the   Payment   Date   on  or
                                        immediately  following  the  last day of
                                        the Funding Period in the
                                        event that any portion of the Pre-Funded
                                        Amount   remains   on   deposit  in  the
                                        Pre-Funding  Account after giving effect
                                        to  the   purchase  of  all   Subsequent
                                        Receivables, including any such purchase
                                        on such date (a "Mandatory Redemption").
                                        The aggregate  principal  amount of each
                                        class of Notes to be redeemed will be an
                                        amount  equal to such  class's  pro rata
                                        share (based on the  respective  current
                                        principal   balance  of  each  class  of
                                        Notes) of the Pre-Funded  Amount on such
                                        date  (such  class's  "Note   Prepayment
                                        Amount").

                                        A limited recourse mandatory  prepayment
                                        premium (the "Note Prepayment  Premium")
                                        will  be  payable  by the  Trust  to the
                                        Noteholders if the Pre-Funded  Amount at
                                        the end of the  Funding  Period  exceeds
                                        $100,000.  The Note  Prepayment  Premium
                                        for each  class of Notes  will equal the
                                        excess, if any,  discounted as described
                                        below,  of (i) the  amount  of  interest
                                        that would have  accrued on such class's
                                        Note Prepayment Amount at the applicable
                                        Interest    Rate   during   the   period
                                        commencing  on and including the Payment
                                        Date  on  which  such  Note   Prepayment
                                        Amount is required to be  distributed to
                                        Noteholders   of  such   class   to  but
                                        excluding  [ ], in the case of the Class
                                        A-1 Notes, [ ], in the case of the Class
                                        A-2 Notes,  [ ] in the case of the Class
                                        A-3  Notes,  [ ] and in the  case of the
                                        Class B Notes, [ ], over (ii) the amount
                                        of interest  that would have  accrued on
                                        the applicable  Note  Prepayment  Amount
                                        over the same period at a per annum rate
                                        of interest equal to the bond equivalent
                                        yield to  maturity  on the  Record  Date
                                        preceding   such  Payment  Date  on  the
                                        United States  Treasury Bill due [ ], in
                                        the case of the Class A-1  Notes,  the [
                                        ]% United States  Treasury Note due [ ],
                                        in the case of the Class A-2 Notes,  the
                                        [ ]% United  States  Treasury Note due [
                                        ], in the case of the Class  A-3  Notes,
                                        the [ ]% United States Treasury Note due
                                        [ ] and,  in the  case  of the  Class  B
                                        Notes,  the [ ]% United States  Treasury
                                        Note  due  [ ].  Such  excess  shall  be
                                        discounted  to  present  value  to  such
                                        Payment  Date  at the  applicable  yield
                                        described  in  clause  (ii)  above.  The
                                        Trust's   obligation  to  pay  the  Note
                                        Prepayment  Premium  shall be limited to
                                        funds which are received from the Seller
                                        under  the  Purchase  Agreement  [or  an
                                        Affiliate    Purchase    Agreement]   as
                                        liquidated  damages  for the  failure to
                                        deliver Subsequent Receivables. No other
                                        assets  of the Trust  will be  available
                                        for the purpose of making such  payment.
                                        [The   Credit   Enhancement   does   not
                                        guarantee payment of the Note Prepayment
                                        Amounts    or   the   Note    Prepayment
                                        Premiums.]  In  addition,   the  ratings
                                        assigned  to the  Notes  by  the  Rating
                                        Agencies do not address the likelihood that the Note Prepayment Amounts or the Note Prepayment Premiums will be paid.]

                                        The Notes may be accelerated and subject
                                        to  immediate  payment  at par  upon the
                                        occurrence  of an Event of Default under
                                        the  Indenture.  So long  as no  [Credit
                                        Enhancement Default] shall have occurred
                                        and be  continuing,  an Event of Default
                                        under the Indenture will occur only upon
                                        delivery by the [Credit Enhancer] to the
                                        Indenture   Trustee  of  notice  of  the
                                        occurrence of certain  events of default
                                        under the [Credit Enhancement] Agreement
                                        dated  as of [ ]. In the case of such an
                                        Event  of   Default,   the  Notes   will
                                        automatically be accelerated and subject
                                        to   immediate   payment  at  par.   See
                                        "Description  of the Trust  Documents  -
                                        Events of  Default"  in this  Prospectus
                                        Supplement.

Terms of the Certificates.............  [The principal terms of the Certificates will be as described below:

[A.  Payment Dates....................  Distributions   with   respect   to  the
                                        Certificates   will   be  made  on  each
                                        Payment    Date,    commencing    [   ].
                                        Distributions will be made to holders of
                                        record   of   the   Certificates    (the
                                        "Certificateholders" and, together with the Noteholders, the "Securityholders") as of the related Record Date.

B.  Pass-Through Rate.................  [ %] per annum (the "Pass-Through Rate")
                                        payable monthly at one- twelfth of the annual rate, calculated on the basis of a 360-day year consisting of twelve 30 day months.

C.  Subordination of
       Certificates...................  [The  Certificates  will not receive any distribution  with  respect to a Payment
                                        Date  until  the  full   amount  of  the
                                        Noteholders' Distributable Amount with respect to such Payment Date has been deposited in the Distribution Account.]

D.  Interest..........................  On each Payment Date,  the Owner Trustee will  distribute  to  Certificateholders
                                        their   pro  rata   share  of   interest
                                        distributable   with   respect   to  the
                                        Certificates.  Interest  in respect of a
                                        Payment   Date  will   accrue  from  the
                                        preceding  Payment Date (or, in the case
                                        of the  first  Payment  Date,  from  the
                                        Closing  Date) or to but  excluding  the
                                        current  Payment  Date.  Interest on the
                                        Certificates  for any  Payment  Date due
                                        but not paid on such  Payment  Date will
                                        be due on the next Payment Date together
                                        with   interest   on  such   amount   at
                                        one-twelfth  of the Pass-  Through Rate.
                                        The amount of interest  distributable on
                                        the  Certificates  on each  Payment Date
                                        will equal 30 days'  interest (or in the
                                        case of the first Payment Date, interest
                                        accrued from and  including  the Closing
                                        Date  to  but  excluding  [  ])  at  the
                                        Pass-Through  Rate  on  the  Certificate
                                        Balance  as  of  the  last  day  of  the
                                        related  Collection  Period  (or, in the
                                        case of the first  Payment  Date,  as of
                                        the  Closing  Date).  [Distributions  of
                                        interest   on   the   Certificates   are
                                        subordinated to payments of interest and
                                        principal  on the  Notes,  as  described
                                        above    under     "Subordination     of
                                        Certificates."]  See "Description of the
                                        Trust Documents - Distributions" herein.

E.  Principal.........................  On each  Payment  Date [on or after  the date on which the  Notes  have been paid
                                        in full,]  principal of the Certificates
                                        will be  payable  in an amount  equal to
                                        the    Certificateholders'     Principal
                                        Distributable  Amount  for  the  Monthly
                                        period  preceding such Payment Date. The
                                        Certificateholders'            Principal
                                        Distributable   Amount  will  equal  the
                                        Certificateholders'  Percentage  of  the
                                        Principal  Distributable Amount for such
                                        Payment Date.  See  "Description  of the
                                        Trust Documents - Distributions" herein.

                                        The remaining Certificate Balance, if any, will be payable in full on the Final Scheduled Payment Date.

F.  Optional Prepayment...............  If the Seller or Servicer  exercises its
                                        option  to  purchase  the   Receivables,
                                        which,  subject to certain provisions in
                                        the Sale and  Servicing  Agreement,  can
                                        occur  after  the  aggregate   Principal
                                        Balance of the  Receivables  declines to
                                        10%  or  less  of  the   Original   Pool
                                        Balance,
                                        the  Certificateholders  will receive an
                                        amount in  respect  of the  Certificates
                                        equal  to  the   remaining   Certificate
                                        Balance  together with accrued  interest
                                        at  the   Pass-Through   Rate,  and  the
                                        Certificates will be retired.

G.  Mandatory Prepayment..............  The  Certificates  will  be  prepaid  in part,  on  a  pro  rata  basis,  on  the
                                        Payment Date on or immediately following
                                        the last day of the  Funding  Period  in
                                        the  event  that  any   portion  of  the
                                        Pre-Funded  Amount remains on deposit in
                                        the  Pre-Funding  Account  after  giving
                                        effect to the purchase of all Subsequent
                                        Receivables, including any such purchase
                                        on such date (a "Mandatory Prepayment").
                                        The   aggregate   principal   amount  of
                                        Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current Principal Balance of each class of Notes and the Certificate Balance) of the Pre-Funded Amount (the "Certificate Prepayment Amount").

                                        A limited recourse mandatory  prepayment
                                        premium  (the  "Certificate   Prepayment
                                        Premium")  will be  payable by the Trust
                                        to   the   Certificateholders   if   the
                                        Pre-Funded  Amount  at  the  end  of the
                                        Funding  Period  exceeds  $100,000.  The
                                        Certificate   Prepayment   Premium  will
                                        equal the excess, if any,  discounted as
                                        described  below,  of (i) the  amount of
                                        interest  that would have accrued on the
                                        Certificate  Prepayment  Amount  at  the
                                        Pass-Through   Rate  during  the  period
                                        commencing  on and including the Payment
                                        Date   on   which    such    Certificate
                                        Prepayment  Amount  is  required  to  be
                                        distributed to Certificateholders to but
                                        excluding  [ ], over (ii) the  amount of
                                        interest that would have accrued on such
                                        Certificate  Prepayment  Amount over the
                                        same  period  at a  per  annum  rate  of
                                        interest  equal to the  bond  equivalent
                                        yield to  maturity  on the  Record  Date
                                        preceding  such Payment Date on the [ ]%
                                        United  States  Treasury  Note  due [ ].
                                        Such  excess  shall  be   discounted  to
                                        present  value to such  Payment  Date at
                                        the  yield   described  in  clause  (ii)
                                        above. The Trust's obligation to pay the
                                        Certificate  Prepayment Premium shall be
                                        limited to funds which are received from
                                        the Seller under the Purchase  Agreement
                                        [or an Affiliate Purchase  Agreement] as
                                        liquidated  damages  for the  failure to
                                        deliver Subsequent Receivables. No other
                                        assets  of the Trust  will be  available
                                        for the purpose of making such  payment.
                                        [The   Credit   Enhancement   does   not
                                        guarantee  payment  of  the  Certificate
                                        Prepayment  Amount  or  the  Certificate
                                        Prepayment  Premium.] In  addition,  the
                                        ratings  assigned to the Certificates by
                                        the Rating  Agencies  do not address the
                                        likelihood    that    the    Certificate
                                        Prepayment  Amount  or  the  Certificate
                                        Prepayment Premium will be paid.]

Priority of Payments..................  [On each  Payment  Date,  the  Indenture
                                        Trustee   shall   make   the   following
                                        distributions in the following order of priority:

                                        (i) to the  Servicer,  the Servicing Fee
                                        and all unpaid Servicing Fees from prior
                                        Collection Periods;  provided,  however,
                                        that as long as CPS is the  Servicer and
                                        [  ]  is  the  Standby   Servicer,   the
                                        Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                                        (ii) in the event the  Standby  Servicer
                                        or any other party becomes the successor
                                        Servicer,  to the  Standby  Servicer  or
                                        such    other    successor     servicer,
                                        reasonable transition expenses (up to a maximum of [$ ] incurred in acting as successor Servicer;

                                        (iii) to the  Indenture  Trustee and the
                                        Owner  Trustee,  pro rata, the Indenture
                                        Trustee  Fee  (as  defined  herein)  and
                                        reasonable  out-of-pocket  expenses  and
                                        all  unpaid   Trustee  Fees  and  unpaid
                                        reasonable out-of-pocket expenses from prior Collection Periods;

                                        (iv) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                                        (v)  to the  Class  A  Noteholders,  the
                                        Class    A     Noteholders'     Interest
                                        Distributable Amount, to be distributed as described under "Description of the Notes - Payments of Interest";

                                        (vi)  to the  Class B  Noteholders,  the
                                        Class    B     Noteholders'     Interest
                                        Distributable Amount, to be distributed as described under Description of the Notes -- Payments of Interest";

                                        (vii) to the  Class A  Noteholders,  the
                                        Class    A    Noteholders'     Principal
                                        Distributable Amount, to be distributed as described under "Description of the Notes - Payments of Principal";

                                        (viii)  to the  [Credit  Enhancer],  any
                                        amounts  due  to the  [Credit  Enhancer]
                                        under   the   terms   of   the   [Credit
                                        Enhancement   Agreement]   (as   defined
                                        herein);

                                        (ix)  to the  Class B  Noteholders,  the
                                        Class    B    Noteholders'     Principal
                                        Distributable Amount, to be distributed as described under Description of the Notes -- Payments of Principal; and

                                        (x)  to  the  Certificateholders,  or as
                                        otherwise   specified   in   the   Trust
                                        Documents,   any  remaining  funds.  See
                                        "Description  of the Trust  Documents  -
                                        Distributions - Priority of Distribution
                                        Amounts" in this Prospectus Supplement.]

Spread Account........................  [As  part of the  consideration  for the issuance  of the  [Credit  Enhancement],
                                        the  Seller  has  agreed  to  cause  the
                                        Spread  Account to be  established  with
                                        the Collateral  Agent for the benefit of
                                        the [Credit  Enhancer] and the Indenture
                                        Trustee  on behalf  of the  Noteholders.
                                        Any  portion  of the Total  Distribution
                                        Amount  remaining  on any  Payment  Date
                                        after  payment of all fees and  expenses
                                        due on such  date to the  Servicer,  the
                                        Standby Servicer, the Indenture Trustee,
                                        the Owner Trustee, the Collateral Agent,
                                        the  [Credit  Enhancer],  any  successor
                                        Servicer and all  principal and interest
                                        payments due to the  Noteholders on such
                                        Payment  Date,  will be deposited in the
                                        Spread   Account   and   held   by   the
                                        Collateral  Agent for the benefit of the
                                        Indenture  Trustee,  on  behalf  of  the
                                        Noteholders,  and the [Credit Enhancer].
                                        Amounts on deposit in the Spread Account
                                        on any  Payment  Date  which  (after all
                                        payments  required  to be  made  on such
                                        date  have  been  made) are in excess of
                                        the  requisite  amount  determined  from
                                        time to time in
                                        accordance   with   certain    portfolio
                                        performance tests agreed upon by the [Credit Enhancer] and the Seller as a condition to the issuance of the [Credit Enhancement] (such requisite amount, the "Requisite Amount") will be released to or at the direction of the Seller. See "Description of the Trust Documents - Distributions - The Spread Account" in this Prospectus Supplement.]

                                        [Describe   any  other  Spread   Account
                                        arrangement.]

Record Dates..........................  The  record  date   applicable  to  each
                                        Payment Date (each, a "Record Date") will be the 10th day of the calendar month in which such Payment Date occurs.

Repurchases and Purchases of
Certain Receivables...................  CPS has made certain representations and warranties  relating to the  Receivables
                                        to the Seller in the Purchase Agreement,
                                        and   the    Seller    has   made   such
                                        representations  and  warranties for the
                                        benefit  of the  Trust  and the  [Credit
                                        Enhancer]  in  the  Sale  and  Servicing
                                        Agreement.  The  Indenture  Trustee,  as
                                        acknowledged  assignee of the repurchase
                                        obligations  of CPS under  the  Purchase
                                        Agreement,  will be  entitled to require
                                        CPS to repurchase any Receivable if such
                                        Receivable   is   materially   adversely
                                        affected    by   a    breach    of   any
                                        representation  or warranty  made by CPS
                                        with respect to the  Receivable and such
                                        breach has not been cured as of the last
                                        day of the second  (or,  if CPS  elects,
                                        the  first)  month  following  discovery
                                        thereof  by the  Seller or CPS or notice
                                        to the Seller or CPS.  See  "Description
                                        of  the  Trust   Documents  -  Sale  and
                                        Assignment   of   Receivables"   in  the
                                        Prospectus.

                                        The   Servicer   will  be  obligated  to
                                        repurchase   any  Receivable  if,  among
                                        other things, it extends the date for final payment by the Obligor of such Receivable beyond the last day of the penultimate Collection Period preceding the Final Scheduled Payment Date or fails to maintain a perfected security interest in the Financed Vehicle. See "Description of the Trust Documents - Servicing Procedures" in this Prospectus Supplement and "Description of the Trust Documents - Servicing Procedures" in the Prospectus.

Certain Legal Aspects
 of the Receivables...................  In  connection  with  the  sale  of  the
                                        Receivables,  security  interests in the
                                        Financed   Vehicles   securing  the  CPS
                                        Receivables  will be  assigned by CPS to
                                        the  Seller  pursuant  to  the  Purchase
                                        Agreement  and  by  the  Seller  to  the
                                        Trustee   pursuant   to  the   Sale  and
                                        Servicing  Agreement.   Certain  of  the
                                        Receivables      (the       "[Affiliated
                                        Originator] Receivables"),  representing
                                        approximately  [  %]  of  the  aggregate
                                        principal  balance of the Receivables as
                                        of the Cutoff Date, have been originated
                                        by   CPS's    subsidiary,    [Affiliated
                                        Originator],  and will be  purchased  by
                                        the Seller from [Affiliated  Originator]
                                        pursuant  to  the  [Affiliate   Purchase
                                        Agreement]  and will be  transferred  by
                                        the Seller to the Trust  pursuant to the
                                        Sale    and     Servicing     Agreement.
                                        [Additional  Affiliated  Originators may
                                        be added.] The  certificates of title to
                                        the  Financed   Vehicles   securing  the
                                        [Affiliated Originator] Receivables show
                                        [Affiliated     Originator]    as    the
                                        lienholder. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the

                                        [Affiliated Originator] Receivables will
                                        not be  amended or  reissued  to reflect
                                        the  assignment  thereof to Seller,  nor
                                        will  the  certificates  of title to any
                                        Financed   Vehicles   (including   those
                                        securing  the  [Affiliated   Originator]
                                        Receivables)  be amended or  reissued to
                                        reflect  the  assignment  thereof to the
                                        Trustee.  In  the  absence  of  such  an
                                        amendment,  the  Trustee  may not have a
                                        perfected   security   interest  in  the
                                        Financed     Vehicles    securing    the
                                        Receivables in some states.

                                        The Seller will be obligated to purchase
                                        any  Receivable  sold to the Trust as to
                                        which there did not exist on the Closing
                                        Date a  perfected  security  interest in
                                        the   name   of   CPS   or   [Affiliated
                                        Originator] in the Financed Vehicle, and
                                        the   Servicer   will  be  obligated  to
                                        purchase  any  Receivable  sold  to  the
                                        Trust as to which it failed to  maintain
                                        a  perfected  security  interest  in the
                                        name of CPS or  [Affiliated  Originator]
                                        in the Financed  Vehicle  securing  such
                                        Receivable  (which  perfected   security
                                        interest  has been  assigned  to, and is
                                        for the benefit of, the  Trustee) if, in
                                        either case, such breach  materially and
                                        adversely  affects  the  interest of the
                                        Trust,  the  Indenture  Trustee  or  the
                                        [Credit Enhancer] in such Receivable and
                                        if such  failure  or breach is not cured
                                        by the last day of the  second  (or,  if
                                        CPS or the Servicer, as the case may be,
                                        elects,  the first) month  following the
                                        discovery  by or  notice  to  CPS or the
                                        Servicer,  as the case  may be,  of such
                                        breach.   To  the  extent  the  security
                                        interest    of   CPS   or    [Affiliated
                                        Originator] is perfected, the Trust will
                                        have  a  prior  claim  over   subsequent
                                        purchasers of such Financed  Vehicle and
                                        holders   of   subsequently    perfected
                                        security interest.  However,  as against
                                        liens for repairs of a Financed  Vehicle
                                        or for  unpaid  storage  charges  or for
                                        taxes  unpaid  by  an  Obligor  under  a
                                        Receivable, or through fraud, forgery or
                                        negligence or error,  CPS or [Affiliated
                                        Originator],  and  therefore  the Trust,
                                        could lose its prior perfected  security
                                        interest in a Financed Vehicle.  Neither
                                        CPS  nor  the  Servicer  will  have  any
                                        obligation  to purchase a Receivable  as
                                        to  which  a  lien  for   repairs  of  a
                                        Financed  Vehicle or for taxes unpaid by
                                        an Obligor under a Receivable  result in
                                        losing  the  priority  of  the  security
                                        interest in such Financed  Vehicle after
                                        the Closing  Date.  See "Risk  Factors -
                                        Certain    Legal    Aspects"   in   this
                                        Prospectus   Supplement   and   in   the
                                        Prospectus.

[Credit Enhancement]..................  [Credit Enhancement to be described.]

Servicing.............................  The  Servicer  will be  responsible  for
                                        servicing,     managing    and    making
                                        collections  on the  Receivables.  On or
                                        prior to the next  billing  period after
                                        the  Cutoff  Date [and  each  Subsequent
                                        Cutoff  Date],  the Servicer will notify
                                        each  Obligor  to  make   payments  with
                                        respect  to the  Receivables  after  the
                                        Cutoff  Date  directly  to a post office
                                        box in the name of the Indenture Trustee
                                        for the benefit of the  Noteholders  and
                                        the [Credit  Enhancer] (the "Post Office
                                        Box").  On each Business Day, [ ] as the
                                        lock-box    processor   (the   "Lock-Box
                                        Processor"),   will  transfer  any  such
                                        payments received in the Post Office Box to a segregated lock-box account at [ ] (the "Lock-Box Bank") in the name of the Indenture Trustee for the benefit of the Noteholders and the [Credit Enhancer] (the "Lock-Box Account"). Within two Business Days of receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-Box Bank to effect a transfer of funds from the

                                        Lock-Box Account to one or more accounts
                                        established with the Indenture  Trustee.
                                        See  "Description of the Trust Documents
                                        Accounts" in this Prospectus  Supplement
                                        and  "Description of the Trust Documents
                                        -  Payments  on   Receivables"   in  the
                                        Prospectus.

Standby Servicer......................  [Name and Address].

                                        If a Servicer  Termination  Event occurs
                                        and remains unremedied,  (1) provided no
                                        [Credit  Enhancer]  Default has occurred
                                        and  is  continuing,  then  the  [Credit
                                        Enhancer]   in  its  sole  and  absolute
                                        discretion,   or  (2)   if  an   [Credit
                                        Enhancer]  Default  shall have  occurred
                                        and be  continuing,]  then the Indenture
                                        Trustee  shall,  at the direction of the
                                        Class  A Note  Majority)  terminate  the
                                        rights and  obligations  of the Servicer
                                        under the Sale and Servicing  Agreement.
                                        If such  event  occurs  when  CPS is the
                                        Servicer,  or if CPS resigns as Servicer
                                        or is  terminated  as  Servicer,  by the
                                        [Credit   Enhancer],   [  ]   (in   such
                                        capacity,  the "Standby  Servicer")  has
                                        agreed  to serve as  successor  Servicer
                                        under the Sale and  Servicing  Agreement
                                        pursuant  to  a   Servicing   Assumption
                                        Agreement  dated as of [ ],  among  CPS,
                                        the Standby  Servicer and the  Indenture
                                        Trustee   (the   "Servicing   Assumption
                                        Agreement").  The Standby  Servicer will
                                        receive a portion of the  Servicing  Fee
                                        (the  "Standby  Fee")  for  agreeing  to
                                        stand by as  successor  Servicer and for
                                        performing  other   functions.   If  the
                                        Standby  Servicer  or any  other  entity
                                        serving at the time as Standby  Servicer
                                        becomes the successor Servicer,  it will
                                        receive  compensation at a Servicing Fee
                                        Rate not to exceed [ %] per  annum.  See
                                        "The    Standby    Servicer"   in   this
                                        Prospectus Supplement.

Servicing Fee.........................  The Servicer will be entitled to receive a  Servicing  Fee on each  Payment  Date
                                        equal  to  the  product  of  one-twelfth
                                        times [ %] (the "Servicing Fee Rate") of
                                        the  Pool  Balance  as of the  close  of
                                        business  on the last day of the  second
                                        preceding  Collection Period;  provided,
                                        however,  that with respect to the first
                                        Payment  Date  the   Servicer   will  be
                                        entitled to receive a Servicing Fee equal to the product of one-twelfth times [ %] of the Original Pool Balance. As additional servicing compensation, the Servicer will also be entitled to certain late fees, prepayment charges and other administrative fees or similar charges. For so long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer.

Book-Entry Registration...............  The  [Class A] Notes  initially  will be
                                        represented   by  one  or   more   notes
                                        registered  in the  name  of  Cede & Co.
                                        ("Cede")   as   the   nominee   of   The
                                        Depository  Trust Company  ("DTC"),  and
                                        will  only be  available  in the form of
                                        book-entries  on the  records of DTC and
                                        participating      members      thereof.
                                        Securities  will be issued in definitive
                                        form    only    under    the     limited
                                        circumstances   described  herein.   All
                                        references  herein to  "holders"  of the
                                        Notes or Certificates  or  "Noteholders"
                                        [or "Certificateholders"]  shall reflect
                                        the rights of  beneficial  owners of the
                                        Notes  (the  "Note  Owners")  [or of the
                                        Certificates (the "Certificate Owners")]
                                        as they  may  indirectly  exercise  such
                                        rights  through  DTC  and  participating
                                        members  thereof,  except  as  otherwise
                                        specified  herein.  See "Registration of
                                        Notes  [and the  Certificates]"  in this
                                        Prospectus   Supplement   and   "Certain
                                        Information Regarding the Notes [and the

                                        Certificates] - Book Entry Registration"
                                        and   "-   Definitive   Notes"   in  the
                                        Prospectus.

Tax Status............................  In the  opinion of Mayer,  Brown & Platt
                                        ("Federal  Tax  Counsel"),  for  Federal
                                        income  tax  purposes  the Class A Notes
                                        will be characterized as debt, the Class
                                        B Notes should be  characterized as debt
                                        (but if not  characterized  as debt, the
                                        Class B Notes will be  characterized  as
                                        interests  in a  partnership),  and  the
                                        Trust  will not be  characterized  as an
                                        association    (or    publicly    traded
                                        partnership)  taxable as a  corporation.
                                        Each Noteholder,  by the acceptance of a
                                        Note,  will  agree to treat the Notes as
                                        indebtedness   for  Federal  income  tax
                                        purposes and each Certificateholder,  by
                                        the  acceptance of a  Certificate,  will
                                        agree   to   treat   the   Trust   as  a
                                        partnership      in      which      such
                                        Certificateholder   is  a  partner.  See
                                        "Federal Income Tax Consequences" in the
                                        Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

ERISA Considerations..................  Subject    to   the    conditions    and
                                        considerations  discussed  under  "ERISA
                                        Considerations"   in   this   Prospectus
                                        Supplement,  the Notes are  eligible for
                                        purchase by pension,  profit-sharing  or
                                        other employee benefit plans, as well as
                                        individual   retirement   accounts   and
                                        certain  types of Keogh Plans  (each,  a
                                        "Benefit     Plan").      See     "ERISA
                                        Considerations"   in   this   Prospectus
                                        Supplement.

                                        [The Certificates may not be acquired by
                                        any employee  benefit  plan,  individual
                                        retirement account or Keogh Plan subject
                                        to  either  Title  I  of  ERISA  or  the
                                        Internal   Revenue  Code  of  1986,   as
                                        amended. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.]

Legal Investment......................  [The  Class A-1 Notes  will be  eligible securities  for purchase by money market
                                        funds   under   Rule   2A-7   under  the
                                        Investment   Company  Act  of  1940,  as
                                        amended.]

Rating of the
Notes and Certificates................  It is a condition  of issuance  that the
                                        Class A Notes  be  rated [ ] [ ], on the
                                        basis  of the  issuance  of the  [Credit
                                        Enhancement]  by the  [Credit  Enhancer]
                                        and that  the  Class B Notes be rated at
                                        least [ ] or higher by [ ] [and that the
                                        Certificates  be rated at least [ ] by [
                                        ]].   A   security   rating   is  not  a
                                        recommendation  to  buy,  sell  or  hold
                                        securities   and  may  be   revised   or
                                        withdrawn  at any time by the  assigning
                                        Rating  Agency.   See  "Risk  Factors  -
                                        Ratings    of   the   Notes   [and   the
                                        Certificates]"    in   this   Prospectus
                                        Supplement.

                                  RISK FACTORS

         In addition to the other information in this Prospectus Supplement and the Prospectus, prospective Noteholders [and the Certificateholders] should consider the following factors, as well as those matters discussed in "Risk Factors" in the Prospectus, in evaluating an investment in the Notes [or the Certificates]:

Sub-Prime Obligors; Servicing

         CPS purchases loans originated for assignment to CPS or a subsidiary through automobile dealers or IFCs. CPS services its dealers through a network of employee and independent marketing representatives and through its subsidiary, [Affiliated Originator]. CPS's customers are generally considered to have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages. The payment experience on Receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside.

         The servicing of receivables of customers with marginal credit requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If a Servicer Termination Event occurs and CPS is removed as Servicer or, if CPS resigns or is terminated by the [Credit Enhancer] as Servicer, the Standby Servicer has agreed to assume the obligations of successor Servicer under the Sale and Servicing Agreement. See "Description of the Trust Documents - Rights Upon Servicer Termination Event" in this Prospectus Supplement. There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. See "The Standby Servicer" in this Prospectus Supplement.

         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the [Credit Enhancer] for successive 90-day periods. The [Credit Enhancer] will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the [Credit Enhancer] (the "Insurance Agreement") has occurred.

[Varying Characteristics of Subsequent Receivables

         On the Closing Date, approximately $[ ] of Initial Receivables will be transferred to the Trust by the Seller and the approximately $[ ] Pre-Funded Amount will be deposited by the Trust in the Pre-Funding Account. If the principal amount of eligible Receivables originated by CPS [or an Affiliated Originator] during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the
Noteholders [and the Certificateholders] as described in the following paragraph. See "-Trust's Relationship to the Seller and CPS" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Purchase Agreement; (ii) [Credit Enhancer (so long as no [Credit Enhancer] Default shall have occurred and be continuing) shall in its sole and absolute discretion have approved the transfer of such Subsequent Receivables to the Trust] (iii) as of the applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the initial Cutoff Date and any Subsequent Receivables as of the related
Subsequent Cutoff Date): [specify conditions]; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment (a "Subsequent Transfer Agreement") conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, [the Credit Enhancer] and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables; and (vi) the Rating Agencies shall have notified the Seller, the Owner Trustee, the Indenture Trustee and [the Credit Enhancer] in writing that, following the addition of such Subsequent Receivables, the Class A-1 Notes the Class A-2 Notes and the Class A-3 Notes will each be rated [ ] by [ ] and the Class B Notes will be rated at least [ ] by [ ] [and the Certificates will be rated [ ] by [ ]]. Such confirmation of the ratings of the Notes [and the Certificates] may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the Receivables in the Receivables Pool.]

[Distribution of Pre-Funded Amount - Effect on Yield and Maturity

         To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Noteholders [and the Certificateholders] will receive, on the Payment Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to their pro rata share (based on the current principal balance of each class of Notes [and the Certificate Balance]) of any remaining Pre-Funded Amount following the purchase of any Subsequent Receivables on such Payment Date. It is anticipated that the principal amount of Subsequent Receivables sold to the trust will not be exactly equal to the original Pre-Funded Amount and, therefore, there will be at least a nominal amount of principal prepaid to the Noteholders [and to the Certificateholders].

         Each Subsequent Receivable must satisfy the eligibility criteria specified in the Purchase Agreement. However, Subsequent Receivables may have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See "The Receivables Pool" in this Prospectus Supplement.]

Trust Relationship to the Seller and CPS

         Neither the Seller nor CPS is generally obligated to make any payments in respect of the Notes[, the Certificates] or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on a Subsequent Transfer Date is completely dependent upon the generation of additional receivables by CPS [or an Affiliated Originator]. If, during the Funding Period, CPS [or an Affiliated Originator] is unable to generate or does not transfer sufficient
Receivables to the Seller, the ability of the Seller to sell Subsequent Receivables to the Trust would be adversely affected. There can be no assurance that CPS [or an Affiliated Originator] will continue to generate receivables that satisfy the criteria set forth in the Purchase Agreement at the same rate as in recent months or that [Credit Enhancer], in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables. The Trust's obligation to pay prepayment premiums on the Notes [and Certificates], if required at the end of the Funding Period, is limited to amounts received from the Seller for that purpose, and the Seller's obligation to pay such amounts is limited to amounts received from the Seller for that purpose, and the Seller's obligation to pay such amounts is limited to amounts received from CPS as liquidated damages under the Purchase Agreement.

         In connection with each sale of Receivables by CPS [or an Affiliated Originator] to the Seller and by the Seller to the Trust, each of CPS and the Seller will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, CPS is required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. Neither CPS nor the Seller is otherwise obligated with respect to the Notes [or the Certificates]. See "Description of the Trust Documents - Sale and Assignment of the Receivables" in the accompanying Prospectus.]

         Certain Legal Aspects - Lack of Perfected Security Interests in Financed Vehicles

         Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the [Affiliated Originator] Receivables will not be amended or reissued to reflect the assignment of such Receivables to the Seller nor will the certificates of title to any of the Financed Vehicles (including those securing the [Affiliated Originator] Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the Purchase Agreement [or the Affiliate Purchase Agreement] to the related Trust, CPS will be obligated to repurchase any Receivable sold to the Trust as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or [Affiliated Originator] in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or [Affiliated Originator] in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or [Affiliated Originator] is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or [Affiliated Originator], and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables - Lack of Perfected Security Interests in Financed Vehicles" in the Prospectus.

Geographic Concentration

         As of the Cutoff Date, [ %] of the Receivables by Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See "The Receivables Pool" in this Prospectus Supplement.

Limited Assets

         The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Indenture Trustee on behalf of the Noteholders [and the Certificateholders]. The Notes represent obligations solely of, [and the Certificates represent interests solely in] the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the Class A Notes by the [Credit Enhancer] pursuant to the [Credit Enhancement], as described herein. The Seller will take such steps as are necessary for the [Credit Enhancer] to issue the [Credit Enhancement] to the Indenture Trustee for the benefit of the Class A Noteholders. Under the [Credit Enhancement], the [Credit Enhancer] will unconditionally and irrevocably guarantee to the Class A Noteholders full and complete payment of the scheduled payments on each Payment Date. In the event of an [Credit Enhancer] Default, the [Class A] Noteholders [and Certificateholders] must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Indenture Trustee not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders [or Certificateholders] on a current basis.

         [The Pre-Funding Account and the Interest Reserve Account] will only be maintained until the Payment Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. [Similarly, although the Credit Enhancement will be available on each Payment Date to cover shortfalls in distributions of the [Class A] Noteholders'

Distributable Amount [and the Certificateholders' Distributable Amount] on such Payment Date, if the Credit Enhancer defaults in its obligations under the applicable [Credit Enhancement], the Trust will depend on current distribution on the Receivables to make payments on the [Class A] Notes [and the Certificates]. See "[Credit Enhancement]" and "[The Credit Enhancer]" herein.]

         Distributions of interest and principal on the Notes [and the Certificates] will be dependent primarily upon collections on the Receivables and, with respect to the Class A Notes, amounts paid pursuant to the [Credit Enhancement]. See "Description of the Notes" in this Prospectus Supplement.

Subordination of Class B Notes

         [Distributions of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Consequently, the Class B Noteholders will not receive any distributions with respect to a Collection Period until the full amount of interest payable on the Class A Notes on such Payment Date has been deposited in the Distribution Account. The Class B Noteholders will not receive any distributions of principal with respect to a Collection Period until the full amount of interest and principal payable on the Class A Notes on the related Payment Date has been deposited in the Distribution Account.

         If the Notes are accelerated following an Event of Default under the Indenture, the Class A Notes must be paid in full prior to the distribution of any amounts on the Class B Notes.]

Risk of Changes in Delinquency and Loan Loss Experience

         CPS began purchasing Contracts from Dealers in October 1991. Although CPS has calculated and presented herein its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See "CPS's Automobile Contract Portfolio - Delinquency and Loss Experience" in this
Prospectus Supplement. Although credit history on [Affiliated Originator]'s originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by [Affiliated Originator] will be similar to that of CPS's existing portfolio.

Ratings of the Notes [and the Certificates]

         It is a condition to the issuance of the Notes that the Class A Notes be rated [ ] by [ ] [on the basis of the issuance of the [Credit Enhancement] by the [Credit Enhancer]] and it is a condition to the issuance of the Class B Notes be rated at least [ ] by [ ] [and it is a condition to the issuance of the Certificates that they be rated at least [ ] by [ ]]. A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Noteholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. [The ratings of the Class A Notes are based primarily on the rating of the [Credit Enhancer].] Upon an [Credit Enhancer] Default, the rating on the Notes may be lowered or withdrawn entirely. [In the event that any rating initially assigned to the Notes were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the [Credit Enhancer], no person or entity will be obligated to provide any additional credit enhancement with respect to any class of Notes [or Certificates]. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes [or Certificates].

Final Scheduled Payment Dates of the Notes [and the Certificates]

         The Final Scheduled Payment Date for each class of Notes [and Certificates], which is specified at page S-2 herein, is the date by which the principal thereof is required to be fully paid. The Final Scheduled Payment Date for each class of Notes [and Certificates] has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Payment Date without the necessity of a claim on the applicable Policy. However, because (i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Payment Date, the actual payment of any class of Notes [or the Certificates] likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled Payment Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes [or the Certificates] will be earlier than such class's Final Scheduled Payment Date.

                             FORMATION OF THE TRUST

         The Issuer, CPS Auto Receivables Trust 199[ ]-[ ], is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof, (ii) issuing the Notes [and the Certificates], (iii) making payments in respect of the Notes [and the Certificates] and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Trust Documents - Servicing Compensation" in this Prospectus Supplement. The Indenture Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Indenture Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title of the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust or the Indenture Trustee as the new secured party. In the absence of amendments to the certificates of title, the Indenture Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

         The Trust will initially be capitalized by the Seller with equity equal to [$ ] [and Certificates equal to such amount will be issued] to the Seller. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller. The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Assets, issuing the Securities and distributing payments on the Securities, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

The Owner Trustee

         [ ], the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at [ ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

         [ ], a [ ], is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at [ ]. The Indenture Trustee's duties in connection with the Notes and the Certificates are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                                THE TRUST ASSETS

         The Trust Assets include retail installment sale contracts in new and used automobiles, light trucks, vans and minivans between dealers (the "Dealers") or IFCs and retail purchasers (the "Obligors") and, with respect to Rule of 78's Receivables, certain monies due thereunder after the Cutoff Date or related Subsequent Cutoff Date, as applicable, and, with respect to Simple Interest Receivables, certain monies received thereunder after the Cutoff Date or related Subsequent Cutoff Date, as applicable. The Receivables were originated by the Dealers or IFCs for assignment to CPS or [an Affiliated Originator]. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements") or between the IFCs and [an Affiliated Originator], the Receivables were purchased by CPS or [an Affiliated Originator] and, prior to the Closing Date, evidenced financing made available by CPS or [an Affiliated Originator] to the Obligors. The Trust Assets also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Indenture Trustee pursuant to the Indenture, as described below; see "Description of the Trust Documents - Accounts" in this Prospectus Supplement;
(ii) the rights of the Seller under the Purchase Agreement; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and
(vi) any and all proceeds of the foregoing. The Trust Assets also will include the [Credit Enhancement] for the benefit of the [Class A] Noteholders [and the Certificateholders].

                       CPS'S AUTOMOBILE CONTRACT PORTFOLIO

General

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

         On May 31,  1991,  CPS  acquired  100% of the  stock  of G&A  Financial
Services, Inc., a consumer loan servicing company, whose assets consisted primarily of servicing contracts with respect to loan portfolios owned by third parties. G&A Financial Services, Inc. has subsequently been dissolved. On September 1, 1991, CPS was engaged to act as a servicer for loan portfolios aggregating $16.5 million by two companies who had purchased such portfolios from the Resolution Trust Corp. As of December 31, 1994, CPS had terminated all such third-party servicing arrangements. On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through December 31, 1996, CPS had purchased $729.1 million of Contracts from Dealers and sold $713.0 million of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

         CPS has relationships and is party to Dealer Agreements with over 2,177 dealerships located in 41 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,195. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

         CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Prior to the issuance of the Certificates, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts in excess of those required to pay principal and interest due to the investor and the base servicing fee to CPS. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of Contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts.

         [Disclosure regarding Affiliated Originator, if any.]

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

Underwriting

         CPS markets its services to Dealers under four programs: the CPS standard program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program") and the CPS Delta Program (the "Delta Program"). CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously financed an automobile; such applicants must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references, and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 13% of the received applications.

         CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with those in the underwriting standards used by the Company in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

         Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

         The minimum down payment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The down payment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum down payment required, with the proven manufacturer's rebate constituting the remainder of the down payment. CPS believes that the relatively high down payment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

         Prior to purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS' computerized system for ongoing monitoring.

         As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to the computerized records. In the event that a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled prior to its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

         [Affiliated Originator] offers financing programs to IFCs which are essentially identical to those offered by CPS. The IFCs may offer [Affiliated Originator]'s financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to [Affiliated Originator], [Affiliated Originator] credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. [Affiliated Originator] purchases contracts from the IFCs after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Prior to CPS [or an affiliate] purchasing a Contract from [Affiliated Originator], CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

Servicing and Collections

         CPS' servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting of all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

         Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS' services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS' computerized records. Pursuant to the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

         If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high- penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "Description of the Trust Documents-Servicing Procedures" in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

         Servicing and collection procedures on Contracts owned by [Affiliated Originator] are performed by CPS at its headquarters in Irvine, California. However, [Affiliated Originator] may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

Delinquency and Loss Experience

         Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994 and under the Alpha Program in April 1995. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat greater than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Prior to the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be similar to that under the Standard Program. CPS began servicing Contracts originated by [Affiliated Originator] in March 1996. Although credit history on [Affiliated Originator]'s originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by [Affiliated Originator] will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables will continue to be comparable to CPS' experience shown in the following tables.

                        Consumer Portfolio Services, Inc.
                             Delinquency Experience


                                  December 31, 1994       December 31, 1995         December 31, 1996
                                  -----------------       -----------------         -----------------
                                 Number                  Number                    Number
                                of Loans     Amount     of Loans      Amount      of Loans      Amount
                                --------     ------     --------      ------      --------      ------

Portfolio (1).................   14,235  $203,879,000   27,113    $355,965,000     47,187   $604,092,000
Period of Delinquency (2)
      31-60...................      243     3,539,000      909      11,520,000      1,801     22,099,000
      61-90...................       68     1,091,000      203       2,654,000        724      9,068,000
      91+.....................       56       876,000      272       3,899,000        768      9,906,000
                                     --       -------      ---       ---------        ---      ---------


Total Delinquencies...........      367     5,506,000    1,384      18,073,000      3,293     41,073,000
Amount in Repossession
   (3)........................      271     3,759,000      834      10,151,000      1,168     14,563,000
                                    ---     ---------      ---      ----------      -----     ----------


Total Delinquencies and
   Amount in
   Repossession (4)...........      638    $9,265,000    2,218     $28,224,000      4,461    $55,636,000
                                    ===    ==========    =====     ===========      =====    ===========




Delinquencies as a Percent
   of the Portfolio...........    2.58%         2.70%    5.10%           5.08%      6.98%          6.80%
Repo Inventory as a
   Percent of the Portfolio...    1.90%         1.84%    3.08%           2.85%      2.48%          2.41%
                                  ----          ----     ----            ----       ----           ----


Total Delinquencies and
   Amount in
   Repossession as a
   Percent of Portfolio.......    4.48%         4.54%    8.18%           7.93%      9.45%           9.21%
                                  ====          ====     ====            ====       ====            ====


-----------

(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.

(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

(4) Amounts shown do not include Contracts which are less than 31 days delinquent.


                        Consumer Portfolio Services, Inc.
                     Net Credit Loss/Repossession Experience


                                        Year Ended    Year Ended     Year Ended
                                        December 31,  December 31,  December 31,
                                            1994          1995          1996
                                            ----          ----          ----

Average Amount Outstanding
  During the Period (1)................. $98,916,991  $221,926,489  $395,404,669
Average Number of Loans Outstanding
  During the Period.....................       9,171        20,809        36,998
Number of Repossessions.................         669         2,018         3,145
Gross Charge-Offs (2)...................  $3,166,408   $11,658,461   $23,296,775
Recoveries (3)..........................    $347,519    $1,028,378    $2,969,143
Net Losses..............................  $2,818,889   $10,630,083   $20,327,632
Annualized Repossessions as a
  Percentage of Average Number
  of Loans Outstanding..................       7.29%         9.70%         8.50%
Annualized Net Losses as a
  Percentage of Average
  Amount Outstanding....................       2.85%         4.79%         5.14%

-----------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Amount charged off includes the remaining principal balance, after the application of the net proceeds from the liquidation of the vehicle, excluding accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.

                              THE RECEIVABLES POOL

         The Receivables will include the Initial Receivables and the Subsequent Receivables. No selection procedures believed by CPS or the Seller to be adverse to Securityholders were or will be used in selecting the Receivables.

         The Receivables Pool existing as of the Cutoff Date consists of the Initial Receivables. The Initial Receivables have been, and the Subsequent Receivables will be, selected from CPS's Portfolio by several criteria, including the following: each Receivable was originated, based on the billing address of the Obligors, in the United States, has an original term of not more than 60 months, provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract), has a remaining maturity of 60 months or less as of the Cutoff Date or related Subsequent Cutoff Date, as applicable, has an outstanding principal balance of not more than [$ ] as of the Cutoff
Date, is not more than 30 days past due as of the Cutoff Date or related Subsequent Cutoff Date, as applicable, and has an APR of not less than [ %]. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor (i) did not have any material past due credit obligations or any repossessions or garnishments of property within one year prior to the date of application, unless such amounts have been repaid or discharged through bankruptcy, (ii) was not the subject of any bankruptcy or insolvency proceeding that is not discharged, and (iii) had not been the subject of more than one bankruptcy proceeding. As of the Cutoff Date, the latest scheduled maturity of any Initial Receivable is not later than [ ].

         In addition, the obligation of the Trust to purchase Subsequent Receivables on a Subsequent Closing Date will be subject to the Receivables in the Trust, taking account of the transfer of the Subsequent Receivables to be conveyed on such Subsequent Closing Date, meeting the following criteria (based on the characteristics of the Initial Receivables on the Cutoff Date and each Subsequent Receivable on its related Subsequent Cutoff Date): [conditions to be specified].

         Except for the criteria described in the three paragraphs immediately preceding, there will be no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables, including the data with respect to the composition of the Receivables set forth in the tables below, may vary from those of the Initial Receivables.

         As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Initial Receivables, constituting [ %] of the number of Contracts, represents financing of used vehicles; the remainder of the Initial Receivables represent financing of new vehicles. Approximately [ %] of the aggregate principal balance of the Initial Receivables were originated under the Delta Program, approximately [ %] of the aggregate principal balance of the Initial Receivables were originated under the Alpha Program, approximately [ %] of the aggregate principal balance of the Initial Receivables were originated under the First Time Buyer Program and approximately [ %] of the aggregate principal balance of the Initial Receivables represent financing under the Standard Program. As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Initial Receivables were originated by unaffiliated third parties and purchased by CPS in the ordinary course of its business. As of the Cutoff Date, [ %] of the Principal Balance of the Initial Receivables were [Affiliated Originator] Receivables. The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year and distribution by original principal balance of the Initial Receivables as of the Cutoff Date are set forth in the following tables.

          Composition of the Initial Receivables as of the Cutoff Date





  Weighted      Aggregate   Number of    Average     Weighted       Weighted
 Average APR    Principal  Receivables  Principal    Average         Average
of Receivables   Balance     in Pool     Balance  Remaining Term  Original Term
--------------   -------     -------     -------  --------------  -------------

    Geographic Distribution of the Initial Receivables as of the Cutoff Date




                                       Percent of                     Percent of
                    Aggregate          Aggregate         Number of    Number of
State(1)        Principal Balance   Principal Balance   Receivables  Receivables
--------        -----------------   -----------------   -----------  -----------

all others(2)...                                 %                            %
                   ----------          ----------        ----------   ----------


TOTAL........... $                     100.00%(3)                     100.00%(3)
                   ==========          ==========        ==========   ==========


-----------

(1)      Based on billing address of Obligor.
(2) No other state represents a percent of the aggregate Principal Balance as of the Cutoff Date in excess of one percent.
(3)      Percentages may not add up to 100% because of rounding.



      Distribution of the Initial Receivables by APR as of the Cutoff Date






                                       Percent of                     Percent of
APR                 Aggregate          Aggregate         Number of    Number of
Range           Principal Balance   Principal Balance   Receivables  Receivables
-----           -----------------   -----------------   -----------  -----------

all others(2)...                                 %                            %
                   ----------          ----------        ----------   ----------


TOTAL........... $                     100.00%(1)                     100.00%(1)
                   ==========          ==========        ==========   ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.

          Distribution of the Initial Receivables by Remaining Term to
                    Scheduled Maturity as of the Cutoff Date





Remaining Term                         Percent of                     Percent of
to Scheduled         Aggregate          Aggregate         Number of    Number of
Maturity        Principal Balance   Principal Balance   Receivables  Receivables
--------        -----------------   -----------------   -----------  -----------


                   ----------          ----------        ----------   ----------


TOTAL........... $                     100.00%(1)                     100.00%(1)
                   ==========          ==========        ==========   ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.




                   Distribution of the Initial Receivables by
                    Date of Origination as of the Cutoff Date




                                       Percent of                    Percent of
Date of             Aggregate          Aggregate         Number of    Number of
Origination     Principal Balance   Principal Balance   Receivables  Receivables
-----------     -----------------   -----------------   -----------  -----------


                   ----------          ----------        ----------   ----------


TOTAL........... $                     100.00%(1)                     100.00%(1)
                   ==========          ==========        ==========   ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.

           Distribution of the Initial Receivables by Original Term to
                    Scheduled Maturity as of the Cutoff Date




Original Term                           Percent of                    Percent of
to Scheduled         Aggregate          Aggregate        Number of     Number of
Maturity        Principal Balance   Principal Balance   Receivables  Receivables
--------        -----------------   -----------------   -----------  -----------


                   ----------          ----------        ----------   ----------


TOTAL........... $                     100.00%(1)                     100.00%(1)
                   ==========          ==========        ==========   ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.




    Distribution of the Initial Receivables by Model Year of Financed Vehicle
                              as of the Cutoff Date





                                       Percent of                    Percent of
                    Aggregate          Aggregate         Number of    Number of
Model Year      Principal Balance   Principal Balance   Receivables  Receivables
-----------     -----------------   -----------------   -----------  -----------


                   ----------          ----------        ----------   ----------


TOTAL........... $                     100.00%(1)                     100.00%(1)
                   ==========          ==========        ==========   ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.

      Distribution of the Initial Receivables by Original Principal Balance
                              as of the Cutoff Date




Range of
Original                               Percent of                    Percent of
Principal           Aggregate          Aggregate         Number of    Number of
Balances        Principal Balance   Principal Balance   Receivables  Receivables
--------        -----------------   -----------------   -----------  -----------


                   ----------          ----------        ----------   ----------


TOTAL........... $                     100.00%(1)                     100.00%(1)
                   ==========          ==========        ==========   ==========


-----------

(1)      Percentages may not add up to 100% because of rounding.

         As of the Cutoff Date, approximately [ %] of the aggregate Principal Balance of the Initial Receivables in the Receivables Pool provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") and, approximately [ %] of the aggregate Principal Balance of the Initial Receivables in the Receivables Pool provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

         All of the Receivables are prepayable at any time. (For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors - Sub-Prime Obligors; Servicing" in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders. See also "Description of the Notes - Optional Redemption" in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables and redeem the Notes when the aggregate principal balance of the Receivables is less than or equal to 10% of the Original Pool Balance. Any reinvestment risks resulting from an optional redemption will be borne solely by the Noteholders.


                       POOL FACTORS AND OTHER INFORMATION

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, all payments and Purchase Amounts remitted by CPS or the Servicer, as the case may be, all for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A-1 Pool Factor" is a seven digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-1 Notes as a fraction of the initial principal balance of the Class A-1 Notes. An individual Noteholder's share of the principal balance of the Class A-1 Notes is the product of (i) the original denomination of the Noteholder's Note and
(ii) the Class A-1 Pool Factor. The "Class A-2 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-2 Notes as a fraction of the initial principal balance of the Class A-2 Notes. The Class A-2 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the principal balance of the Class A-2 Notes. An individual Noteholder's share of the principal balance of the Class A-2 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-2 Pool Factor. The "Class A-3 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-3 Notes as a fraction of the initial principal balance of the Class A-3 Notes. The Class A-3 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A- 3 Pool Factor will decline to reflect reductions in the principal balance of the Class A-3 Notes. An individual Noteholder's share of the principal balance of the Class A-3 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-3 Pool Factor. The "Class B Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class B Notes as a fraction of the initial principal balance of the Class B Notes. The Class B Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class B Pool Factor will decline to reflect reductions in the principal balance of the Class B Notes. An individual Noteholder's share of the principal balance of the Class B Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class B Pool Factor. [Other Classes to be added.] Pool Factors will be made available on or about the eighth business day of each month.

         Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Trust Documents - Statements to Securityholders" in this Prospectus Supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Seller from the sale of the Notes will be applied to the purchase of the CPS Receivables from CPS and the [Affiliated Originator] Receivables from [Affiliated Originator]. CPS will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts.

                               THE SELLER AND CPS

         The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800. For further information regarding the Seller and CPS, see "The Seller and CPS" in the Prospectus.

                              THE STANDBY SERVICER

         If CPS is terminated or resigns as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") will serve as successor Servicer. The Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Standby Servicer from the Servicing Fee payable to CPS. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum.

                            DESCRIPTION OF THE NOTES

General

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.

         The Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ("Note Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "Registration of Notes" in this Prospectus Supplement.

Payment of Interest

         On each Payment Date, the holders of record of the Class A-1 Notes (the "Class A-1 Noteholders") as of the related Record Date will be entitled to receive, pro rata, interest at the Class A-1 Note Rate, on the outstanding principal balance of the Class A-1 Notes as of the last day of the related Collection Period, based on the number of days elapsed from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date. On each Payment Date, the holders of record of the Class A-2 Notes (the "Class A-2 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class A-3 Notes (the "Class A-3 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class A-3 Notes at the close of business on the last day of the related Collection Period. [Additional classes, if any, to be added]. On each Payment Date, the holders of record of the Class B Notes (the "Class B Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class B Interest Rate on the outstanding principal amount of the Class B Notes at the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes,
(b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date through and including [ ] 14, 1997 and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate.

Determination of LIBOR

         Pursuant to the Indenture, the Indenture Trustee will determine LIBOR for purposes of calculating the Interest Rate for the Class A-3 Notes for each given Collection Period on the second business day prior to the commencement of each Collection Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day means a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

         "LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Indenture Trustee will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the Master Servicer.

Payment of Principal


         Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the related Collection Period. The "Class A Noteholders' Principal Distributable Amount" is equal to the sum of (a) the Class A Noteholders' Percentage multiplied by the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Noteholders' Principal Distributable Amount for the related Collection Period. The "Class B Noteholders' Principal Distributable Amount" is equal to the sum of (a) the Class B Noteholders' Percentage multiplied by the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.


         On each Payment Date, an amount equal to the lesser of (x) the portion of the Total Distribution Amount remaining after application thereof to pay the distributions described in clauses (i) through (iv) under "Description of the Trust Documents -- Distributions" and (y) the Class A Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero, then to the holders of the Class A-3 Notes until the principal balance of the Class A-3 Notes has been reduced to zero [additional classes of Notes may be added].

         On each Payment Date, an amount equal to the lesser of (x) the portion of the Total Distribution Amount remaining after application thereof to pay the distributions described in clauses (i) through (viii) under "Description of the Trust Documents -- Distributions" and (y) the Class B Noteholders' Principal Distributable Amount will be applied to pay principal of the Class B Notes until the principal balance of the Class B Notes has been reduced to zero.


Mandatory Redemption

         [Each class of Notes will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current Principal Balance of each class of Notes) of the remaining Pre-Funded Amount on such date (such class's "Note Prepayment Amount").]

         [A Note Prepayment Premium will be payable by the Trust to the Noteholders of each class if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000. The Note Prepayment Premium for a class of Notes will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such class's Note Prepayment Amount at the Interest Rate borne by such class of Notes during the period commencing on and including the Payment Date on which such class's Note Prepayment Amount is required to be distributed to the Noteholders of such class to but excluding [ ], in the case of the Class A-1 Notes, [ ], in the case of the Class A-2 Notes, [ ], in the case of the Class A-3 Notes, [ ] in the case of the Class B Notes, over (ii) the amount of interest that would have accrued on such class's Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Record Date preceding such Payment Date on the United States Treasury Bill due [ ], in the case of the Class A-1 Notes, the [ ]% United States Treasury Note due [ ], in the case of the Class A-2 Notes, the [ ]% United States Treasury Note due [ ], in the case of the Class A-3 Notes, the [ ]% United States Treasury Note due [ ] and, in the case of the Class B Notes, the [ ]% United States Treasury Note due [ ]. Such excess shall be discounted to present value to such Payment Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premiums shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement [or an Affiliate Purchase Agreement] as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. [The Credit Enhancement does not guarantee payment of the Note Prepayment Premiums or the Note Prepayment Amounts, although the [Credit Enhancement] does guarantee payment of the Class A Noteholders' Interest Distributable Amount and the Class A Noteholders' Principal Distributable Amount on its respective Final Scheduled Payment Date.] In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts or the Note Prepayment Premiums will be paid.]

Optional Redemption

         In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust (with the consent of the [Credit Enhancer] if such purchase would result in a claim under the [Credit Enhancement] or any amount owing to the [Credit Enhancer] or on the Certificates would remain unpaid), as of the last day of any month as of which the then outstanding Pool Balance is equal to 10% or less of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early retirement of the Notes. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining with the Indenture Trustee, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to The American Red Cross.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement.

         The Certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Certificateholders" and to authorized denominations, when used with respect to the Certificates, shall reflect the rights of beneficial owners of the Certificates ("Certificate Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "Registration of Notes and Certificates" in this Prospectus Supplement.

         On each Payment Date, the Certificateholders will, subject to the availability of funds, be entitled to distributions (the "Certificateholders' Interest Distributable Amount") in an amount equal to the amount of interest accrued on the Certificate Balance at the Pass-Through Rate. Interest distributable on a Payment Date will accrue from and including the preceding Payment Date (or, in the case of the initial Payment Date, the Closing Date) to but excluding the current Payment Date and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due on any Payment Date but not distributed on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Pass-Through Rate (to the extent permitted by law). See "Description of the Trust Documents - Distributions" in this Prospectus Supplement.

         Principal of the Certificates will be payable on each Payment Date in an amount equal to the Certificateholders' Principal Distributable Amount for the related Collection Period. The "Certificateholders' Principal Distributable Amount" is equal to the product of (a) the Certificateholder's Percentage of the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.

Mandatory Prepayment

         [The Certificates will be prepaid in part, on a pro rata basis, on the Payment Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any purchase on such date (a "Mandatory Prepayment"). The aggregate principal amount of the Certificates to be prepaid will be an amount equal to the Certificateholders' pro rata share (based on the respective current Principal Balance of each class of Notes and the Certificate Balance) of the remaining Pre-Funded Amount (the "Certificate Prepayment Amount").]

         [The Certificate Prepayment Premium will be payable by the Trust to the Certificateholders if the Pre-Funded Amount at the end of the funding Period exceeds $100,000. The Certificate Prepayment Premium will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on the certificate Prepayment Amount at the Pass-Through Rate during the period commencing on and including the Payment Date on which such Certificate Prepayment Amount is required to be distributed to Certificateholders to but excluding [ ], over (ii) the amount of interest that would have accrued on such Certificate Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Record Date preceding such Payment Date on the [ ]% United States Treasury Note due [ ]. Such excess shall be discounted to present value to such Payment Date at the yield described in clause (ii) above. The Trust's obligation to pay the Certificate Prepayment Premium shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement [or an Affiliated Purchase Agreement] as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The [Credit Enhancement] does not guarantee payment of the Certificate Prepayment Amount or the Certificate Prepayment Premium, although the [Credit Enhancement] does guarantee payment of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount on the Final Scheduled Payment Date. In addition, the ratings assigned to the Certificates by the Rating Agencies do not address the likelihood that the Certificate Prepayment Amount or the Certificate Prepayment Premium will be paid.]

Optional Prepayment

         If the Seller or the Servicer exercises its option to purchase the Receivables when the aggregate Principal Balance declines to 10% or less of the Original Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Principal Balance of the Certificates together with accrued interest at the Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents - Termination" in the accompanying Prospectus.

Subordination of the Certificates

         [No distribution of interest or principal will be made to Certificateholders on any Payment Date until the Noteholders have been paid the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Payment Date. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal distributable to them on each Payment Date and to afford the Noteholders limited protection against losses in respect of the Receivables.]

                     REGISTRATION OF NOTES AND CERTIFICATES

         [The [Class A] Notes [and the Certificates] will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. See "Certain Information Regarding the Notes - Book-Entry Registration" in the Prospectus.]

                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the [Affiliate Purchase Agreement], the Purchase Agreement, the Indenture and the Trust Agreement (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. A copy of the Trust
Documents will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, the description of the general terms and provisions of the Trust Documents (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables; Subsequent Receivables

         On or prior to the Closing Date, the Seller will purchase from [Affiliated Originator] pursuant to an agreement (the "[Affiliate Purchase Agreement]"), without recourse, except as provided in the [Affiliate Purchase Agreement], [Affiliated Originator's] entire interest in the [Affiliated Originator] Receivables, together with [Affiliated Originator]'s security interests in the related Financed Vehicles. On or prior to the Closing Date, CPS will, pursuant to the Purchase Agreement, sell and assign to the Seller, without recourse, except as provided in the Purchase Agreement, its entire interest in the CPS Receivables, together with its security interests in the related Financed Vehicles. At the time of issuance of the Securities, the Seller will sell and assign to the Trust, without recourse except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the
Receivables. The Seller will sell the Notes to the Underwriters. See "Underwriting" in this Prospectus Supplement.

         In the Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided in the Purchase Agreement with respect to the Receivables (including, without limitation, the [Affiliated Originator] Receivables) is correct in all material respects; (ii) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers or IFCs have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS or [Affiliated Originator]; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the [Credit Enhancer], the Owner Trustee or the Indenture Trustee for any such uncured breach.

         [During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the aggregate Principal Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) the Class A-1 Holdback Amount (described under "--Accounts" below), if any, for such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and deposited in the Class A-1 Holdback Subaccount (described under "--Accounts" below), and
(iii) an amount equal to the aggregate principal balances of such Subsequent Receivables less the Class A-1 Holdback Amount will be paid to or upon the order of the Seller.]

         Any   conveyance   of   Subsequent   Receivables   is  subject  to  the
satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Purchase Agreement; (ii) [Credit Enhancer] (so long as no [Credit Enhancer] Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date: [Conditions to be specified];
(iv) the Seller shall have executed and delivered to the

Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); [(v) the Class A-1 Holdback Amount, if any, shall have been deposited in the Class A-1 Holdback Subaccount (described under "--Accounts" below);] (vi) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, [Credit Enhancer] and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (vii) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and [Credit
Enhancer] in writing that, following the addition of all such Subsequent Receivables, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will be rated [ ] by [ ] and the Class B Notes will be rated at least [ ] by [ ] [and the Certificates will be rated [ ] by [ ]].

         Subsequent Receivables may have been originated by CPS at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See "Risk Factors - Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" herein.]

         On or prior to the Closing Date [or each Subsequent Closing Date], the related Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's and [Affiliated Originator]'s accounting records and computer systems will reflect each sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables" in the Prospectus.

Accounts

         A segregated lock-box account will be established and maintained with [ ] in the name of the Indenture Trustee for the benefit of the Noteholders[, the Certificateholders] and the [Credit Enhancer], into which all payments made by Obligors on or with respect to the Receivables must be deposited by the Lock-Box Processor (the "Lock-Box Account"). See "Description of the Trust Documents - Payments on Receivables" in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the [Credit Enhancer], into which all amounts previously deposited in the Lock-Box Account will be transferred within two Business Days of the receipt of funds therein (the "Collection Account"). Upon receipt, the Servicer will deposit all amounts received by it in respect of the Receivables in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders[, the Certificateholders] and the [Credit Enhancer], from which all distributions with respect to the Securities and payments to the [Credit Enhancer] will be made (the "Distribution Account").

         [The Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Notes [and the Certificates]. The Pre-Funded Amount will initially equal $[ ] and, during the Funding Period, will be reduced by the [Class A Percentage] of the Principal Balances of all Subsequent Receivables purchased by the Trust from time to time in accordance with the provisions of the Sale and Servicing Agreement.]

         The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the [ ] Payment Date, although no assurances can be given in this regard. If any Pre-Funded Amount remains at the end of the Funding Period, such amount will be distributed as a partial prepayment to the Noteholders [and the Certificateholders] as described above under "-- Mandatory Prepayment" and "--Mandatory Redemption".]

         [The Seller will also establish and maintain an account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders [and the Certificateholders]. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Interest Reserve Account. On each of the [ ] and [ ] Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth under the heading "Description of the Trust Documents Distributions - Priority of Distribution Amounts".]

         [The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of (i) the difference between (A) the weighted average of the Interest Rates for each class of Notes [and the Pass-Through Rate] (based on the outstanding principal amount of each class of Notes [and the Certificate Balance] on such date) and (B) the assumed yield (2.5% per annum) of investments of funds in the Pre-Funding Account, divided by 360, (ii) the Pre-Funded Amount on such date and (iii) the number of days remaining until the Payment Date in [ ].]

         [In addition, on any Subsequent Transfer Date a "Class A-1 Holdback Amount" (as defined in the Sale and Servicing Agreement, and determined by the amount, if any, by which the actual Principal Balance of Subsequent Receivables transferred to the Trust on or prior to such date is less than the amount set forth in a schedule of assumed amounts), if any, will be withheld from funds in the Pre-Funding Account that would otherwise be paid to the Seller on such Subsequent Transfer Date and will be deposited into a subaccount (the "Class A-1 Holdback Subaccount") of the Spread Account. The Class A-1 Holdback Subaccount is intended to ensure that, notwithstanding a slower than expected delivery of Subsequent Receivables by the Seller during the Funding Period, sufficient funds will be available to retire the Class A-1 Notes on the Class A-1 Final Scheduled Payment Date. Any funds in the Class A-1 Holdback Subaccount (less the amount, if any, required to be applied to reduce the principal balance of the Class A-1 Notes to zero on the Class A-1 Final Scheduled Payment Date) will be released to CPS on the Payment Date on which the Class A-1 Notes are paid in full, and funds in the Class A-1 Holdback Subaccount will not be available for any other purpose.]

         [The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.]

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Payment Date, equal to the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the Cutoff Date (the "Servicing Fee"). So long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed [ %] per annum. See "The Standby Servicer" in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Noteholders.

         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the [Credit Enhancer] with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

         No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables, and the aggregate Purchase Amount of Receivables to be repurchased by CPS or to be purchased by the Servicer, in each case, with respect to the related Collection Period.

         The Servicer will determine prior to such Determination Date the Total Distribution Amount, the Class A Noteholders' Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount, the Class B Noteholders' Interest Distributable Amount, the Class B Noteholders' Principal Distributable Amount [and the Certificateholders' Distribution Amount].

         The "Determination Date" applicable to any Payment Date will be the earlier of (i) the seventh Business Day of the month of such Payment Date and
(ii) the fifth Business Day preceding such Payment Date.

         Determination of Total Distribution Amount. The "Total Distribution Amount" for a Payment Date (being the funds available for distribution to the Securityholders with respect to such Payment Date in accordance with the priorities described below) will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables;
(ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") in accordance with the Servicer's customary servicing procedures; (iii) proceeds from Recoveries with respect to Liquidated Receivables; (iv) any amount withdrawn from the Interest Reserve Account for deposit in the Collection Account with respect to such Payment Date; and (v) earnings on investments of funds in the Collection Account and the Pre-Funding Account during the related Collection Period, and (v) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

         "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a scheduled payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

         "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

         "Scheduled Receivable Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

         Calculation of Distribution Amounts. The Class A Noteholders will be entitled to receive the "Noteholders' Distributable Amount" with respect to each Payment Date. The "Noteholders' Distributable Amount" with respect to a Payment Date will be an amount equal to the sum of: (i) the "Class A Noteholders'
Principal  Distributable  Amount",   consisting  of  the  Class  A  Noteholders'
Percentage of the following: (a) the principal portion of all Scheduled Receivable Payments received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during the preceding Collection Period; (b) the principal portion of all prepayments in full received during the preceding Collection Period (including prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection Period (without duplication of amounts included in (a) above and (d) below)); (c) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of the [Credit Enhancer] the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of the amounts referred to in (a) and (b) above); (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in (a) and (b) above); and (e) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (d) above) (the amounts set forth in (a) through (e), the "Principal Distributable Amount"); (ii) the "Class A Noteholders' Interest Distributable Amount", consisting of thirty (30) days' interest at the applicable Interest Rate on the principal balance of each Class of Class A Notes as of the close of business on the last day of the related Collection Period; provided, however, that on the first Payment Date, the Class A Noteholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [ ] 14, 199[ ]; (iii) the Class A Noteholders' Principal Carryover Shortfall; (iv) the Class A Noteholders' Interest Carryover Shortfall; (v) the "Class B Noteholders' Principal Distributable Amount", consisting of the Class B Noteholders' Percentage of the Principal Distributable Amount; (vi) the "Class B Noteholders' Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Interest Rate on the principal balance of the Class B Notes as of the close of business on the last day of the related Collection Period; provided, however, that on the first Payment Date, the Class B Noteholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [ ] 14, 199[ ]; (vii) the Class B Noteholders' Principal Carryover Shortfall; (viii) the Class B Noteholders' Interest Carryover Shortfall;

         On the Final Scheduled Payment Date, the Class A Noteholders' Principal Distributable Amount will equal the then outstanding principal balance of the Class A Notes and the Class B Noteholders' Principal Distributable Amount will equal the then outstanding balance of the Class B Notes.

         The "Class A Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class A-3 Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such

Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         The "Class B Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class B Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class B Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class B Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         [On each Payment Date on or after the Notes have been paid in full, the Certificateholders will be entitled to receive the "Certificateholders' Distributable Amount". The "Certificateholders' Distributable Amount" with respect to a Payment Date will be an amount equal to the sum of : (.i) the "Certificateholders' Principal Distributable Amount" in an amount equal to the Certificateholders' Percentage of the Principal Distributable Amount for such Payment Date; (ii) the "Certificateholders' Interest Distributable Amount", consisting of 30 days interest at the Pass-Through Rate on the Certificate Balance as of the last day of the related Collections Period; provided, however that on the first Payment Date, the Certificateholders' Interest Distributable Amount will include interest from and including the Closing Date through and including [
 ] 14, 199[]; (iii) the Certificateholders'  Principal Carryover Shortfall; plus
(iv) the Certificateholders' Interest Carryover Shortfall. Distributions to the Certificateholders will be paid to the extent of the portion of the Total Distribution Amount remaining after payment of items (i) through (vii) under "-Priority of Distribution Amounts". See "- Distributions" herein.

         On the Final Scheduled Payment Date, the Certificateholders' Principal Distributable Amount will equal the then outstanding Certificate Balance.

         The "Certificateholders' Percentage" will be [      %].]

         Priority of Distribution Amounts. On each Determination Date, the Servicer will calculate the amount to be distributed to the Noteholders.

         On each Payment Date, the Indenture Trustee (based on the Servicer's determination made on the related Determination Date) shall make the following distributions in the following order of priority:

                              [specify priorities]

         For purposes hereof, the following terms shall have the following meanings:

         "Class A Noteholders' Interest Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class A Noteholders' Interest Distributable Amount for such Payment Date, plus any outstanding Class A Noteholders' Interest Carryover Shortfall from the preceding Payment Date, plus interest on such outstanding Class A Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date through the current Payment Date, over the amount of interest distributed to the Class A Noteholders on such current Payment Date.

         "Class A Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class A Noteholders' Principal
Distributable Amount plus any outstanding Class A Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount of principal distributed to the Class A Noteholders on such current Payment Date.

         "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class B Noteholders' Interest Distributable Amount for such Payment Date, plus any outstanding Class B Noteholders' Interest Carryover Shortfall from the preceding Payment Date, plus interest on such outstanding Class B Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date through the current Payment Date, over the amount of interest distributed to the Class B Noteholders on such current Payment Date.

         "Class B Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class B Noteholders' Principal
Distributable Amount plus any outstanding Class B Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount of principal distributed to the Class B Noteholders on such current Payment Date.

         On the third business day prior to a Payment Date, the Indenture Trustee will determine, based on a certificate from the Servicer, whether there are amounts sufficient, after payment of amounts as set forth in the priorities of distribution in the Indenture, to distribute the Class A Noteholders' Distributable Amount and the Class B Noteholders' Distributable Amount.

         [The Spread Account. As part of the consideration for the issuance of the [Credit Enhancement], the Seller has agreed to cause to be established with [ ] (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the [Credit Enhancer] and the Indenture Trustee on behalf of the Noteholders. Any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee and the Collateral Agent and all principal and interest payments due to the Noteholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the [Credit Enhancer] and the Indenture Trustee on behalf of the Noteholders. If on any Payment Date, the Total Distribution Amount is insufficient to pay all distributions required to be made on such day pursuant to priorities (i) through (vii) under "-Priority of Distribution Amounts", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date pursuant to such priorities (i) through (vii).

         Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such Payment Date have been made) are in excess of the Requisite Amount will be released to the Certificateholders on such Payment Date.

         So long as a [Credit Enhancer] Default shall not have occurred and be continuing, the [Credit Enhancer] will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the [Credit Enhancer], the Indenture Trustee and the Collateral Agent (the "Master Spread Account Agreement") with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The [Credit Enhancer] (so long as a [Credit Enhancer] Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Indenture Trustee or any Noteholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account). Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the [Credit Enhancer] as described above, there is no assurance that funds will be available in the Spread Account to pay principal of or interest on the Notes in the event that collections on the Receivables and other amounts available under the Indenture are insufficient to make any distribution of principal of or interest on the Notes on any Payment Date.

Events of Default

         [Unless a [Credit Enhancer] Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as [Credit Enhancement] Cross Defaults, and will constitute an Event of Default under the Indenture only if the [Credit Enhancer] shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. A "[Credit Enhancement] Cross Default" may result from: (i) a demand for payment under the [Credit Enhancement]; (ii) an Insolvency Event (as defined herein); (iii) the Trust becomes taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the [Credit Enhancer] is less than the sum of the amounts described in clauses
(i) through (vii) under "Description of the Trust Documents - Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, and such failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the [Credit Enhancer].]

         Upon the occurrence of an Event of Default, and so long as a [Credit Enhancer] Default shall not have occurred and be continuing, the [Credit Enhancer] will have the right but not the obligation, to cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the [Credit Enhancer], in its sole discretion, shall elect, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The [Credit Enhancer] may not, however, cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the [Credit Enhancement] or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the [Credit Enhancement] for any shortfalls in the scheduled payments on the Class A Notes, except that the [Credit Enhancer], in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon. See ["Credit Enhancement"] herein.

Statements to Securityholders

         On each Payment Date, the Indenture Trustee will include with each distribution to each Securityholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes [or the Certificates] a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable: (i) the amount of the distribution allocable to principal of the Notes; (ii) the amount of the distribution allocable to interest on the Notes; (iii) the Pool Balance and the Pool Factor for each Class of Notes [or the Certificates] as of the close of business on the last day of the preceding Collection Period; (iv) the aggregate principal balance of each Class of Notes [or the Certificates] as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above; (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date; (vi) the amount of the Class A Noteholders' Interest Carryover Shortfall, if applicable, the Class A
Noteholders' Principal Carryover Shortfall, if applicable, the Class B Noteholders' Interest Carryover Shortfall, if applicable, and the Class B Noteholders' Principal Carryover Shortfall, if applicable, on such Payment Date and the change in such amounts from those on the prior Payment Date; (vii) the amount paid to the Class A Noteholders under the [Credit Enhancement] for such Payment Date; (viii) the amount distributable to the [Credit Enhancer] on such Payment Date; (ix) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date; (x) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making scheduled payments between 31 and 59 days and 60 days or more; (xi) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; (xii) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period; and (xiii) the aggregate Principal Balance, weighted average APR and weighted average remaining term to maturity of all Subsequent Receivables transferred to the Trust during the relabeled Collection Period.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and (vi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Securityholder and received any payment on such holder's Securities, a statement (prepared by the Servicer) containing the sum of the amounts described in (i), (ii) and (v) above for the purposes of such Securityholder's preparation of federal income tax returns. See "Description of the Notes [and Certificates] - Statements to Securityholders" and "Federal Income Tax Consequences" in the Prospectus.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the [Credit Enhancer] on or before July 31 of each year, beginning July 31, [ ], a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to July 31, [ ]).

         The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the [Credit Enhancer], on or before July 31 of each year, commencing July 31, [ ] of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to July 31, [ ]). The Servicer has agreed to give the Indenture Trustee and the [Credit Enhancer] notice of any Events of Default under the Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Securityholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the [Credit Enhancer]. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed pursuant to the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

         The Servicer is retained for an initial term commencing on the Closing Date and ending on [ ], which term may be extended in ninety day increments by the [Credit Enhancer]. In the absence of an Event of Default under the Sale and Servicing Agreement, the [Credit Enhancer] has agreed to extend such term. See "Description of the Notes [and the Certificates] - Certain Matters Regarding the Servicer" in the Prospectus.

Servicer Termination Events

         Any of the following events will constitute a "Servicer Termination Event" under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days, or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Securityholders, in each case, within five days of the date it is due; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of the related Securityholders (without regard to the availability of funds from the [Credit Enhancement]) and continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the [Credit Enhancer] or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the [Credit Enhancer] by the holders of Class A Notes evidencing not less than 25% of the outstanding principal balance of the Class A Notes; or, after the Class A Notes have been paid in full, the holders of Class B Notes evidencing not less than 25% of the outstanding principal balance of the Class B Notes, (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (iv) a claim is made under the [Credit Enhancement]; or (v) the occurrence of an Event of Default under the Insurance Agreement.

Rights Upon Servicer Termination Event

         As long as a Servicer Termination Event remains unremedied, (x) provided no [Credit Enhancer] Default shall have occurred and be continuing, the [Credit Enhancer] in its sole and absolute discretion or (y) if an [Credit Enhancer] Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Class A Notes evidencing not less than 25% of the outstanding principal balance of the Class A Notes or, after the Class A Notes have been paid in full, the holders of Class B Notes evidencing not less than 25% of the outstanding principal balance of the Class B Notes, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the [Credit Enhancer] (or, if an [Credit Enhancer] Default shall have occurred and be continuing, by the Indenture Trustee, the Class A Noteholders or the Class B Noteholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement; provided, however, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes the Servicer or the claim of a third party (including a Securityholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

         ["Credit Enhancer Default" shall mean any one of the following events shall have occurred and be continuing: (i) the [Credit Enhancer] fails to make a payment required under the [Credit Enhancement] in accordance with its terms;
(ii) the [Credit Enhancer] (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the [Credit Enhancer] or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the [Credit Enhancer] (or the taking of possession of all or any material portion of the property of the [Credit Enhancer]).]

Waiver Of Past Defaults

         With respect to the Trust, subject to the approval of the [Credit Enhancer], the holders of Class A Notes evidencing more than 50% of the outstanding principal balance of the Class A Notes (the "Class A Note Majority") or, after the Class A Notes have been paid in full, the holders of Class B Notes evidencing more than 50% of the outstanding principal balance of the Class B Notes (the "Class B Note Majority") may, on behalf of all Noteholders waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.

                               CREDIT ENHANCEMENT

                       [Description of Credit Enhancement]

                               THE CREDIT ENHANCER

                        [Description of Credit Enhancer]

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

         In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by notation of the secured party's lien on the vehicles's certificate of title and the filing of the certificate of title with the state motor vehicle department.

         The Contracts representing the [Affiliated Originator] Receivables name [Affiliated Originator] as obligee and as the secured party. [Affiliated
Originator] also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect [Affiliated Originator's] security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title and filed with the state motor vehicle department.

         Pursuant to the [Affiliated Purchase Agreement], [Affiliated Originator] will sell and assign to the Seller its interests in the Financed Vehicles securing the [Affiliated Originator] Receivables, and pursuant to the Trust Agreement, the Seller will assign its interests in such Financed Vehicles to the Trustee. However, because of the administrative burden and expense, the certificates of title for the Financed Vehicles securing the [Affiliated
Originator] Receivables will not be amended or reissued to reflect the assignment thereof to the Seller, nor will the certificates of title to any Financed Vehicles (including those securing the [Affiliated Originator] Receivables) be amended or reissued to identify the Trust as the new secured party on the  certificate  of  title  relating  to the  Financed  Vehicles.  The
Indenture provides that the Indenture Trustee, however, will hold any certificates of title relating to the Financed Vehicles in its possession pursuant to the Indenture.

         In most states, an assignment such as that under the Sale and Servicing Agreement and such as that under the Purchase Agreement and [Affiliated Purchase Agreement] is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying the Seller as the secured party on the certificates of title for the Financed Vehicles securing the [Affiliated Originator] Receivables, the security interest of the Seller (and, therefore, the security interest of the Trust) could be defeated through fraud or negligence on the part of [Affiliated Originator]. Similarly, by not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence on the part of the Servicer. In the absence of fraud or forgery by the vehicle owner, the Servicer or (with respect to [Affiliated Originator] Receivables) [the Affiliated Originator], or administrative error by state or local agencies, the notation of [Affiliated Originator's] lien on the certificates of title for the Financed Vehicles financed under the [Affiliated Originator] Receivables, and the notation of CPS's lien on the certificates of title for all other Financed Vehicles, will be sufficient to protect the Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a Receivable. If there are any Financed Vehicles as to which CPS or [Affiliated Originator] failed to obtain and assign to the Seller or the Trust a perfected security interest, the security interest of CPS or [Affiliated Originator], as applicable, would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of CPS under the Purchase Agreement and would create an obligation of CPS to repurchase the related Receivables unless the breach is cured. The Seller will assign its rights pursuant to the Sale and Servicing Agreement to the Trust. See "Description of the Trust Documents - Sale and
Assignment  of   Receivables;   Subsequent   Receivables"   in  this  Prospectus
Supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Federal Tax Counsel, for Federal income tax purposes the Class A Notes will be characterized as debt, the Class B Notes should be characterized as debt (but if not characterized as debt, the Class B Notes will be characterized as interests in a partnership), and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account and a Keogh plan (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Class A-2 Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

         However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

         [The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the accompanying Prospectus.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.]

         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated [ ], (the "Underwriting Agreement") among CPS, the Seller, and [ ] (the "Underwriter"), the Seller has agreed to cause the Seller to sell to the Underwriter, and the Underwriter has agreed to purchase, Notes [and Certificates] in the following respective amounts:


Underwriter                                                    Principal Amount



                                                               ----------------
Total....................................................      ================



         The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all the Notes offered hereby if any of such Notes are purchased.

         CPS and the Seller have been advised by the Underwriter that the Underwriter proposes to offer the Securities from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Securities for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Securities are a new issue of securities with no established trading market. The Underwriter has advised CPS and the Seller that it intends to act as a market maker for the Securities. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Securities.

         CPS and the Seller have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities will be passed upon for CPS and the Underwriter by Mayer, Brown & Platt, New York, New York.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.


"Actuarial Receivables"....................................................S-37
"Alpha Program"   .........................................................S-25
"Benefit Plan"    ...................................................S-18, S-55
"Business Day"    ..........................................................S-7
"Cede"            ...................................................S-17, S-43
"Certificate Owners".................................................S-17, S-42
"Certificate Prepayment Amount"......................................S-13, S-42
"Certificate Prepayment Premium"...........................................S-13
"Certificateholders' Distributable Amount".................................S-49
"Certificateholders' Interest Distributable Amount"........................S-42
"Certificateholders' Percentage"...........................................S-49
"Certificateholders' Principal Distributable Amount".................S-42, S-49
"Certificates"    .....................................................S-1, S-4
"Class A Noteholders' Interest Distributable Amount".......................S-48
"Class A Noteholders' Principal Distributable Amount"...........S-9, S-40, S-48
"Class A Notes"   ..........................................................S-1
"Class A-1 Interest Rate"...................................................S-8
"Class A-1 Noteholders"...............................................S-8, S-39
"Class A-1 Notes" ..........................................................S-1
"Class A-2 Interest Rate"...................................................S-8
"Class A-2 Noteholders".....................................................S-8
"Class A-2 Notes" ..........................................................S-1
"Class A-1 Holdback Amount"................................................S-46
"Class A-1 Pool Factor"....................................................S-38
"Class A-2 Pool Factor"....................................................S-38
"Class A-3 Interest Rate"...................................................S-8
"Class A-3 Noteholders"....................................................S-39
"Class A-3 Notes" .....................................................S-1, S-4
"Class A-3 Pool Factor"....................................................S-38
"Class B Noteholders".................................................S-8, S-39
"Class B Noteholders' Interest Distributable Amount".......................S-48
"Class B Noteholders' Principal Distributable Amount"...........S-9, S-40, S-48
"Class B Notes"   .....................................................S-1, S-4
"Closing Date"    ..........................................................S-4
"Collateral Agent".........................................................S-50
"Collection Account".......................................................S-45
"Collection Period"........................................................S-10
"Commission"      ..........................................................S-2
"Contracts"       .........................................................S-24
"CPS Receivables" ..........................................................S-5
"CPS"             ..........................................................S-4
"Cutoff Date"     ..........................................................S-5
"Dealer Agreements"........................................................S-24
"Dealers"         .........................................................S-24
"Delta Program"   .........................................................S-25
"Determination Date".......................................................S-47
"Distribution Account".....................................................S-45
"DTC"             ..............................................S-2, S-17, S-39

"ERISA"           .........................................................S-55
"Events of Default"........................................................S-50
"Exchange Act"    ..........................................................S-2
"Financed Vehicles".........................................................S-5
"First Time Buyer Program".................................................S-25
"Funding Period"  ..........................................................S-7
"holders"         .............................................S-17, S-39, S-42
"IFCs"            ..........................................................S-5
"Indenture Trustee".........................................................S-1
"Indenture"       .....................................................S-1, S-4
"Index Maturity"  .........................................................S-40
"Insurance Agreement"......................................................S-19
"Interest Rate"   ..........................................................S-8
"Interest Reserve Account"............................................S-7, S-46
"Issuer"          ..........................................................S-4
"LIBOR Determination Date".................................................S-40
"Liquidated Receivable"....................................................S-47
"Liquidation Proceeds".....................................................S-47
"Lock-Box Account"...................................................S-16, S-45
"Lock-Box Bank"   .........................................................S-16
"Lock-Box Processor".......................................................S-16
"Mandatory Prepayment"...............................................S-13, S-42
"Mandatory Redemption"...............................................S-11, S-41
"Master Spread Account Agreement"..........................................S-50
"Note Owners"     ...................................................S-17, S-39
"Note Prepayment Amount".............................................S-11, S-41
"Note Prepayment Premium"..................................................S-11
"Noteholders"     ..............................................S-7, S-17, S-39
"Noteholders' Distributable Amount"........................................S-48
"Notes"           ..........................................................S-1
"Obligors"        .........................................................S-24
"Original Pool Balance".....................................................S-5
"Owner Trustee"   ..........................................................S-1
"Participants"    .........................................................S-43
"Pass-Through Rate"........................................................S-12
"Payment Date"    ..........................................................S-7
"Pool Balance"    .........................................................S-38
"Post Office Box" .........................................................S-16
"prepayments"     .........................................................S-37
"Pre-Funded Amount".........................................................S-7
"Pre-Funding Account".......................................................S-7
"Principal Balance"........................................................S-47
"Principal Distributable Amount".....................................S-10, S-48
"PTCE"            .........................................................S-56
"Purchase Amount" .........................................................S-47
"Receivables"     ..........................................................S-5
"Record Date"     .........................................................S-15
"Recoveries"      .........................................................S-48
"Reference Banks" .........................................................S-40
"Registration Statement"....................................................S-2
"Regulation"      .........................................................S-55

"Requisite Amount".........................................................S-15
"Requisite Reserve Amount".................................................S-46
"Rule of 78's Receivables".................................................S-37
"Scheduled Receivable Payment".............................................S-48
"Securities Act"  ..........................................................S-2
"Securities"      .....................................................S-1, S-4
"Securityholders" .........................................................S-12
"Seller"          .....................................................S-1, S-4
"Servicer Termination Event"...............................................S-53
"Servicer"        ..........................................................S-4
"Servicing Assumption Agreement"...........................................S-17
"Servicing Fee Rate".......................................................S-17
"Servicing Fee"   .........................................................S-46
"Simple Interest Receivables"..............................................S-37
"Spread Account"  .........................................................S-50
"Standard Program".........................................................S-25
"Standby Fee"     .........................................................S-17
"Standby Servicer"...................................................S-17, S-39
"Sub-Prime Borrowers"......................................................S-24
"Subsequent Closing Date"...................................................S-6
"Subsequent Cutoff Date"....................................................S-6
"Subsequent Receivables"....................................................S-6
"Subsequent Transfer Agreement"............................................S-19
"Telerate Page 3750".......................................................S-40
"Total Distribution Amount"................................................S-47
"Trust Agreement" ..........................................................S-4
"Trust Assets"    ..........................................................S-5
"Trust"           .....................................................S-1, S-4
"UCC"             .........................................................S-45
"Underwriter"     .........................................................S-56
"Underwriting Agreement"...................................................S-56
"[Affiliate Purchase Agreement]"...........................................S-44
"[Affiliated Originator] Receivables".................................S-5, S-15
"[Credit Enhancement] Cross Default".......................................S-50

===============================================

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CPS, the Seller or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                   -----------

                                TABLE OF CONTENTS

                                                                           Page


                              Prospectus Supplement

Available Information........................................................S-2
Incorporation of Certain Documents by Reference..............................S-2
Reports to Securityholders...................................................S-2
Summary  ....................................................................S-4
Risk Factors................................................................S-19
Formation of the Trust......................................................S-23
The Trust Assets............................................................S-24
Cps's Automobile Contract Portfolio.........................................S-24
The Receivables Pool........................................................S-31
Yield Considerations........................................................S-37
Pool Factors and Other Information..........................................S-38
Use of Proceeds.............................................................S-38
The Seller and Cps..........................................................S-38
The Standby Servicer........................................................S-39
Description of the Notes....................................................S-39
Description of the Certificates.............................................S-42
Registration of Notes and Certificates......................................S-43
Description of the Trust Documents..........................................S-43
Credit Enhancement..........................................................S-54
the Credit Enhancer.........................................................S-54
Certain Legal Aspects of the Receivables....................................S-54
Federal Income Tax Consequences.............................................S-55
Erisa Considerations........................................................S-55
Underwriting................................................................S-56
Legal Opinions..............................................................S-57
Index of Terms...............................................................S-i



                                   Prospectus


Prospectus Supplement....................................................      2
Available Information....................................................      2
Incorporation of Certain Documents by Reference..........................      2
Reports to Noteholders...................................................      3
Summary of Terms.........................................................      4
Risk Factors.............................................................     10
Formation of the Trust...................................................     16
The Trust Assets.........................................................     16
Acquisition of Receivables by the Seller.................................     17
The Receivables..........................................................     18
CPS's Automobile Contract Portfolio......................................     20
Pool Factors.............................................................     20
Use of Proceeds..........................................................     21
The Seller and CPS.......................................................     21
Description of the Certificates..........................................     22

Certain Information Regarding the Certificates...........................     23
Description of the Trust Documents.......................................     31
Certain Legal Aspects of the Receivables.................................     40
Federal Income Tax Consequences..........................................     43
ERISA Considerations.....................................................     47
Methods of Distribution..................................................     47
Legal Opinions...........................................................     48
Financial Information....................................................     48
Additional Information...................................................     48
Defined Terms............................................................     49

                                   -----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                      [$ ]
                        CPS AUTO RECEIVABLES TRUST 199[ ]
                                [ %] ASSET-BACKED
                                      NOTES
                              CPS RECEIVABLES CORP.
                                    (SELLER)
                               CONSUMER PORTFOLIO
                                 SERVICES, INC.
                                   (SERVICER)

                                        -

                              PROSPECTUS SUPPLEMENT

                                        -

[UNDERWRITER]




                                   [ ], 199[ ]

Prospectus Supplement
To Prospectus Dated August [   ], 1997

                                      [$ ]
                        CPS Auto Receivables Trust 1997-3
                     [$ ][ %] Asset-Backed Notes, Class A-1
                     [$ ][ %] Asset-Backed Notes, Class A-2
                     [$ ][ %] Asset-Backed Notes, Class A-3
                              CPS Receivables Corp.
                                    (Seller)
                        Consumer Portfolio Services, Inc.
                                   (Servicer)
                                     -------

         CPS Auto Receivables Trust 1997-3 (the "Trust") will be formed pursuant to a Trust Agreement to be dated as of August [ ], 1997 between CPS Receivables Corp., as seller (the "Seller"), and [ ], as owner trustee (the "Owner Trustee"). The [ %] Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), the [ %] Asset-Backed Notes, Class A-2 (the "Class A-2 Notes") and the [ %] Asset-Backed Notes, Class A-3 (the "Class A-3 Notes", and, together with the Class A-1 Notes and Class A-2 Notes, the "Class A Notes") the Asset Backed Notes, Class B (the "Class B Notes"), and, together with the Class A Notes and the Class B Notes, the "Notes"), will be issued pursuant to an Indenture (the "Indenture") to be dated as of August [ ], 1997 between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). The rights of Class B Noteholders to receive payments of principal and/or interest will be subordinated to the rights of Class A Noteholders to the extent described herein. Only the Class A Notes are offered hereby.

                                     -------


         The Trust Assets will include a pool of retail installment sale contracts (including contracts representing obligations of Sub-Prime Borrowers (as defined herein)) and all rights thereunder, certain monies due or received thereunder, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables (as defined herein), certain bank accounts and the proceeds thereof, amounts on deposit in the Pre-Funding Account (as defined herein) and the Interest Reserve Account (as defined herein) and the proceeds thereof, the Policy with respect to the Notes, and the right of Consumer Portfolio Services, Inc. ("CPS") to receive certain insurance proceeds and certain other property, as more fully described herein. The Receivables will be purchased by the Seller from CPS and from CPS's subsidiary, Samco Acceptance Corp. ("Samco") on or prior to the date of the issuance of the Notes.

         It is intended that from time to time on or before [ ] the Trust will purchase from the Seller (or Samco) additional retail installment sale contracts having an aggregate principal balance of up to $[ ] with funds on deposit in the Pre-Funding Account (as defined herein).

                                     ______




         The Underwriters have agreed to purchase from the Seller the Class A-1 Notes at a purchase price equal to [ %] of the principal amount of Class A-1 Notes, the Class A-2 Notes at a purchase price equal to [ %] of the principal amount of Class A- 2 Notes and the Class A-3 Notes at a purchase price equal to [ %] of the principal amount of Class A-2 Notes, in each case subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting". The aggregate proceeds to the Seller, after deducting expenses payable by the Seller, estimated at [$ ] will be [$ ].

                                     -------

         The Underwriters propose to offer the Class A Notes from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

                                     -------


         Full and timely payment of the Scheduled Payments (as defined herein) in respect of the Class A Notes on each Payment Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by:


                                   [FSA Logo]
                                     -------

                 For a discussion of certain factors relating to
                   the transaction, see "Risk Factors" at page
                   S-15 herein and page 15 in the accompanying
                                   prospectus.

                                     -------


THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS
  IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF. THE
   NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     -------


The Class A Notes are offered hereby by the Underwriters when, as and if issued by the Trust, delivered to and accepted by them and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Class A Notes will be made on or about August [ ], 1997, only through The Depository Trust Company, Cedel Bank societe anonyme, and the Euroclear System.

PaineWebber Incorporated                         BlackDiamond Securities, LLC


           The date of this Prospectus Supplement is August [ ], 1997.

                              AVAILABLE INFORMATION

         CPS  has  filed  with  the  Securities  and  Exchange  Commission  (the
"Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Notes offered pursuant to this Prospectus Supplement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional office at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Upon the receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters (as defined herein) or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, CPS, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by CPS with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Notes, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         In addition to the documents described above and in the accompanying Prospectus under "Incorporation of Certain Documents by Reference", the consolidated financial statements of Financial Security Assurance Inc. and its Subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus
Supplement:

         (a) Annual Report on Form 10-K for the period ended December 31, 1996,

         (b) Quarterly Report on Form 10-Q for the period ended June 30, 1997,

         All financial statements of Financial Security Assurance Inc. ("Financial Security") and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

         The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Class A Notes offered hereby, and the offering of such Class A Notes at that time shall be deemed to be the initial bona fide offering thereof.

         CPS will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus Supplement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus Supplement incorporates). Written requests for such copies should be directed to: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92618,
Attention: Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.


                             REPORTS TO NOTEHOLDERS

         Unless and until Definitive Notes are issued, periodic reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                     SUMMARY

         This Summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meaning assigned to such terms in the Prospectus.


Issuer......................        CPS  Auto  Receivables   Trust  1997-3  (the
                                    "Trust" or the "Issuer").

Seller......................        CPS Receivables  Corp.  (the "Seller").  See
                                    "The  Seller  and  CPS" in  this  Prospectus
                                    Supplement.

Servicer....................        Consumer Portfolio Services, Inc. ("CPS" or,
                                    in  its  capacity  as  the   servicer,   the
                                    "Servicer").  See "CPS's Automobile Contract
                                    Portfolio" and "The Seller and CPS" in this Prospectus Supplement.

Indenture Trustee...........        Norwest     Bank     Minnesota,     National
                                    Association, a national banking association,
                                    located  at  Sixth   Street  and   Marquette
                                    Avenue, Minneapolis, Minnesota.

Owner Trustee...............        [Name and Address]

Insurer.....................        Financial   Security   Assurance,   Inc.,  a
                                    financial    guaranty    insurance   company
                                    incorporated under the laws of the State of New York (the "Insurer"). See "The Insurer" in this Prospectus Supplement.


Closing Date................        On or about  August [ ], 1997 (the  "Closing
                                    Date").


The Trust...................        The   Trust   will  be  a   business   trust
                                    established under the laws of the State of Delaware. The activities of the Trust are limited by the terms of the Trust Agreement dated as of August [ ], 1997 between the Seller and the Owner Trustee (the "Trust
                                    Agreement").


                                    The  Trust  will  issue [ ]% Class A-1 Asset
                                    Backed Notes (the "Class A-1 Notes") in the aggregate original principal amount of $[ ], [ ]% Class A-2 Asset-Backed Notes (the "Class A-2 Notes") in the aggregate original principal amount of $[ ], [ ]% Class A-3 Asset-Backed Notes (the "Class A-3 Notes") in the aggregate original principal amount of $[ ] and [ ]% Class B Asset-Backed Notes (the "Class B Notes") in the aggregate original principal amount of $[ ].

                                    The  Notes  will be  issued  pursuant  to an
                                    Indenture  dated as of August [ ], 1997 (the
                                    "Indenture").  The Notes will be offered for
                                    purchase  in  minimum   denominations  of  [
                                    $1,000] and integral multiples of $1,000 in excess thereof, in book entry form only. See "Description of the Securities - Book- Entry Registration" in the Prospectus.


                                    The  Notes  will  be  secured  by the  Trust
                                    Assets as, and to the extent, provided in the Indenture.


Trust Assets................        The   property  of  the  Trust  (the  "Trust
                                    Assets")  will  include (i) a pool of retail
                                    installment  sale  contracts  (collectively,
                                    the  "Receivables")  secured  by the new and
                                    used  automobiles,  light  trucks,  vans and
                                    minivans  financed  thereby  (the  "Financed
                                    Vehicles"), (ii) with respect to Receivables
                                    that  are  Rule  of  78's   Receivables  (as
                                    defined  herein),  all  payments due thereon
                                    after [ ], 1997 (the  "Cutoff  Date"),  and,
                                    with respect to Receivables  that are Simple
                                    Interest  Receivables  (as defined  herein),
                                    all payments  received  thereunder after the
                                    Cutoff Date, (iii) security interests in the
                                    Financed   Vehicles,   (iv)   certain   bank
                                    accounts and the proceeds  thereof,  (v) the
                                    Pre-Funding Account and the Interest Reserve
                                    Account and the proceeds  thereof,  (vi) the
                                    right of the Seller to receive proceeds from
                                    claims   under,   or  refunds  of   unearned
                                    premiums from,  certain  insurance  policies
                                    and extended  service  contracts,  (vii) all
                                    right,  title and  interest of the Seller in
                                    and to the Purchase  Agreements  (as defined
                                    below)  (viii)  the  Policy  issued  by  the
                                    Insurer  with  respect to the Class A Notes,
                                    and (ix)  certain  other  property,  as more
                                    fully  described  herein.  See "Formation of
                                    the Trust" in this Prospectus Supplement and
                                    "The Receivables" in the Prospectus. Certain
                                    of the Receivables  (the "CPS  Receivables")
                                    will be  purchased  by the  Seller  from CPS
                                    pursuant to a purchase  agreement  (the "CPS
                                    Purchase  Agreement")  and  certain  of  the
                                    Receivables (the "Samco  Receivables")  will
                                    be   purchased  by  the  Seller  from  CPS's
                                    subsidiary,  Samco Acceptance Corp. pursuant
                                    to a purchase agreement (the "Samco Purchase
                                    Agreement"   and,   together  with  the  CPS
                                    Purchase     Agreement,     the    "Purchase
                                    Agreements")  on or  prior  to  the  Closing
                                    Date.  The  Receivables   arise  from  loans
                                    originated by automobile dealers or IFCs (as defined herein) for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs.


The Receivables.............        As  of  the  Cutoff  Date,   the   aggregate
                                    outstanding   principal   balance   of   the
                                    Receivables  was  [$ ] (the  "Original  Pool
                                    Balance"). The Receivables consist of retail installment sale contracts secured by new and used automobiles, light trucks, vans and minivans including, with respect to Rule of

                                    78's Receivables, the rights to all payments
                                    due with respect to such  Receivables  after
                                    the Cutoff Date, and, with respect to Simple
                                    Interest  Receivables,  the  rights  to  all
                                    payments   received  with  respect  to  such
                                    Receivables after the Cutoff Date. As of the
                                    Cutoff  Date,  approximately  [  %]  of  the
                                    aggregate    principal    balance   of   the
                                    Receivables  represented  financing  of used
                                    vehicles.  The Receivables  arise from loans
                                    originated   by   automobile    dealers   or
                                    independent  finance companies  ("IFCs") for
                                    assignment  to  CPS or a  subsidiary  of CPS
                                    pursuant  to CPS's auto loan  programs.  The
                                    auto   loan   programs   target   automobile
                                    purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See "CPS's Automobile Contract Portfolio - General" and "The Receivables Pool" in this Prospectus Supplement and "Risk Factors - Sub-Prime Obligors" in the Prospectus. The Receivables have been selected from the contracts owned by CPS or Samco based on the criteria specified in the Purchase Agreements and described herein.

                                    Following the Closing Date,  pursuant to the
                                    Sale and  Servicing  Agreement,  the  Seller
                                    will  be  obligated,  subject  only  to  the
                                    availability thereof, to sell, and the Trust
                                    will be obligated  to  purchase,  subject to
                                    the  satisfaction of certain  conditions set
                                    forth   therein,    additional   Receivables
                                    originated  by CPS or Samco  under  its auto
                                    loan  programs  and  acquired  by the Seller
                                    from   CPS   or   Samco   (the   "Subsequent
                                    Receivables")  from time to time  during the
                                    Funding  Period (as defined below) having an
                                    aggregate   Principal   Balance   equal   to
                                    approximately  $[ ]. Subsequent  Receivables
                                    will  be  conveyed  to the  Trust  on  dates
                                    specified  by the Seller (each date on which
                                    Subsequent  Receivables  are conveyed  being
                                    referred to as a "Subsequent  Closing Date")
                                    occurring  during the Funding Period.  After
                                    any  Subsequent   Closing  Date,  the  Trust
                                    Assets  will  include  payments  other  than
                                    payments  under  the  Policy  received  with
                                    respect    to   the    related    Subsequent
                                    Receivables after the cutoff date designated
                                    by  the   Seller   with   respect   to  such
                                    Subsequent    Closing    Date   (such   date
                                    designated  by the Seller,  the  "Subsequent
                                    Cutoff Date" with respect to the  Subsequent
                                    Receivables  conveyed  to the  Trust on such
                                    Subsequent  Closing Date).  See "Description
                                    of the Trust Documents - Sale and Assignment
                                    of  Receivables;   Subsequent   Receivables"
                                    herein. On each Subsequent Closing Date, subject to the conditions set forth in the Trust Documents (as defined herein), the Trustee shall purchase from the Seller the Subsequent Receivables to be transferred to the Trust on such Subsequent Closing Date.

Pre-Funding Account.........        The Initial  Receivables  and the Subsequent
                                    Receivables  will  be  selected  from  motor
                                    vehicle retail installment sale contracts in
                                    CPS's  and  Samco's  portfolio  based on the
                                    criteria   specified  in   ===========   the
                                    Purchase  Agreements  and  described in this
                                    Prospectus   ==========    Supplement.    No
                                    Receivable will have a scheduled maturity date later than [ ].


                                    Subsequent  Receivables  will be  originated
                                    under  CPS's auto loan  programs  or through
                                    Samco but, as these  programs  are  modified
                                    from time to time by CPS due to  changes  in
                                    market   conditions   or  otherwise  in  the
                                    judgment of CPS, such Subsequent Receivables
                                    may  be  originated  using  credit  criteria
                                    different  from the  criteria  applied  with
                                    respect to the Initial  Receivables  and may
                                    be  of  a  different   credit   quality  and
                                    seasoning.  However,  CPS believes  that the
                                    inclusion of the  Subsequent  Receivables in
                                    the pool of Receivables  will not materially
                                    adversely  affect the  performance  or other
                                    characteristics  of the pool of Receivables.
                                    In  addition,   following  the  transfer  of
                                    Subsequent  Receivables  to the  Trust,  the
                                    characteristics   of  the  entire   pool  of
                                    Receivables included in the Trust may vary from those of the Initial Receivables. See "Risk Factors - Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" herein.


                                    On the Closing Date, the Seller will deposit
                                    into the Pre-  Funding  Account  (as defined
                                    below),  from the proceeds  from the sale of
                                    the Notes, the sum of $[ ] (such amount,  as
                                    reduced  from time to time by the  aggregate
                                    Principal   Balances   of   all   Subsequent
                                    Receivables  purchased  by the Trust  during
                                    the   Funding   Period   (the    "Pre-Funded
                                    Amount").  During the period  (the  "Funding
                                    Period") from and including the Closing Date
                                    until the earliest of (i) the Record Date on
                                    which (a) the Pre-Funded Amount is less than
                                    $100,000,   (b)  an  Event  of  Default  has
                                    occurred  under the  Indenture or a Servicer
                                    Termination  Event  has  occurred  under the
                                    Sale and  Servicing  Agreement,  (c) certain
                                    events  of  insolvency  have  occurred  with
                                    respect  to the  Seller or the  Servicer  or
                                    (ii)  the  close  of  business  on  the  [ ]
                                    Payment Date, the Pre-Funded  Amount will be
                                    maintained  as an account in the name of the
                                    Indenture    Trustee    (the    "Pre-Funding
                                    Account").   The  Pre-   Funded   Amount  is
                                    expected to initially equal approximately $[

                                     ] and,  during the  Funding  Period will be
                                    reduced   by  the   principal   balance   of
                                    Subsequent   Receivables  purchased  by  the
                                    Trust from time to time in  accordance  with
                                    the Sale and Servicing Agreement. The Seller
                                    expects that the  Pre-Funded  Amount will be
                                    reduced  to less  than  $100,000  by the [ ]
                                    Payment   Date.   Any   Pre-Funded    Amount
                                    remaining at the end of the Funding Period will be payable to the Class A

                                    Noteholders pro rata in proportion to the respective principal balances of each class of Class A Notes.]

Interest....................        Reserve  Account During the Funding  Period,
                                    funds  will  be  held  in  an  account  (the
                                    "Interest Reserve Account") to cover any shortfalls due to investment earnings on funds in the Pre-Funding Account being less than the interest that would have been earned had such funds been invested in Receivables. See "Description of the Trust
                                    Documents - Accounts".

Terms of the Notes..........        The principal  terms of the Notes will be as
                                    described below:


 A. Payment Dates...........        Payments of interest  and  principal  on the
                                    Notes  will be made on the  15th day of each
                                    month or, if such 15th day is not a Business
                                    Day,  on the  next  following  Business  Day
                                    (each   a   "Payment   Date"),    commencing
                                    September 15, 1997. Payments will be made to
                                    holders   of  record   of  the  Notes   (the
                                    "Noteholders")  as of the close of  business
                                    on  the  Record  Date  (as  defined  herein)
                                    applicable to such Payment Date. A "Business
                                    Day"  is a day  other  than  a  Saturday,  a
                                    Sunday   or   a   day   on   which   banking
                                    institutions  in the City of New  York,  New
                                    York, the State in which the Corporate Trust
                                    Office  is  located,  the State in which the
                                    executive   offices  of  the   Servicer  are
                                    located or the State in which the  principal
                                    place of  business of the Insurer is located
                                    are   authorized   or   obligated   by  law,
                                    executive order or governmental decree to be closed.


  B. Final Scheduled
        Payment Dates.......        [                                 ].


  C.  Subordination of the
       Class B Notes........        The  Class  B Notes  will  not  receive  any
                                    payment  of   principal  or  interest  on  a
                                    Payment  Date  until the full  amount of the
                                    Class A Noteholders' Interest  Distributable
                                    Amount due to the Class A  Noteholders  with
                                    respect  to  such   Payment  Date  has  been
                                    deposited in the Distribution  Account.  The
                                    Class B Notes will not receive any payment of principal on a Payment Date until the full amount of the Class A Noteholders'
                                    Principal Distributable Amount due to the Class A Noteholders with respect to such Payment Date has been deposited in the Distribution Account.


  D. Interest Rates.........        The Class A-1 Notes will bear  interest at a
                                    rate equal to [ %] per annum (the "Class A-1
                                    Interest Rate"). The Class A-2 Notes will bear interest at a rate equal to [ %] per annum (the "Class A-2 Interest Rate"). The
                                    Class A-3 Notes will bear interest at a rate equal to [ %] per annum (the "Class A-3
                                    Interest Rate"). The Class B Notes will bear interest at a rate of [ ]% per annum (the
                                    "Class B Interest Rate"). Each such interest rate for a Class of Notes is referred to as an

                                    "Interest Rate". Interest on the Notes, other than the Class A-1 Notes, will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in a 365-day year.


  D. Interest...............        On each Payment Date,  the holders of record
                                    of the  Class  A-1  Notes  (the  "Class  A-1
                                    Noteholders")  will be  entitled to receive,
                                    pro rata, interest at the Class A-1 Interest
                                    Rate for the number of days elapsed from and
                                    including  the most recent  Payment Date (or
                                    in the  case of the  initial  Payment  Date,
                                    from and  including the Closing Date) to but
                                    excluding  the current  Payment Date, on the
                                    outstanding  principal  amount  of the Class
                                    A-1  Notes at the close of  business  on the
                                    last day of the related  Collection  Period.
                                    On each Payment Date,  the holders of record
                                    of the  Class  A-2  Notes  (the  "Class  A-2
                                    Noteholders")  as of the related Record Date
                                    will  be  entitled  to  receive,  pro  rata,
                                    thirty  (30) days of  interest  at the Class
                                    A-2   Interest   Rate  on  the   outstanding
                                    principal  amount  of the Class A-2 Notes at
                                    the close of business on the last day of the
                                    related  Collection  Period. On each Payment
                                    Date, the holders of record of the Class A-3
                                    Notes (the  "Class A-3  Noteholders")  as of
                                    the related  Record Date will be entitled to
                                    receive,  pro  rata,  thirty  (30)  days  of
                                    interest at the Class A-3  Interest  Rate on
                                    the  outstanding  principal  amount  of  the
                                    Class A-3 Notes at the close of  business on
                                    the  last  day  of  the  related  Collection
                                    Period. On each Payment Date, the holders of
                                    record  of the Class B Notes  (the  "Class B
                                    Noteholders")  as of the related Record Date
                                    will  be  entitled  to  receive,  pro  rata,
                                    thirty  (30) days of interest at the Class B
                                    Interest Rate on the  outstanding  principal
                                    balance of the Class B Notes at the close of
                                    business  on the  last  day  of the  related
                                    Collection   Period.   Notwithstanding   the
                                    foregoing,  on the first Payment  Date,  the
                                    interest   payable  to  the  Noteholders  of
                                    record  of each  Class of  Notes  will be an
                                    amount  equal  to the  product  of  (a)  the
                                    Interest  Rate  applicable  to such Class of
                                    Notes,  (b) the initial  principal amount of
                                    such Class of Notes and (c) a  fraction  (i)
                                    the numerator of which is the number of days
                                    from and  including the Closing Date through
                                    and  including  September  14, 1997 and (ii)
                                    the  denominator  of which is 360 (or,  with
                                    respect to the Class A-1 Notes  only,  365).
                                    Interest  on the Notes  which is due but not
                                    paid on any Payment  Date will be payable on
                                    the next Payment Date together  with, to the
                                    extent  permitted  by law,  interest on such
                                    unpaid  amount  at the  applicable  Interest
                                    Rate.  See   "Description  of  the  Notes  -
                                    Payments  of  Interest"  in this  Prospectus
                                    Supplement.


E. Principal................        Principal  of the  Class  A  Notes  will  be
                                    payable on each Payment Date in an amount equal to the Class A Noteholders'

                                    Principal   Distributable   Amount  for  the
                                    related  Collection  Period.  The  "Class  A
                                    Noteholders' Principal Distributable Amount"
                                    is equal to the  product  of (x) the Class A
                                    Noteholders'  Percentage  of  the  Principal
                                    Distributable  Amount  and  (y)  any  unpaid
                                    portion  of the amount  described  in clause
                                    (x) above with  respect  to a prior  Payment
                                    Date. Principal of the Class B Notes will be
                                    payable  on each  Payment  Date in an amount
                                    equal to the Class B Noteholders'  Principal
                                    Distributable   Amount   for   the   related
                                    Collection Period. The "Class B Noteholders'
                                    Principal Distributable Amount" is equal to the product of (a) the Class B Noteholders' Percentage of the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) above with respect to a prior Payment Date.


                                    The "Class A Noteholders'  Percentage"  will
                                    (a) on any Payment Date prior to the Payment
                                    Date on which  the  principal  amount of the
                                    Class A-3 Notes is reduced to zero, be [ %],
                                    (b)  on  the  Payment   Date  on  which  the
                                    principal  amount  of the Class A-3 Notes is
                                    reduced   to   zero,   be   the   percentage
                                    equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                                    The "Class B Noteholders'  Percentage"  will
                                    (a) on any Payment Date prior to the Payment
                                    Date on which  the  principal  amount of the
                                    Class A-3 Notes is reduced to zero, be [ %],
                                    (b)  on  the  Payment   Date  on  which  the
                                    principal  amount  of the Class A-3 Notes is
                                    reduced   to   zero,   be   the   percentage
                                    equivalent of a fraction, the numerator of which is the principal amount of the Class A-3 Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

                                    On each Payment Date, an amount equal to the
                                    lesser  of (i)  the  portion  of  the  Total
                                    Distribution    Amount    remaining    after
                                    application   thereof   to  pay  all  senior
                                    distributions  as  described in "Priority of
                                    Payments"   below   and  (ii)  the  Class  A
                                    Noteholders' Principal  Distributable Amount
                                    will  be  applied,   sequentially,   to  pay
                                    principal  of the Class A-1 Notes  until the
                                    principal balance of the Class A-1 Notes has
                                    been reduced to zero, then to the holders of
                                    the  Class A-2  Notes  until  the  principal
                                    balance  of the  Class  A-2  Notes  has been
                                    reduced to zero,  then to the holders of the
                                    Class A-3 Notes until the principal  balance
                                    of the Class A-3 Notes has been  reduced  to
                                    zero.  On each Payment Date, an amount equal
                                    to the lesser
                                    of (i) the portion of the Total Distribution
                                    Amount remaining after  application  thereof
                                    to pay all senior distributions as described
                                    in "Priority of Payments" below and (ii) the
                                    Class B Noteholders' Principal Distributable
                                    Amount will be applied to pay  principal  of
                                    the  Class  B  Notes  until  the   principal
                                    balance of the Class B Notes has been reduced to zero.

                                    The "Principal  Distributable  Amount" for a
                                    Payment  Date will  equal the sum of (a) the
                                    principal    portion   of   all    Scheduled
                                    Receivable   Payments  received  during  the
                                    preceding  Collection Period on Rule of 78's
                                    Receivables  and all  payments of  principal
                                    received  on  Simple  Interest   Receivables
                                    during the preceding  Collection Period; (b)
                                    the principal  portion of all prepayments in
                                    full    received    during   the   preceding
                                    Collection Period (including  prepayments in
                                    full resulting from collections with respect
                                    to  a   Receivable   received   during   the
                                    preceding    Collection    Period   (without
                                    duplication of amounts included in (a) above
                                    and  (d)  below));  (c) the  portion  of the
                                    Purchase  Amount  allocable  to principal of
                                    each  Receivable that was repurchased by CPS
                                    or  purchased by the Servicer as of the last
                                    day of the related Collection Period and, at
                                    the  option  of the  Insurer  the  Principal
                                    Balance of each Receivable that was required
                                    to  be  but   was   not  so   purchased   or
                                    repurchased   (without  duplication  of  the
                                    amounts  referred  to in (a) and (b) above);
                                    (d) the Principal Balance of each Receivable
                                    that first  became a  Liquidated  Receivable
                                    during  the  preceding   Collection   Period
                                    (without duplication of the amounts included
                                    in (a) and (b) above); and (e) the aggregate
                                    amount of Cram Down Losses  with  respect to
                                    the  Receivables  that shall  have  occurred
                                    during  the  preceding   Collection   Period
                                    (without duplication of amounts included in (a) through (d) above). In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Payment Date for such Class.

                                    A  "Collection  Period"  with  respect  to a
                                    Payment  Date  will  be the  calendar  month
                                    preceding  the month in which  such  Payment
                                    Date occurs;  provided,  however,  that with
                                    respect  to  the  first  Payment  Date,  the
                                    "Collection  Period" will be the period from
                                    and   excluding   the  Cutoff  Date  to  and
                                    including September 14, 1997.

F. Optional
    Redemption..............        The Notes, to the extent still  outstanding,
                                    may be redeemed  in whole,  but not in part,
                                    on any  Payment  Date on which the  Servicer
                                    exercises  its  option to  purchase  all the
                                    Receivables  as  of  the  last  day  of  any
                                    Collection  Period  on or  after  which  the
                                    aggregate    Principal    Balance   of   the
                                    Receivables  is  equal to 10% or less of the
                                    sum of (i) the  Original  Pool  Balance plus
                                    the
                                    aggregate    Principal    Balance   of   all
                                    Subsequent  Receivables  transferred  to the
                                    Trust  (as of  their  applicable  Subsequent
                                    Cutoff Dates),  at a redemption  price equal
                                    to the unpaid principal amount of the Notes,
                                    plus  accrued and unpaid  interest  thereon;
                                    provided  that  the   Servicer's   right  to
                                    exercise  such option will be subject to the
                                    prior approval of the Insurer,  but only if,
                                    after giving effect thereto,  a claim on the
                                    Policy  would  occur or any amount  owing to
                                    the  Insurer  or the  holders  of the  Notes
                                    would remain unpaid. See "Description of the
                                    Notes  -   Optional   Redemption"   in  this
                                    Prospectus Supplement.


G. Mandatory
    Redemption..............        Each class of Notes will be redeemed in part
                                    on  the  Payment  Date  on  or   immediately
                                    following the last day of the Funding Period
                                    in  the  event  that  any   portion  of  the
                                    Pre-Funded  Amount remains on deposit in the
                                    Pre-Funding  Account  after giving effect to
                                    the purchase of all Subsequent  Receivables,
                                    including  any such purchase on such date (a
                                    "Mandatory   Redemption").   The   aggregate
                                    principal  amount of each  class of Notes to
                                    be redeemed  will be an amount equal to such
                                    class'   pro  rata   share   (based  on  the
                                    respective current principal balance of each class of Notes) of the Pre-Funded Amount on such date (such class' "Note Prepayment
                                    Amount").

                                    The Policy does not guarantee payment of the Note Prepayment Amount. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amount will be paid.

                                    The Notes may be accelerated  and subject to
                                    immediate payment at par upon the occurrence
                                    of an Event of Default under the  Indenture.
                                    So long as no  Insurer  Default  shall  have
                                    occurred  and be  continuing,  an  Event  of
                                    Default under the Indenture  will occur only
                                    upon   delivery   by  the   Insurer  to  the
                                    Indenture   Trustee   of   notice   of   the
                                    occurrence of certain events of default under the Insurance Agreement dated as of [ ]. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par. See "Description of the Trust Documents - Events of Default" in this Prospectus Supplement.

Priority of Payments........        On each Payment Date, the Indenture  Trustee
                                    shall make the following distributions in the following order of priority:

                                    (i) to the  Servicer,  the Servicing Fee and
                                    all   unpaid   Servicing   Fees  from  prior
                                    Collection Periods; provided, however, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association is the Standby Servicer, the Indenture

                                    Trustee   will  first  pay  to  the  Standby
                                    Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                                    (ii)  in  the  event  the  Standby  Servicer
                                    becomes  the  successor  Servicer,   to  the
                                    Standby Servicer or such other successor servicer, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                                    (iii) to the Indenture Trustee and the Owner
                                    Trustee, pro rata, the Indenture Trustee Fee
                                    (as   defined    herein)   and    reasonable
                                    out-of-pocket   expenses   and  all   unpaid
                                    Trustee    Fees   and   unpaid    reasonable
                                    out-of-pocket expenses from prior Collection
                                    Periods;

                                    (iv) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                                    (v) to the Class A Noteholders,  the Class A
                                    Noteholders' Interest  Distributable Amount,
                                    to  be   distributed   as  described   under
                                    "Description   of  the  Trust   Documents  -
                                    Distributions";


                                    (vi) to the Class B Noteholders, the Class B
                                    Noteholders' Interest  Distributable Amount,
                                    to  be   distributed   as  described   under
                                    "Description   of  the  Trust   Documents  -
                                    Distributions";


                                    (vii) to the Class A Noteholders,  the Class
                                    A   Noteholders'   Principal   Distributable
                                    Amount, to be distributed as described under
                                    "Description   of  the  Trust   Documents  -
                                    Distributions";

                                    (viii) to the Insurer, any amounts due to the Insurer under the terms of the Insurance Agreement (as defined herein);

                                    (ix) in the event any Person  other than the
                                    Standby   Servicer   becomes  the  successor
                                    Servicer, to such successor Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through
                                    (viii)  above) to the extent not  previously
                                    paid by the predecessor Servicer, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in acting as successor Servicer;


                                    (x) to the Class B Noteholders,  the Class B
                                    Noteholders' Principal Distributable Amount,
                                    to  be   distributed   as  described   under
                                    "Description  of the  Notes --  Payments  of
                                    Principal"; and


                                    (xi) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

                                    See    "Description    of   the    Notes   -
                                    Distributions    on   Notes    Priority   of
                                    Distribution  Amounts"  in  this  Prospectus
                                    Supplement;

Spread Account..............        As  part  of  the   consideration   for  the
                                    issuance  of  the  Policy,  the  Seller  has
                                    agreed to cause  the  Spread  Account  to be
                                    established  with the  Collateral  Agent for
                                    the benefit of the Insurer and the Indenture
                                    Trustee  on behalf of the  Noteholders.  Any
                                    portion  of the  Total  Distribution  Amount
                                    remaining on any Payment Date after  payment
                                    of all fees and expenses due on such date to
                                    the  Servicer,  the  Standby  Servicer,  the
                                    Indenture  Trustee,  the Owner Trustee,  the
                                    Collateral Agent, the Insurer, any successor
                                    Servicer  and  all  principal  and  interest
                                    payments  due to  the  Noteholders  on  such
                                    Payment  Date,  will  be  deposited  in  the
                                    Spread  Account  and held by the  Collateral
                                    Agent  for  the  benefit  of  the  Indenture
                                    Trustee,  on behalf of the Noteholders,  and
                                    the  Insurer.  Amounts  on  deposit  in  the
                                    Spread  Account  on any  Payment  Date which
                                    (after all  payments  required to be made on
                                    such date  have been  made) are in excess of
                                    the requisite amount determined from time to
                                    time in  accordance  with certain  portfolio
                                    performance tests agreed upon by the Insurer
                                    and  the  Seller  as  a  condition   to  the
                                    issuance  of  the  Policy  (such   requisite
                                    amount,  the  "Requisite  Amount")  will  be
                                    released to or at the direction of the Owner
                                    Trustee.   See  "Description  of  the  Trust
                                    Documents  -   Distributions  -  The  Spread
                                    Account" in this Prospectus Supplement.

Record Dates................        The record date  applicable  to each Payment
                                    Date (each, a "Record Date") will be the 10th day of the calendar month in which such Payment Date occurs.

Repurchases and Purchases

of Certain Receivables......        CPS has  made  certain  representations  and
                                    warranties   relating  to  the   Receivables
                                    (including  the  Samco  Receivables)  to the
                                    Seller in the CPS  Purchase  Agreement,  and
                                    the Seller has made such representations and
                                    warranties  for the benefit of the Trust and
                                    the  Insurer  in  the  Sale  and   Servicing
                                    Agreement.   The   Indenture   Trustee,   as
                                    acknowledged   assignee  of  the  repurchase
                                    obligations  of CPS under  the CPS  Purchase
                                    Agreement,  will be  entitled to require CPS
                                    to   repurchase   any   Receivable  if  such
                                    Receivable  is   materially   and  adversely
                                    affected  by a breach of any  representation
                                    or warranty  made by CPS with respect to the
                                    Receivable  and  such  breach  has not  been
                                    cured as of the last day of the second  (or,
                                    if CPS elects,  the first)  month  following
                                    discovery  thereof  by the  Seller or CPS or
                                    notice   to   the   Seller   or   CPS.   See
                                    "Description  of the Trust Documents -- Sale
                                    and  Assignment  of   Receivables"   in  the
                                    Prospectus.

                                    The Servicer will be obligated to repurchase
                                    any  Receivable  if, among other things,  it
                                    extends  the date for final  payment  by the
                                    Obligor of such  Receivable  beyond the last
                                    day of  the  penultimate  Collection  Period
                                    preceding the Final  Scheduled  Payment Date
                                    or fails to  maintain a  perfected  security
                                    interest  in  the  Financed   Vehicle.   See
                                    "Description   of  the  Notes  --  Servicing
                                    Procedures" in this Prospectus Supplement and "Description of the Trust Documents -- Servicing Procedures" in the Prospectus.


The Policy..................        On the Closing Date,  the Insurer will issue
                                    the Policy to the Indenture  Trustee for the
                                    benefit  of the  Class  A  Noteholders  (the
                                    "Policy").   Pursuant  to  the  Policy,  the
                                    Insurer will unconditionally and irrevocably
                                    guarantee to the Class A Noteholders payment
                                    of  the   Class  A   Noteholders'   Interest
                                    Distributable   Amount   and  the   Class  A
                                    Noteholders' Principal  Distributable Amount
                                    (collectively, the "Scheduled Payments") on each Payment Date.


Servicing...................        The  Servicer   will  be   responsible   for
                                    servicing,  managing and making  collections
                                    on the Receivables.  On or prior to the next
                                    billing  period after the Cutoff  Date,  the
                                    Servicer  will notify  each  Obligor to make
                                    payments  with  respect  to the  Receivables
                                    after the  Cutoff  Date  directly  to a post
                                    office  box in  the  name  of the  Indenture
                                    Trustee for the  benefit of the  Noteholders
                                    and the Insurer (the "Post Office Box").  On
                                    each Business Day, [Bank of America], as the
                                    lock-box     processor     (the    "Lock-Box
                                    Processor"), will transfer any such payments
                                    received   in  the  Post  Office  Box  to  a
                                    segregated   lock-box  account  at  Bank  of
                                    America (the "Lock-Box Bank") in the name of
                                    the Indenture Trustee for the benefit of the
                                    Noteholders  and the Insurer (the  "Lock-Box
                                    Account").   Within  two  Business  Days  of
                                    receipt of funds into the Lock-Box  Account,
                                    the  Servicer  is  required  to  direct  the
                                    Lock-Box  Bank to effect a transfer of funds
                                    from  the  Lock-Box  Account  to one or more
                                    accounts   established  with  the  Indenture
                                    Trustee.  See  "Description  of the Notes --
                                    Accounts" in this Prospectus  Supplement and
                                    "Description   of  the  Trust  Documents  --
                                    Payments on Receivables" in the Prospectus.

Standby Servicer............        Norwest     Bank     Minnesota,     National
                                    Association, a national banking association,
                                    located  at  Sixth   Street  and   Marquette
                                    Avenue, Minneapolis, Minnesota.

                                    If a Servicer  Termination  Event occurs and
                                    remains unremedied,  (1) provided no Insurer
                                    Default has occurred and is continuing, then
                                    the   Insurer  in  its  sole  and   absolute
                                    discretion,  or  (2) if an  Insurer  Default
                                    shall have occurred and
                                    be  continuing,  then the Indenture  Trustee
                                    may,  with the  consent of the  Insurer  (so
                                    long as an  Insurer  Default  shall not have
                                    occurred and be continuing) or shall, at the
                                    direction  of the Insurer (or, if an Insurer
                                    Default   shall   have   occurred   and   be
                                    continuing,  at the  direction  of the  Note
                                    Majority)    terminate    the   rights   and
                                    obligations  of the Servicer  under the Sale
                                    and  Servicing  Agreement.   If  such  event
                                    occurs when CPS is the  Servicer,  or if CPS
                                    resigns  as  Servicer  or is  terminated  as
                                    Servicer  by  the   Insurer,   Norwest  Bank
                                    Minnesota,  National  Association  (in  such
                                    capacity, the "Standby Servicer") has agreed
                                    to serve as  successor  Servicer  under  the
                                    Sale and Servicing  Agreement  pursuant to a
                                    Servicing  Assumption  Agreement dated as of
                                    August [ ],  1997  among  CPS,  the  Standby
                                    Servicer  and  the  Indenture  Trustee  (the
                                    "Servicing   Assumption   Agreement").   The
                                    Standby  Servicer  will receive a portion of
                                    the Servicing  Fee (the  "Standby  Fee") for
                                    agreeing to stand by as  successor  Servicer
                                    and for performing other  functions.  If the
                                    Standby Servicer or any other entity serving
                                    at the time as Standby  Servicer becomes the
                                    successor   Servicer,    it   will   receive
                                    compensation at a Servicing Fee Rate not to exceed 2.12% per annum. See "The Standby Servicer" in this Prospectus Supplement.

Servicing Fee...............        The  Servicer  will be entitled to receive a
                                    Servicing  Fee on each Payment Date equal to
                                    the product of one-twelfth  times 2.12% (the
                                    "Servicing Fee Rate") of the Pool Balance as
                                    of the close of  business on the last day of
                                    the  second  preceding   Collection  Period;
                                    provided, however, that with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the product of one- twelfth times 2.12% of the Original Pool Balance. As additional servicing compensation, the Servicer will also be entitled to certain late fees, prepayment charges and other administrative fees or similar charges. For so long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer.

Certain Legal Aspects

  of the Receivables........

                                    In   connection   with   the   sale  of  the
                                    Receivables,   security   interests  in  the
                                    Financed    Vehicles    securing   the   CPS
                                    Receivables  will be  assigned by CPS to the
                                    Seller  pursuant to CPS  Purchase  Agreement
                                    and by the Seller to the Trustee pursuant to
                                    the Sale and Servicing Agreement.  The Samco
                                    Receivables, representing approximately [ %]
                                    of the  aggregate  principal  balance of the
                                    Receivables as of the Cutoff Date, have been
                                    originated  by CPS's 80%  owned  subsidiary,
                                    Samco,  and will be  purchased by the Seller
                                    from  Samco  prior  to  consummation  of the
                                    transfer of Receivables  contemplated in the
                                    Sale   and    Servicing    Agreement.    The
                                    certificates of title to
                                    the  Financed   Vehicles  securing  the  CPS
                                    Receivables  show CPS as the  lienholder and
                                    the  certificates  of  title  to  the  Samco
                                    Receivables  show  Samco as the  lienholder.
                                    Due  to  the   administrative   burden   and
                                    expense,  the  certificates  of title to the
                                    Financed  Vehicles  securing the Receivables
                                    will not be amended or  reissued  to reflect
                                    the  assignment  thereof to the Seller,  nor
                                    will  the   certificates  of  title  to  any
                                    Financed Vehicles be amended or reissued to reflect the assignment thereof to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.


                                    By virtue of the  assignment of the Purchase
                                    Agreements  to the Trust,  CPS, and pursuant
                                    to the Sale  and  Servicing  Agreement,  the
                                    Seller,  will be obligated to repurchase any
                                    Receivable  (including any Samco Receivable)
                                    sold to the Trust by the Seller or Samco, as
                                    to which  there did not exist on the Closing
                                    Date a  perfected  security  interest in the
                                    name of CPS or Samco in the Financed Vehicle
                                    securing such  Receivable,  and the Servicer
                                    will be obligated to purchase any Receivable
                                    sold to the  Trust as to which it  failed to
                                    maintain a  perfected  security  interest in
                                    the  name of CPS or  Samco  in the  Financed
                                    Vehicle  securing  such  Receivable   (which
                                    perfected   security   interest   has   been
                                    assigned  to, and is for the benefit of, the
                                    Trust)  if,  in  either  case,  such  breach
                                    materially   and   adversely   affects   the
                                    interest of the Trust, the Indenture Trustee
                                    or   the   Certificate   Insurer   in   such
                                    Receivable  and if such failure or breach is
                                    not cured by the last day of the second (or,
                                    if CPS or the Servicer,  as the case may be,
                                    elects,   the  first)  month  following  the
                                    discovery   by  or  notice  to  CPS  or  the
                                    Servicer,  as  the  case  may  be,  of  such
                                    breach.  To the extent the security interest
                                    of CPS or Samco is perfected, the Trust will
                                    have   a   prior   claim   over   subsequent
                                    purchasers  of  such  Financed  Vehicle  and
                                    holders of subsequently  perfected  security
                                    interests.  However,  as  against  liens for
                                    repairs of a Financed  Vehicle or for unpaid
                                    storage  charges  or for taxes  unpaid by an
                                    Obligor  under  a  Receivable,   or  through
                                    fraud,  forgery or negligence or error,  CPS
                                    or Samco,  and  therefore  the Trust,  could
                                    lose its prior perfected  security  interest
                                    in a Financed  Vehicle.  Neither CPS nor the
                                    Servicer   will  have  any   obligation   to
                                    purchase a Receivable as to which a lien for
                                    repairs of a  Financed  Vehicle or for taxes
                                    unpaid  by an  Obligor  under  a  Receivable
                                    result  in  losing  the   priority   of  the
                                    security interest in such Financed Vehicle after the Closing Date. See "Risk Factors -- Certain Legal Aspects - Lack of

                                    Perfected   Security  Interest  in  Financed
                                    Vehicles" in this Prospectus Supplement and in the Prospectus.

Book-Entry Notes............        The   Class  A  Notes   initially   will  be
                                    represented by one or more notes  registered
                                    in the  name of Cede & Co.  ("Cede")  as the
                                    nominee  of  The  Depository  Trust  Company
                                    ("DTC"),  and will only be  available in the
                                    form of  book-entries  on the records of DTC
                                    and participating  members thereof.  Persons
                                    acquiring  beneficial ownership interests in
                                    the Class A Notes  may  elect to hold  their
                                    Class A Notes  through  DTC,  in the  United
                                    States,  or Centrale de Livraison de Valeurs
                                    Mobilieres  S.A.  ("CEDEL") or the Euroclear
                                    System ("Euroclear"),  in Europe.  Transfers
                                    within DTC, CEDEL or Euroclear,  as the case
                                    may be, will be in accordance with the usual
                                    rules  and   operating   procedures  of  the
                                    relevant  system.  So  long  as the  Class A
                                    Notes are book- entry Notes, such Notes will
                                    be  evidenced  by one or more  Class A Notes
                                    registered  in  the  name  of  Cede,  as the
                                    nominee  of  DTC  or  one  of  the  relevant
                                    depositories  (collectively,  the  "European
                                    Depositaries").     Crossmarket    transfers
                                    between   persons   holding    directly   or
                                    indirectly through DTC, on the one hand, and
                                    counterparties     holding    directly    or
                                    indirectly through CEDEL or Euroclear, n the
                                    other, will be effected in DTC through Chase
                                    Manhattan  Bank,  N.A.  or  Morgan  Guaranty
                                    Trust Company of New York,  as  depositories
                                    of CEDEL  or  Euroclear,  respectively,  and
                                    each  participating  member of DTC.  Class A
                                    Notes will be issued in definitive form only
                                    under the  limited  circumstances  described
                                    herein.  All references  herein to "holders"
                                    of  the   Class  A   Notes   or   "Class   A
                                    Noteholders"  shall  reflect  the  rights of
                                    beneficial  owners of the Class A Notes (the
                                    "Note   Owners")  as  they  may   indirectly
                                    exercise   such   rights   through  DTC  and
                                    participating members thereof, except as otherwise specified herein. See "Description of the Notes - Registration of Notes" in this Prospectus Supplement and "Description of the Securities - Book-Entry Registration" and "- Definitive Notes" in the Prospectus.


Tax Status..................        In the  opinion  of  Mayer,  Brown  &  Platt
                                    ("Federal Tax Counsel"),  for Federal income
                                    tax  purposes  the  Class  A  Notes  will be
                                    characterized  as  debt,  the  Class B Notes
                                    should  be  characterized  as debt,  and the
                                    Trust  will  not  be   characterized  as  an
                                    association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Federal Income Tax
                                    Consequences" in the Prospectus and "Federal
                                    Income Tax  Consequences" in this Prospectus
                                    Supplement for additional
                                    information  concerning  the  application of
                                    Federal tax laws to the Trust and the Notes.

ERISA Considerations........        Subject to the conditions and considerations
                                    discussed  under "ERISA  Considerations"  in
                                    this  Prospectus  Supplement,  the Notes are
                                    eligible    for    purchase    by   pension,
                                    profit-sharing  or  other  employee  benefit
                                    plans,  as  well  as  individual  retirement
                                    accounts  and  certain  types of Keogh Plans
                                    (each,   a  "Benefit   Plan").   See  "ERISA
                                    Considerations"     in    this    Prospectus
                                    Supplement.

Legal Investment............        [The  Class  A-1  Notes  will  be   eligible
                                    securities for purchase by money market funds under Rule 2A-7 under the Investment
                                    Company Act of 1940, as amended.]

Rating of the
Notes.......................        It is a condition of issuance that the Class
                                    A Notes be rated "Aaa" by Moody's  Investors
                                    Service,   Inc.  ("Moody's")  and  "AAA"  by
                                    Standard & Poor's Rating Services ("Standard
                                    & Poor's" and together with Moody's, the "Rating Agencies"), on the basis of the issuance of the Policy by the Insurer. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See "Risk Factors
                                    -- Ratings of the Notes" in this  Prospectus
                                    Supplement.

                                  RISK FACTORS

         In addition to the other information in this Prospectus Supplement and the Prospectus, prospective Noteholders should consider the following factors, as well as those matters discussed in "Risk Factors" in the Prospectus, in evaluating an investment in the Notes:

Sub-Prime Obligors; Servicing

         CPS purchases loans originated for assignment to CPS or a subsidiary through automobile dealers or IFCs. CPS services its dealers through a network of employee and independent marketing representatives and through its 80% owned subsidiary, Samco Acceptance Corp. ("Samco"). CPS's customers are generally considered to have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages. The payment experience on Receivables of Obligors with marginal credit is likely to be different and may be worse than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside.


         The servicing of receivables of customers with marginal credit requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If a Servicer Termination Event occurs and CPS is removed as Servicer or, if CPS resigns or is terminated as Servicer by the Insurer , the Standby Servicer has agreed to assume the obligations of successor Servicer under the Sale and Servicing Agreement. See "Description of the Notes-Rights Upon Servicer Termination Event" in this Prospectus Supplement. There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. See "The Standby Servicer" in this Prospectus Supplement.


         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Insurer for successive 90-day periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the Insurer (the "Insurance Agreement") has occurred.

Varying Characteristics of Subsequent Receivables

         On the Closing Date, approximately $[ ] of Initial Receivables will be transferred to the Trust by the Seller and the approximately $[ ] Pre-Funded Amount will be deposited by the Trust in the Pre-Funding Account. If the principal amount of eligible Receivables originated by CPS or Samco during the Funding Period is less than the Pre- Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders as described in the following paragraph. See "- Trust's Relationship to the Seller and CPS" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the related Purchase Agreement; (ii) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall in its sole and absolute discretion have approved the transfer of such Subsequent Receivables to the Trust (iii) as of the applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the initial Cutoff Date and any Subsequent Receivables as of the related
Subsequent Cutoff Date): [specify conditions]; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment (a "Subsequent Transfer Agreement") conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, the Insurer and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables; and (vi) the Rating Agencies shall have notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of such Subsequent Receivables, the Class A-1 Notes the Class A-2 Notes and the Class A-3 Notes will each be rated [ ] by [ ] and the Class B Notes will be rated at least [ ] by [ ]]. Such confirmation of the ratings of the Notes may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the Receivables in the Receivables Pool.

         Each Subsequent Receivable must satisfy the eligibility criteria specified in the related Purchase Agreement. However, Subsequent Receivables may have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See "The Receivables Pool" in this Prospectus Supplement.



Distribution of Pre-Funded Amount - Effect on Yield and Maturity


         To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Class A Noteholders will receive, on the Payment Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to their pro rata share (based on the current principal balance of each class of Notes) of any remaining Pre-Funded Amount following the purchase of any Subsequent Receivables on such Payment Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the original Pre-Funded Amount and, therefore, there will be at least a nominal amount of principal prepaid to the Class A Noteholders.

Trust's Relationship to the Seller and CPS


         However, the ability of the Seller to convey Subsequent Receivables on a Subsequent Transfer Date is completely dependent upon the generation of additional receivables by CPS or Samco. If, during the Funding Period, CPS or Samco is unable to generate or does not transfer sufficient Receivables to the Seller, the ability of the Seller to sell Subsequent Receivables to the Trust would be adversely affected. There can be no assurance that CPS or Samco will continue to generate receivables that satisfy the criteria set forth in the related Purchase Agreement at the same rate as in recent months or that the Insurer, in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables.

         Neither the Seller nor CPS is generally obligated to make any payments in respect of the Notes or the Receivables. In connection with each sale of Receivables by CPS or Samco to the Seller and by the Seller to the Trust, each of CPS and the Seller will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, as set forth herein, CPS is required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. Neither CPS nor the Seller is otherwise obligated with respect to the Notes. See "Description of the Trust Documents - Sale and Assignment of the Receivables" in the accompanying Prospectus.


Certain  Legal  Aspects  - Lack of  Perfected  Security  Interests  in  Financed
Vehicles


         Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the Receivables will not be amended or reissued to reflect the assignment of the Receivables to the Seller by CPS or Samco, as applicable, nor will the certificates of title to any of the Financed Vehicles (including those securing the Samco Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the Purchase Agreements to the Trust, CPS, and pursuant to the Sale and Servicing Agreement, the Seller, will be obligated to repurchase any Receivable sold to the Trust by the Seller (including any Samco Receivable) as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or Samco in the Financed Vehicle securing such Receivable, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or Samco in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects the value of such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or Samco is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or Samco, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles" in the Prospectus.


Geographic Concentration

         As of the Cutoff Date, [ %] of the Receivables by Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See "The Receivables Pool" in this Prospectus Supplement.

Limited Assets


         The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Indenture Trustee on behalf of the Noteholders. The Notes represent obligations solely of the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the Class A Notes by the Insurer pursuant to the Policy, as described herein. The Seller will take such steps as are necessary for the Insurer to issue the Policy to the Indenture Trustee for the benefit of the Class A Noteholders. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Class A Noteholders full and complete payment of the Scheduled Payments on each Payment Date. In the event of an Insurer Default, the Class A Noteholders must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders on a current basis.


         The Pre-Funding Account and the Interest Reserve Account will only be maintained until the Payment Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. Similarly, although the Policy will be available on each Payment Date to cover shortfalls in distributions of the Class A Noteholders' Distributable Amount on such Payment Date, if the Insurer defaults in its obligations under the Policy, the Trust will depend on current distribution on the Receivables to make payments on the Class A Notes.
See "Credit Enhancement" and "The Insurer" herein.


         Distributions of interest and principal on the Notes will be dependent primarily upon collections on the Receivables and amounts paid pursuant to the Policy. See "Description of the Notes -- Payment of Principal - Payment of Interest" in this Prospectus Supplement.

Risk of Changes in Delinquency and Loan Loss Experience

         CPS began purchasing Contracts from Dealers in October 1991. Although CPS has calculated and presented herein its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See "CPS's Automobile Contract Portfolio-Delinquency and Loss Experience" in this Prospectus Supplement. Although credit history on Samco's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco will be similar to that of CPS's existing portfolio.

Ratings of the Notes


         It is a condition to the issuance of the Class A Notes that the Class A Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's on the basis of the issuance of the Policy by the Insurer. A rating is not a recommendation to purchase, hold or sell the Class A Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Class A Noteholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Class A Notes are based primarily on the rating of the Insurer. Upon an Insurer Default the rating on the Class A Notes may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Class A Notes were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.


Final Scheduled Payment Dates of the Notes

         The Final Scheduled Payment Date for each class of Notes which is specified at page S-6 herein, is the date by which the principal thereof is required to be fully paid. The Final Scheduled Payment Date for each class of Notes has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Payment Date without the necessity of a claim on the Policy. However, because (i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Payment Date, the actual payment of any class of Notes likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled Payment Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes will be earlier than such class's Final Scheduled Payment Date.

                             FORMATION OF THE TRUST


         The Issuer, CPS Auto Receivables Trust 1997-3, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof, (ii) issuing the Notes and the Certificates (as defined below), (iii) making payments in respect of the Notes and the Certificates (as defined below) and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.


         The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Notes --Servicing Compensation" in this Prospectus
Supplement. The Indenture Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Indenture Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title of the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust or the Indenture Trustee as the new secured party. In the absence of amendments to the certificates of title, the Indenture Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.


         The Trust will initially be capitalized by the Seller with equity equal to [$ ] and certificates equal to such amount will be issued to the Seller (the "Certificates"). The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller. The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Assets, issuing the Securities and distributing payments on the Securities, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.


The Owner Trustee

         [ ], the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at [ ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

         Norwest Bank Minnesota, National Association, a national banking association, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota. The Indenture

Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.


                                THE TRUST ASSETS


         The Trust Assets include retail installment sale contracts on new and used automobiles, light trucks, vans and minivans between dealers (the "Dealers") or IFCs and retail purchasers (the "Obligors") and, with respect to Rule of 78's Receivables, certain monies due thereunder after the Cutoff Date, and, with respect to Simple Interest Receivables, certain monies received thereunder after the Cutoff Date. The Receivables were originated by the Dealers or IFCs for assignment to CPS or Samco. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements") or between the IFCs and Samco, the Receivables were purchased by CPS or Samco and, prior to the Closing Date, evidenced financing made available by CPS or Samco to the Obligors. The Trust Assets also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Indenture Trustee pursuant to the Sale and Servicing Agreement, as described below; see "Description of the Notes -- Accounts" in this Prospectus Supplement; (ii) such amounts as from time to time may be held in the Pre-Funding Account or the Interest Reserve Account,
(iii) the rights of the Seller under the Purchase Agreements; (iv) security interests in the Financed Vehicles; (v) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (vi) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and
(vii) any and all proceeds of the foregoing. The Trust Assets also will include the Policy for the benefit of the Noteholders.



                       CPS'S AUTOMOBILE CONTRACT PORTFOLIO

General

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

         On May 31,  1991,  CPS  acquired  100% of the  stock  of G&A  Financial
Services, Inc., a consumer loan servicing company, whose assets consisted primarily of servicing contracts with respect to loan portfolios owned by third parties. G&A Financial Services, Inc. has subsequently been dissolved. On September 1, 1991, CPS was engaged to act as a servicer for loan portfolios aggregating $16.5 million by two companies who had purchased such portfolios from the Resolution Trust Corp. As of December 31, 1994, CPS had terminated all such third-party servicing arrangements. On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through December 31, 1996, CPS had purchased $729.1 million of Contracts from Dealers and sold $713.0 million of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

         CPS has relationships and is party to Dealer Agreements with over 2,177 dealerships located in 41 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,195. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

         CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Contracts have been sold by CPS to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts in excess of those required to pay principal and interest due to the investor and the base servicing fee to CPS. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of Contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts.

         In March 1996, CPS formed Samco Acceptance Corp. ("Samco"), an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide the Company's sub-prime auto finance products to rural areas through independently owned finance companies. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based.

         Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Samco purchases contracts from the IFCs after its credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. As of December 31, 1996, Samco had purchased 399 Contracts with original balances of $4.7 million.

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

Underwriting

         CPS markets its services to Dealers under four programs: the CPS standard program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program") and the CPS Delta Program (the "Delta Program"). CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously financed an automobile; such applicants must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references, and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 13% of the received applications.

         CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with those in the underwriting standards used by the Company in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

         Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the servicer contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

         The minimum downpayment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The downpayment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum downpayment required, with the proven manufacturer's rebate constituting the remainder of the downpayment. CPS believes that the relatively high downpayment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.


         Prior to purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS's computerized system for ongoing monitoring.


         As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to the computerized records. In the event that a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled prior to its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

         Samco offers financing programs to IFCs which are essentially identical to those offered by CPS. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco, Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases contracts from the IFCs after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Prior to CPS [or an affiliate] purchasing a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

Servicing and Collections


         CPS's servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting of all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

         Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS's services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS's computerized records. Pursuant to the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.


         If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high- penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "Description of the Trust Documents-Servicing Procedures" in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

         Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

Delinquency and Loss Experience


         Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994 and under the Alpha Program in April 1995. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat greater than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Prior to the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be similar to that under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996. Although credit history on Samco's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables will continue to be comparable to CPS's experience shown in the following tables.




                                                       Consumer Portfolio Services, Inc.
                                                            Delinquency Experience



                                         December 31, 1994             December 31, 1995                December 31, 1996
                                         -----------------             -----------------                -----------------
                                      Number                         Number                         Number
                                     of Loans        Amount         of Loans        Amount         of Loans             Amount
                                     --------        ------         --------        ------         --------             ------

Portfolio (1)...................      14,235      $203,879,000        27,113     $355,965,000        47,187         $604,092,000
Period of Delinquency (2)
31-60                                    243         3,539,000           909       11,520,000         1,801           22,099,000
61-90                                     68         1,091,000           203        2,654,000           724            9,068,000
91+.............................          56           876,000           272        3,899,000           768            9,906,000


Total Delinquencies.............         367         5,506,000         1,384       18,073,000         3,293           41,073,000
Amount in Repossession (3)......         271         3,759,000           834       10,151,000         1,168           14,563,000



Total Delinquencies and
Amount in Repossession (4)......         638        $9,265,000         2,218      $28,224,000         4,461          $55,636,000
                                         ===        ==========         =====      ===========         =====          ===========

Delinquencies as a Percent of
the Portfolio...................       2.58%             2.70%         5.10%            5.08%         6.98%                6.80%
Repo Inventory as a Percent
of the Portfolio................       1.90%             1.84%         3.08%            2.85%         2.48%                2.41%
                                       -----             -----         -----            -----         -----                -----


Total Delinquencies and
Amount in Repossession as a
Percent of Portfolio                   4.48%             4.54%         8.18%            7.93%         9.45%                    %
                                       -----------------------------------------------------------------------------------------



                                       March 31, 1996           March 31, 1997
                                       --------------           --------------
                                    Number                    Number
                                   of Loans     Amount       of Loans      Amount
                                   --------     ------       --------      ------

Portfolio (1)...................                     $                          $
Period of Delinquency (2)
31-60
61-90
91+.............................


Total Delinquencies.............
Amount in Repossession (3)......



Total Delinquencies and
Amount in Repossession (4)......                     $                          $
                                   ========     ======       ========      ======



Delinquencies as a Percent of
the Portfolio...................         %             %            %            %
Repo Inventory as a Percent
of the Portfolio................                       %            %            %
                                 --------- ------------- ------------ ------------

Total Delinquencies and
Amount in Repossession as a
Percent of Portfolio                     %             %            %            %
                                 --------- ------------- ------------ ------------


-----------

(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.

(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

(4) Amounts shown do not include Contracts which are less than 31 days delinquent.





                                           Consumer Portfolio Services, Inc.
                                        Net Credit Loss/Repossession Experience


                                                                                                      Three              Three
                                             Year Ended         Year Ended        Year Ended         Months Ended      Months Ended
                                         December 31, 1994  December 31, 1995  December 31, 1995    March 31, 1996    March 31, 1997


Average Amount Outstanding
 During the Period (1)..............         $98,916,991      $221,926,489      $395,404,669
Average Number of Loans
 Outstanding During
 the Period.........................               9,171            20,809            36,998
Number of Repossessions.............                 669             2,018             3,145
Gross Charge-Offs (2)...............          $3,166,408       $11,658,461       $23,296,775
Recoveries (3)......................            $347,519        $1,028,378        $2,969,143
Net Losses..........................          $2,818,889       $10,630,083       $20,327,632
Annualized Repossessions
 as a Percentage of
 Average Number of Loans
 Outstanding.........................              7.29%             9.70%             8.50%
Annualized Net Losses as
 a Percentage of
 Average Amount Outstanding..........              2.85%             4.79%             5.14%

-----------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Amount charged off includes the remaining principal balance, after the application of the net proceeds from the liquidation of the vehicle, excluding accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.


                              THE RECEIVABLES POOL

         The Receivables Pool existing as of the Cutoff Date consists of Receivables selected from CPS's Portfolio by several criteria, including the following: each Receivable was originated, based on the billing address of the Obligors, in the United States, has an original term of not more than 60 months, provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract), has a remaining maturity of 60 months or less as of the Cutoff Date, has an outstanding principal balance of not more than [$ ] as of the Cutoff Date, is not more than 30 days past due as of the Cutoff Date and has an APR of not less than [ %]. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor (i) did not have any material past due credit obligations or any repossessions or garnishments of property within one year prior to the date of application, unless such amounts have been repaid or discharged through bankruptcy, (ii) was not the subject of any bankruptcy or insolvency proceeding that is not discharged, and (iii) had not been the subject of more than one bankruptcy proceeding. As of the Cutoff Date, the latest scheduled maturity of any Receivable is not later than [ ].

         As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Receivables, constituting [ %] of the number of Contracts, represents financing of used vehicles; the remainder of the Receivables represent financing of new vehicles. Approximately [ %] of the aggregate principal balance of the Receivables were originated under the Delta Program, approximately [ %] of the aggregate principal balance of the Receivables were originated under the Alpha Program, approximately [ %] of the aggregate principal balance of the Receivables were originated under the First Time Buyer Program and approximately [ %] of the aggregate principal balance of the Receivables represent financing under the Standard Program. As of the Cutoff Date, approximately [ %] of the aggregate principal balance of the Receivables were originated by unaffiliated third parties and purchased by CPS in the ordinary course of its business. As of the Cutoff Date, [ %] of the Principal Balance of the Receivables were Samco Receivables. The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year and distribution by original principal balance of the Receivables as of the Cutoff Date are set forth in the following tables.



                             Composition of the Receivables as of the Cutoff Date



  Weighted               Aggregate            Number of          Average             Weighted              Weighted
 Average APR             Principal           Receivables        Principal            Average               Average
of Receivables            Balance              in Pool           Balance          Remaining Term        Original Term






                       Geographic Distribution of the Receivables as of the Cutoff Date



                                                              Percent of                              Percent of
                                       Aggregate              Aggregate            Number of          Number of
State(1)                           Principal Balance      Principal Balance       Receivables        Receivables




                                   -----------------      -----------------       -----------        -----------
all others(2)...................                                          %                                    %




TOTAL...........................   $
                                                              100.00%(3)                              100.00%(3)


-----------

(1)      Based on billing address of Obligor.
(2) No other state represents a percent of the aggregate Principal Balance as of the Cutoff Date in excess of one percent.
(3)      Percentages may not add up to 100% because of rounding.


                         Distribution of the Receivables by APR as of the Cutoff Date




                                                              Percent of                              Percent of
              APR                      Aggregate              Aggregate            Number of          Number of
             Range                 Principal Balance      Principal Balance       Receivables        Receivables



all others(2)...................                                          %                                    %




TOTAL...........................   $
                                                              100.00%(1)                              100.00%(1)







-----------

(1)      Percentages may not add up to 100% because of rounding.




                               Distribution of Receivables by Remaining Term to
                                   Scheduled Maturity as of the Cutoff Date


                                                              Percent of                              Percent of
       Remaining Term to               Aggregate              Aggregate            Number of          Number of
       Scheduled Maturity          Principal Balance      Principal Balance       Receivables        Receivables


                                  $
TOTAL...........................                                 100.00%(1)                            100.00%(1)
                                  ==================      =================       ===========          ==========



-----------

(1)      Percentages may not add up to 100% because of rounding.


                                        Distribution of Receivables by
                                   Date of Origination as of the Cutoff Date



                                                              Percent of                              Percent of
                                      Aggregate                Aggregate            Number of         Number of
Date of Origination               Principal Balance        Principal Balance       Receivables       Receivables


                                  $
TOTAL...........................                                 100.00%(1)                            100.00%(1)
                                  ==================      =================       ===========          ==========

-----------

(1)      Percentages may not add up to 100% because of rounding.





                                Distribution of Receivables by Original Term to
                                   Scheduled Maturity as of the Cutoff Date



                                                              Percent of                              Percent of
        Original Term to               Aggregate              Aggregate            Number of          Number of
       Scheduled Maturity          Principal Balance      Principal Balance       Receivables        Receivables



                                   $
TOTAL...........................                                 100.00%(1)                            100.00%(1)
                                  ==================      =================       ===========          ==========



-----------

(1)      Percentages may not add up to 100% because of rounding.


                         Distribution of Receivables by Model Year of Financed Vehicle
                                             as of the Cutoff Date



                                                              Percent of                              Percent of
                                       Aggregate              Aggregate            Number of          Number of
Model Year                         Principal Balance      Principal Balance       Receivables        Receivables



                                   $
TOTAL...........................                                 100.00%(1)                            100.00%(1)
                                  ==================      =================       ===========          ==========





-----------

(1)      Percentages may not add up to 100% because of rounding.



                           Distribution of Receivables by Original Principal Balance
                                             as of the Cutoff Date



                                                              Percent of                              Percent of
       Range of Original               Aggregate              Aggregate            Number of          Number of
       Principal Balances          Principal Balance      Principal Balance       Receivables        Receivables



                                   $
TOTAL...........................                                 100.00%(1)                           100.00%(1)
                                  ==================      =================       ===========         ==========


-----------

(1)      Percentages may not add up to because of rounding.

         As of the Cutoff Date, approximately [ %] of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") and, approximately [ %] of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the Final Scheduled Payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, instead of receiving a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining Scheduled Receivable Payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

         On each Payment Date, interest will be paid to the Noteholders to the extent of thirty (30) days' interest at the applicable Interest Rate; provided, however, that on the first Payment Date, the interest payable to the Noteholders of record of each Class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such Class of Notes, (b) the initial principal amount of such Class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date through and including [ ] 14, 1997 and (ii) the denominator of which is 360 (or, with respect to the Class A-1 Notes only, 365).


         All of the Receivables are prepayable at any time. (For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors -- Nature of Obligors; Servicing" in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders. See also "Description of the Notes -- Optional Redemption" in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables and redeem the Notes when the aggregate principal balance of the Receivables is less than or equal to 10% of the Original Pool Balance. Any reinvestment risks resulting from an optional redemption will be borne entirely by the Noteholders.



                       POOL FACTORS AND OTHER INFORMATION

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, all payments and Purchase Amounts remitted by CPS or the Servicer, as the case may be, all for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A-1 Pool Factor" is a seven digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-1 Notes as a fraction of the initial principal balance of the Class A-1 Notes. An individual Noteholder's share of the principal balance of the Class A-1 Notes is the product of (i) the original denomination of the Noteholder's Note and
(ii) the Class A-1 Pool Factor. The "Class A-2 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-2 Notes as a fraction of the initial principal balance of the Class A-2 Notes. The Class A-2 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the principal balance of the Class A-2 Notes. An individual Noteholder's share of the principal balance of the Class A-2 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-2 Pool Factor. The "Class A-3 Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-3 Notes as a fraction of the initial principal balance of the Class A-3 Notes. The Class A-3 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-3 Pool Factor will decline to reflect reductions in the principal balance of the Class A-3 Notes. An individual Noteholder's share of the principal balance of the Class A-3 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-3 Pool Factor. The "Class B Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class B Notes as a fraction of the initial principal balance of the Class B Notes. The Class B Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class B Pool Factor will decline to reflect reductions in the principal balance of the Class B Notes. An individual Noteholder's share of the principal balance of the Class B Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class B Pool Factor. Pool Factors will be made available on or about the eighth business day of each month.

         Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Notes --Statements to Noteholders" in this Prospectus Supplement.


                                 USE OF PROCEEDS


         The net proceeds to be received by the Seller from the sale of the Notes will be applied to the purchase of the CPS Receivables from CPS and the Samco Receivables from Samco and to fund the Pre-Funding Account. CPS will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts.



                               THE SELLER AND CPS

         The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 2 Ada, Suite 100, Irvine, California 92718; telephone (714) 753-6800. For further information regarding the Seller and CPS, see "The Seller and CPS" in the Prospectus.


                              THE STANDBY SERVICER

         If CPS is terminated or resigns as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") will serve as successor Servicer. The Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Standby Servicer from the Servicing Fee payable to CPS. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum.

                            DESCRIPTION OF THE NOTES

General

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement.

         The Class A Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ("Note Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See " -- Registration of Certificates" below.

Payment of Interest

         On each Payment Date, the holders of record of the Class A-1 Notes (the "Class A-1 Noteholders") as of the related Record Date will be entitled to receive, pro rata, interest at the Class A-1 Note Rate, on the outstanding principal balance of the Class A-1 Notes as of the last day of the related Collection Period, based on the number of days elapsed from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date. On each Payment Date, the holders of record of the Class A-2 Notes (the "Class A-2 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class A-3 Notes (the "Class A-3 Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class A-3 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class B Notes (the "Class B Noteholders") as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class B Interest Rate on the outstanding principal amount of the Class B Notes at the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date through and including September 14, 1997 and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate. See "Description of the Notes - Distributions" in this Prospectus Supplement.

Payment of Principal


         Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the related Collection Period. The "Class A Noteholders' Principal Distributable Amount" is equal to the sum of (a) the

Class A Noteholders' Percentage multiplied by the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Noteholders' Principal Distributable Amount for the related Collection Period. The "Class B Noteholders Principal Distributable Amount" is equal to the sum of (a) the Class B Noteholders' Percentage multiplied by the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date.



         On each payment Date, an amount equal to the lesser of (x) the portion of the Total Distribution Amount remaining after application thereof to pay the distributions described in clauses (i) through (iv) under "Description of the Trust Documents -- Distributions" and (y) the Class A Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero, then to the holders of the Class A-3 Notes until the principal balance of the Class A-3 Notes has been reduced to zero.

         On each Payment Date, an amount equal to the lesser of (x) the portion of the Total Distribution Amount remaining after the application thereof to pay the distributions described in clauses (i) through (viii) under 'Description of the Trust Documents -- Distributions" and (y) the Class B Noteholders' Principal Distributable Amount will be applied to pay principal of the Class B Notes until the principal balance of the class B Notes has been reduced to zero.


Mandatory Redemption

         Each class of Notes will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current Principal Balance of each class of Notes) of the remaining Pre-Funded Amount on such date (such class's "Note Prepayment Amount").

         The Policy does not guarantee payment of the Note Prepayment Amounts, although the Policy does guarantee payment of the Class A Noteholders' Interest Distributable Amount and the Class A Noteholders' Principal Distributable Amount on its respective Final Scheduled Payment Date. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts will be paid.

Optional Redemption

         In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust (with the consent of the Insurer if such purchase would result in a claim under the Policy or any amount owing to the Insurer or on the Notes would remain unpaid), as of the last day of any month as of which the then outstanding Pool Balance is equal to 10% or less of the sum of (i) the Original Pool Balance and (ii) the aggregate Principal Balance of all subsequent Receivables transferred to the Trust (as of their applicable Subsequent Cutoff Dates), all remaining Receivables at a price equal to the aggregate of the

Purchase Amounts thereof as of such last day. Exercise of such right will effect early retirement of the Notes. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining with the Indenture Trustee, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to The American Red Cross.


                              REGISTRATION OF NOTES

         The Class A Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York
Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. See "Certain Information Regarding the Notes -- Book-Entry Registration" in the Prospectus.


         Persons acquiring beneficial ownership interests in the Class A Notes may elect to hold their Class A Notes through DTC int eh United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the Class A Notes and will initially be registered in the name of Dede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Chase Manhattan Bank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. in turn the Financial Intermediary's ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.



                       DESCRIPTION OF THE TRUST DOCUMENTS


         The following summary describes certain terms of the Samco Purchase Agreement, the CPS Purchase Agreement, the Indenture and the Trust Agreement (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. A copy of the Trust Documents will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements the description of the general terms and provisions of the Trust Documents (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.


Sale and Assignment of Receivables


         On or prior to the Closing Date, the Seller will purchase from Samco pursuant to a purchase agreement (the "Samco Purchase Agreement"), without recourse, except as provided in the Samco Purchase Agreement, Samco's entire interest in the Samco Receivables, together with Samco's security interests in the related Financed Vehicles. On or prior to the Closing Date, CPS will, pursuant to a purchase agreement (the "CPS Purchase Agreement" and, together with the Samco Purchase Agreement, the "Purchase Agreements"), sell and assign to the Seller, without recourse, except as provided in the Purchase Agreement, its entire interest in the CPS Receivables, together with its security interests in the related Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trust, without recourse except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the Receivables. The Seller will sell the Notes to the Underwriters. See "Underwriting" in this Prospectus Supplement.

         In the CPS Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided in the Purchase Agreements with respect to the Receivables (including, without limitation, the Samco Receivables) is correct in all material respects; (ii) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers or IFCs have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS or Samco; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second

(or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects the value of a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Insurer, the Owner Trustee or the Indenture Trustee for any such uncured breach.

         Any   conveyance   of   Subsequent   Receivables   is  subject  to  the
satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the related Purchase Agreement;
(ii) Insurer (so long as no Insurer Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date: [Conditions to be specified]; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, Insurer and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and
(vi) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and Insurer in writing that, following the addition of all such Subsequent Receivables, the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will be rated [ ] by [ ] and the Class B Notes will be rated at least [ ] by [ ].


         Subsequent Receivables may have been originated by CPS at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See "Risk Factors - Varying Characteristics of Subsequent Receivables" and "The Receivables Pool" herein.

         On or prior to the Closing Date or each Subsequent Closing Date, the related Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's and Samco's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables" in the Prospectus.

Accounts

         A segregated lock-box account will be established and maintained with Bank of America in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer, into which all payments made by Obligors on or with respect to the Receivables must be deposited by the Lock-Box Processor (the "Lock-Box Account"). See "Description of the Trust Documents-Payments on Receivables" in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture

Trustee on behalf of the Noteholders and the Insurer, into which all amounts previously deposited in the Lock-Box Account will be transferred within two Business Days of the receipt of funds therein (the "Collection Account"). Upon receipt, the Servicer will deposit all amounts received by it in respect of the Receivables in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer, from which all distributions with respect to the Securities and payments to the Insurer will be made (the "Distribution Account").

         The Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Notes. The Pre-Funded Amount will initially equal $[ ] and, during the Funding Period, will be reduced by the Principal Balances of all Subsequent Receivables purchased by the Trust from time to time in accordance with the provisions of the Sale and Servicing Agreement.

         The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the [ ] Payment Date, although no assurances can be given in this regard. If any Pre- Funded Amount remains at the end of the Funding Period, such amount will be distributed as a partial prepayment to the Noteholders as described above under "-- Mandatory Prepayment" and "--Mandatory Redemption".

         The Seller will also establish and maintain an account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Interest Reserve Account. On each of the [ ] and [ ] Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth under the heading "Description of the Trust Documents - Distributions - Priority of Distribution Amounts".

         The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of (i) the difference between (A) the weighted average of the Interest Rates for each class of Notes (based on the outstanding principal amount of each class of Notes on such date) and (B) the assumed yield (2.5% per annum) of investments of funds in the Pre-Funding Account, divided by 360, (ii) the Pre-Funded Amount on such date and (iii) the number of days remaining until the Payment Date in [ ].

         The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.

Servicing Compensation

         The Servicer will be entitled to receive the Servicing Fee on each Payment Date, equal to the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the Cutoff Date (the "Servicing Fee"). So long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum. See "The Standby Servicer" in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to Scheduled Receivable Payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Noteholders.

         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

Distributions

         No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables, and the aggregate Purchase Amount of Receivables to be repurchased by CPS or to be purchased by the Servicer, in each case, with respect to the related Collection Period.

         The Servicer will determine prior to such Determination Date the Total Distribution Amount, the Class A Noteholders' Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Class B Noteholders' Principal Distributable Amount.

         The "Determination Date" applicable to any Payment Date will be the earlier of (i) the seventh Business Day of the month of such Payment Date and
(ii) the fifth Business Day preceding such Payment Date.

         Determination of Total Distribution Amount. The "Total Distribution Amount" for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables; (ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") in accordance with the Servicer's customary servicing procedures;
(iii) proceeds from Recoveries with respect to Liquidated Receivables, (iv) earnings on investments of funds in the Collection Account during the related Collection Period and (v) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

         "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

         "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

         "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

         "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

         "Scheduled Receivable Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

         Calculation of Distribution Amounts. The Class A Noteholders will be entitled to receive the "Noteholders' Distributable Amount" with respect to each Payment Date. The "Noteholders' Distributable Amount" with respect to a Payment Date will be an amount equal to the sum of: (i) the "Class A Noteholders'
Principal  Distributable  Amount",   consisting  of  the  Class  A  Noteholders'
Percentage of the following: (a) the principal portion of all Scheduled Receivable Payments received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during the preceding Collection Period; (b) the principal portion of all prepayments in full received during the preceding

Collection Period (including prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection Period (without duplication of amounts included in (a) above and (d) below)); (c) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of [the Insurer] the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of the amounts referred to in (a) and (b) above); (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in (a) and (b) above); and (e) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (d) above) (the amounts set forth in (a) through (e), the "Principal Distributable Amount") plus any Class A Noteholders' Principal Carryover Shortfall; (ii) the Class A Noteholders' Interest Distributable
Amount; (iii) the "Class B Noteholders' Principal Distributable Amount", consisting of the Class B Noteholders' Percentage of the Principal Distributable Amount plus any Class B Noteholders' Principal Carryover Shortfall; (iv) the "Class B Noteholders' Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Interest Rate on the principal balance of the Class B Notes as of the close of business on the last day of the related Collection Period; plus the Class B Noteholders' Interest Carryover Shortfall, provided, however, that on the first Payment Date, the Class B Noteholders' Interest Distributable Amount will include interest from and including the Closing Date through and including September 14, 1997.


         On the Final Scheduled Payment Date, the Class A Noteholders' Principal Distributable Amount will equal the then outstanding principal balance of the Class A Notes and the Class B Noteholders' Principal Distributable Amount will equal the then outstanding balance of the Class B Notes.

         The "Class A Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class A Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class A Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         The "Class B Noteholders' Percentage" will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class B Notes is reduced to zero, be [ %], (b) on the Payment Date on which the principal amount of the Class B Notes is reduced to zero, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class B Notes immediately prior to such Payment Date, and the denominator of which is the Principal Distributable Amount and (c) on any other Payment Date, be 0%.

         Priority of Distribution Amounts. On each Determination Date, the Servicer will calculate the amount to be distributed to the Noteholders.

         On each Payment Date, the Indenture Trustee (based on the Servicer's determination made on the related Determination Date) shall make the following distributions in the following order of priority:

                  (i) to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association, is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

                  (ii) in the event the Standby Servicer becomes the successor Servicer, to the Standby Servicer or such other successor servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), to the extent not previously paid by the predecessor Servicer pursuant to the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

                  (iii) to the Indenture Trustee and the Owner Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), the fees payable thereto for services pursuant to the Indenture and the Trust Agreement (the "Trustee Fee") and reasonable out-of-pocket expenses thereof, (including counsel fees and expenses) and all unpaid Trustee Fees and all unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods; provided, however, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Indenture Trustee pursuant to this clause (iii) and expenses payable to the Collateral Agent pursuant to clause (iv) below shall be limited to a total of $50,000 per annum;

                  (iv) to the Collateral Agent, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above), all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

                  (v) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class A Noteholders' Interest Distributable Amount for such Payment Date;

                  (vi) to the Class B Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class B Noteholders' Interest Distributable Amount for such Payment Date;


                  (vii) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above), the Class A Noteholders' Principal Distributable Amount for such Payment Date to be distributed in accordance with "Description of the Notes -- Payment of Principal";


                  (viii) to the Insurer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (vi) above), any amounts due to the Insurer under the terms of the Trust Agreement and under the Insurance Agreement;

                  (ix) in the event any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above) to the extent not previously paid by the predecessor Servicer, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in acting as successor Servicer;

                  (x) to the Class B Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above), the Class B Noteholders' Principal Distributable Amount for such Payment Date;

                  (xi) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

         For purposes hereof, the following terms shall have the following meanings:

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of (i) the Class A-1 Noteholders' Interest Distributable Amount, (ii) the Class A-2 Noteholders' Interest Distributable Amount and (iii) the Class A-3 Noteholders' Interest Distributable Amount.


         "Class A Noteholders' Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A Noteholders' Principal
Distributable Amount plus any outstanding Class A Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount of principal that the holder of the Class A Notes actually received on such current Payment Date.


         "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-1 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-1 Noteholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to Class A-1 Noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A-1 Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Class A-1 Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date.

         "Class A-1 Noteholders' Monthly Interest Distributable Amount" means, for any Payment Date, an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) the initial principal balance of the Class A-1 Notes and
(iii) a fraction, the numerator of which is the actual number of days elapsed from and including the preceding Payment Date (or, in the case of the first Payment Date, the Closing Date) to but excluding the then current Payment Date, and the denominator of which is 360.

         "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-2 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-2 Noteholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to Class A-2 Noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A-2 Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Class A-2 Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date.

         "Class A-2 Noteholders' Monthly Interest  Distributable  Amount" means,
(a) for the first Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the initial principal balance of the Class A-2 Notes and
(iii) a fraction, the numerator of which is the actual number of days elapsed from and including the Closing Date to but excluding such first Payment Date, and the denominator of which is 360 and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-2 Interest Rate and (ii) the principal balance of the Class A-2 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

         "Class A-3 Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A-3 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-3 Noteholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to Class A-3 Noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A-3 Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

         "Class A-3 Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-3 Noteholders' Interest Carryover Shortfall for such Payment Date.

         "Class A-3 Noteholders' Monthly Interest  Distributable  Amount" means,
(a) for the first Payment Date, an amount equal to the product of (i) the Class A-3 Interest Rate, (ii) the initial principal balance of the Class A-3 Notes and
(iii) a fraction, the numerator of which is the actual number of days elapsed from and including the Closing Date to but excluding such first Payment Date, and the denominator of which is 360 and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-3 Interest Rate and (ii) the principal balance of the Class A-3 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

         "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class B Noteholders' Interest Distributable Amount for such Payment Date, plus any outstanding Class B Noteholders' Interest Carryover Shortfall from the preceding Payment Date, plus interest on such outstanding Class B Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the applicable Interest Rate from such preceding Payment Date through the current Payment Date, over the amount of interest distributed to the Class B Noteholders on such current Payment Date.

         "Class B Noteholders' Principal Carryover Shortfall" means, as of the close of any Payment Date, the excess of the Class B Noteholders' Principal
Distributable Amount plus any outstanding Class B Noteholders' Principal Carryover Shortfall from the preceding Payment Date over the amount of principal distributed to the Class B Noteholders on such current Payment Date.

         On the third business day prior to a Payment Date, the Indenture Trustee will determine, based on a certificate from the Servicer, whether there are amounts sufficient, after payment of amounts as set forth in the priorities of distribution in the Indenture, to distribute the Class A Noteholders' Distributable Amount and the Class B Noteholders' Distributable Amount.

         The Spread Account. As part of the consideration for the issuance of the Policy, the Seller has agreed to cause to be established with Norwest Bank Minnesota, National Association (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. Any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee and the Collateral Agent and all principal and interest payments due to the Noteholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. If on any Payment Date, the Total Distribution Amount is insufficient to pay all distributions required to be made on such day pursuant to priorities (i) through (vii) under " --Priority of Distribution Amounts", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date pursuant to such priorities
(i) through (vii).

         Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such Payment Date have been made) are in excess of the Requisite Amount will be released to the Owner Trustee on such Payment Date.

         So long as an Insurer Default shall not have occurred and be continuing, the Insurer will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the Insurer, the Indenture Trustee and the Collateral Agent (the "Master Spread Account Agreement") with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The Insurer (so long as an Insurer Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Indenture Trustee or any Noteholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account). Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Insurer as described above, there is no assurance that funds will be available in the Spread Account to pay principal of or interest on the Notes in the event that collections on the Receivables and other amounts available under the Indenture are insufficient to make any distribution of principal of or interest on the Notes on any Payment Date.

Events of Default

         Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. An "Insurance Agreement Indenture Cross Default" may result from: (i) a demand for payment under the Policy; (ii) an Insolvency Event (as defined herein); (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses
(i) through (vii) under "Description of the Notes -- Distributions"  herein; and
(v) any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, and such failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the Insurer.


         Upon the occurrence of an Event of Default, and so long as an Insurer Default shall not have occurred and be continuing, the Notes shall become immediately due and payable at par with accrued interest thereon, the Insurer will have the right but not the obligation, to cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest thereon. See "The Policy" herein.


Statements to Noteholders


         On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable: (i) the amount of the distribution allocable to principal of each Class of Notes;
(ii) the amount of the distribution allocable to interest on each Class of Notes; (iii) the Pool Balance and the Pool Factor for each Class of Notes as of the close of business on the last day of the preceding Collection Period; (iv) the aggregate principal balance of each Class of Notes as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above; (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date; (vi) the amount of the Class A-1 Noteholders' Interest Carryover Shortfall, Class A-2 Noteholders' Interest Carryover Shortfall and Class B Noteholders' Interest Carryover Shortfall, if applicable, and the Class A Noteholders' Principal Carryover Shortfall and Class B Noteholders' Principal Carryover Shortfall, if applicable, on such Payment Date and the change in such amounts from those on the prior Payment Date; (vii) the amount paid to the Class A Noteholders under the Policy for such Payment Date; (viii) the amount distributable to the Insurer on such Payment Date; (ix) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date; (x) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments between 31 and 59 days and 60 days or more; (xi) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and (xii) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

         Each amount set forth pursuant to subclauses (i), (ii), (v) and (vi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder and received any payment on such holder's Notes, a statement (prepared by the Servicer) containing the sum of the amounts described in (i), (ii) and (v) above for the purposes of such Noteholder's preparation of federal income tax returns. See "Description of the Notes-Statements to Noteholders" and "Federal Income Tax Consequences" in this Prospectus Supplement.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the Insurer on or before July 31 of each year, beginning July 31, 1998, a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1998).

         The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Insurer, on or before July 31 of each year, commencing July 31, 1998 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1998). The Servicer has agreed to give the Indenture Trustee and the Insurer notice of any Events of Default under the Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the Insurer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed pursuant to the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement; however, so long as an Insurer Default shall not have occurred and be outstanding, the Insurer in its sole and absolute discretion may appoint a successor Servicer other than the Standby Servicer.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Insurer for successive 90-day periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the Insurance Agreement has occurred. See "Description of the Securities -- Certain Matters Regarding the Servicer" in the Prospectus.

Servicer Termination Events

         Any of the following events will constitute a "Servicer Termination Event" under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date), or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Noteholders, in each case, within five days of the date it is due; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement and continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the Insurer or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Insurer by the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (iv) a claim is made under the Policy; or (v) the occurrence of an Event of Default under the Insurance Agreement.

Rights Upon Servicer Termination Event

         Following  the   occurrence  a  Servicer   Termination   Event  remains
unremedied, (x) provided no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion or (y) if an Insurer Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Indenture Trustee or the Noteholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement; provided, however, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes the Servicer or the claim of a third party (including a Noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

         "Insurer Default" shall mean any one of the following events shall have occurred and be continuing: (i) the Insurer fails to make a payment required under the Policy in accordance with its terms; (ii) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States
Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Waiver Of Past Defaults

         With respect to the Trust, subject to the approval of the Insurer, the holders of Class A Notes evidencing more than 50% of the outstanding principal balance of the Class A Notes (the "Class A Note Majority") or, after the Class A Notes have been paid in full, the holders of Class B Notes evidencing more than 50% of the outstanding principal balance of the Class B Notes (the "Class B Note Majority") may, on behalf of all Noteholders waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.


                               CREDIT ENHANCEMENT

The Policy

         Concurrently with the issuance of the Securities, the Insurer will issue the Policy to the Indenture Trustee for the benefit of the Class A Noteholders. Under the Policy, the Insurer will unconditionally and irrevocably guarantee the full, complete and timely payment of (i) the Class A Noteholders' Interest Distributable Amount and (ii) the Class A Noteholders' Principal Distributable Amount. See "The Policy" in this Prospectus Supplement.

Subordination of the Class B Notes


         No distribution of interest will be made to Class B Noteholders on any Payment Date until the Class A Notes have been paid the Class A Noteholders' Interest Distributable Amount and no distributions of principal will be made to Class B Noteholders on any Payment Date until the Class A Notes have been paid the Class A Noteholders' Principal Distributable Amount for such Payment Date. This subordination is intended to enhance the likelihood of timely receipt by the Class A Noteholders of the full amount of interest and principal distributable to them on each Payment Date and to afford the Noteholders limited protection against losses in respect of the Receivables.



                                   THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

         Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each Class A Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Class A Notes and (ii) any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

         "Scheduled Payments" means payments that are scheduled to be made on the Notes during the term of the Policy in an amount equal to the sum of (i) the Class A Noteholders' Interest Distributable Amount and (ii) the Class A Noteholders' Principal Distributable Amount on a Payment Date, in each case, in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes or the Indenture which has not been consented to by the Insurer. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration.  In the  event the  Insurer  does not so elect,  the  Policy  will continue to guarantee Scheduled Payments due on the Class A Notes. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, (i) any portion of a Class A Noteholders' Interest Distributable Amount due to Class A Noteholders because a notice and certificate in proper form was not timely Received by the Insurer, (ii) any portion of the Class A Noteholders' Interest Distributable Amount due to Class A Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders'
Interest Carryover Shortfall pursuant to the Policy, or (iii) any taxes, withholding or other charge imposed with respect to any Class A Noteholder by any governmental authority.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Payment Date on which such payment was due on the Class A Notes.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of the date when due to be paid pursuant to the Order referred to below or the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A Noteholder is required to return the amount of any Scheduled Payment distributed with respect to the Class A Notes during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and (iii) an assignment duly executed and delivered by the Class A Noteholder, in such form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which event, such payment shall be disbursed to the Indenture Trustee for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Indenture.

         The terms "Receipt" and "Received" with respect to the Policy, shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or Minneapolis, Minnesota, or any other location of any successor Trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

         The Insurer's obligations under the Policy in respect of the Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

         The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Class A Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.


                                   THE INSURER

General

         Financial Security Assurance Inc. (the "Insurer" and, for purposes of this Section, "Financial Security") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed, to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of Scheduled Payments of an issuer's securities-thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprise Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

Reinsurance

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Rating of Claims-Paying Ability

         Financial Security's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, Fitch Investors Service, L.P., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors-Ratings of the Certificates" in this Prospectus Supplement.

Capitalization

         The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of [ ] (in thousands):


                                                                   [ ]
                                                                   (audited)

Deferred Premium Revenue (net of prepaid reinsurance premiums).........
Shareholder's Equity:
   Common Stock........................................................
   Additional Paid-In Capital..........................................
   Unrealized Gain on Investments (net of deferred income taxes) ......
   Accumulated Earnings................................................


Total Shareholder's Equity ............................................


Total Deferred Premium Revenue and Shareholder's Equity ...............





         For  further  information   concerning  Financial  Security,   see  the
Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation


         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Federal Tax Counsel, for Federal income tax purposes the Class A Notes will be characterized as debt, the Class B Notes should be characterized as debt (but if not characterized as debt, the Class B Notes will be characterized as interests in a partnership), and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See "Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account and a Keogh plan (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         C ertain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

         However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.


         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

         A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated [ ], 1997 (the "Underwriting Agreement") among CPS, the Seller, and [

         ]  (the  "Underwriters"),   the  Seller  has  agreed  to  sell  to  the
Underwriters, and the Underwriters have agreed to purchase, Class A Notes in the following respective amounts:



Underwriters                                                 Principal Amount

PaineWebber
BlackDiamond
Securities, LLC



Total.......................................................





         The  Underwriting  Agreement  provides  that  the  obligations  of  the
Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all the Class A Notes offered hereby if any of such Class A Notes are purchased.

         CPS and the Seller have been advised by the Underwriters that the Underwriters propose to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Class A Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A Notes for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Class A Notes are a new issue of securities with no established trading market. The Underwriters have advised CPS and the Seller that they intend to act as a market maker for the Class A Notes. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Class A Notes.

         CPS and the Seller have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.


                                 LEGAL OPINIONS

         Cer tain legal matters relating to the Securities will be passed upon by Mayer, Brown & Platt, New York, New York. Certain legal matters related to the Policy will be passed upon for the Insurer by Bruce E. Stern, Esq., General Counsel of the Insurer.


                                     EXPERTS

         The consolidated balance sheets of the Insurer and Subsidiaries as of December 31, 1996, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEX OF TERMS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.


Alpha.......................................................................S-26
Actuarial Receivables.......................................................S-38
Alpha Program..............................................................S- 26
Benefit Plan..........................................................S-18, S-62
Business Day..........................................................S-8, S- 59
Cede.................................................................S- 17, S-43
Certificates................................................................S-24
Class A Noteholders........................................................S- 17
Class A Noteholders' Interest Distributable Amount.........................S- 50
Class A Noteholders' Principal Distributable Amount............S-9, S- 41, S- 48
Class A Notes................................................................S-1
Class A-1 Interest Rate......................................................S-8
Class A-1 Noteholders................................................S- 8, S- 41
Class A-2 Interest Rate......................................................S-8
Class A-2 Noteholders........................................................S-9
Class A-2 Notes..............................................................S-1
 Class A-1 Pool Factor......................................................S-39
Class A-2 Pool Factor.......................................................S-39
Class A-3 Interest Rate......................................................S-8
Class A-3 Noteholders.......................................................S-41
Class A-3 Notes.........................................................S-1, S-4
Class A-3 Pool Factor.......................................................S-39
Class B Noteholders....................................................S-9, S-41
Class B Noteholders' Interest Distributable Amount..........................S-48
Class B Noteholders' Principal Distributable Amount....................S-9, S-48
Class B Notes...........................................................S-1, S-4
Closing Date.................................................................S-4
Collateral Agent............................................................S-52
Collection Account..........................................................S-45
Collection Period ..........................................................S-11
Commission...................................................................S-2
Contracts...................................................................S-25
CPS Purchase Agreement.................................................S-5, S-44
CPS Receivables..............................................................S-5
CPS.....................................................................S-1, S-4
Cutoff Date..................................................................S-5
Dealer Agreements...........................................................S-24
Dealers.....................................................................S-24
Delta Program...............................................................S-26
Determination Date..........................................................S-47

Distribution Account.......................................................S- 45
DTC..............................................................S-3, S-17, S-41
ERISA.......................................................................S-62
Events of Default...........................................................S-53
Exchange Act.................................................................S-2
Financed Vehicles............................................................S-5
Financial Security.....................................................S-3, S-59
First Time Buyer Program....................................................S-26
Funding Period...............................................................S-7
holders...............................................................S-17, S-41
Holdings...............................................................S-2, S-60
IFCs.........................................................................S-6
Indenture Trustee............................................................S-1
Indenture...............................................................S-1, S-4
Insurance Agreement.........................................................S-19
Insurer Default.............................................................S-56
Insurer................................................................S-4, S-59
Interest Rate................................................................S-8
Interest Reserve Account...............................................S-7, S-46
Issuer.......................................................................S-4
Liquidated Receivable.......................................................S-47
Liquidation Proceeds........................................................S-47
Lock-Box Account......................................................S-15, S-45
Lock-Box Bank...............................................................S-15
Lock-Box Processor..........................................................S-15
Mandatory Redemption..................................................S-11, S-42
Master Spread Account Agreement.............................................S-52
Note Owners...........................................................S-17, S-41
Note Prepayment Amount................................................S-12, S-42
Noteholders............................................................S-8, S-41
Noteholders' Distributable Amount...........................................S-48
Notes........................................................................S-1
Obligors....................................................................S-24
Order.......................................................................S-58
Original Pool Balance........................................................S-5
Owner Trustee................................................................S-1
Participants................................................................S-43
Payment Date.................................................................S-8
Policy.................................................................S-1, S-14
Pool Balance................................................................S-39
Post Office Box.............................................................S-14
prepayments.................................................................S-39
Pre-Funded Amount ...........................................................S-7
Pre-Funding Account..........................................................S-7

Principal Balance ..........................................................S-48
Principal Distributable Amount........................................S-10, S-48
PTCE........................................................................S-62
Purchase Amount.............................................................S-47
Rating Agencies.............................................................S-18
Receipt.....................................................................S-58
Receivables..................................................................S-5
Received....................................................................S-58
Record Date.................................................................S-14
Recoveries..................................................................S-48
Registration Statement.......................................................S-2
Regulation..................................................................S-62
Requisite Amount............................................................S-13
Requisite Reserve Amount....................................................S-46
Rule of 78's Receivables....................................................S-38
Samco Purchase Agreement...............................................S-5, S-44
Samco Receivables ...........................................................S-5
Samco............................................................S-1, S-19, S-26
Scheduled Payments....................................................S-14, S-57
Scheduled Receivable Payment................................................S-48
Securities Act...............................................................S-2
Seller..................................................................S-1, S-4
Servicer Termination Event..................................................S-55
Servicer.....................................................................S-4
Servicing Assumption Agreement..............................................S-15
Servicing Fee Rate..........................................................S-15
Servicing Fee...............................................................S-46
Simple Interest Receivables.................................................S-38
Spread Account..............................................................S-52
Standard Program............................................................S-26
Standby Fee.................................................................S-15
Standby Servicer......................................................S-15, S-40
Sub-Prime Borrowers.........................................................S-25
Subsequent Closing Date......................................................S-6
Subsequent Cutoff Date.......................................................S-6
Subsequent Receivables.......................................................S-6
Subsequent Transfer Agreement...............................................S-20
Total Distribution Amount...................................................S-47
Trust Agreement..............................................................S-4
Trust Assets.................................................................S-5
Trustee Fee.................................................................S-49
Trust...................................................................S-1, S-4
UCC.........................................................................S-45
Underwriters................................................................S-63

Underwriting Agreement......................................................S-63

================================================================================

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CPS, the Seller or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                   -----------

                                TABLE OF CONTENTS

                                                                         Page

                              Prospectus Supplement


Available Information....................................................S-2
Incorporation of Certain Documents by Reference..........................S-2
Reports to Noteholders...................................................S-3
Summary  ................................................................S-4
Risk Factors............................................................S-19
Formation of the Trust..................................................S-23
The Trust Assets........................................................S-24
CPS's Automobile Contract Portfolio.....................................S-25
The Receivables Pool....................................................S-33
Yield Considerations....................................................S-39
Pool Factors and Other Information......................................S-39
Use of Proceeds.........................................................S-40
The Seller and CPS......................................................S-40
The Standby Servicer....................................................S-40
Description of the Notes................................................S-41
Registration of Notes...................................................S-43
Description of the Trust Documents......................................S-44
Credit Enhancement......................................................S-57
The Policy..............................................................S-57
The Insurer.............................................................S-59
Federal Income Tax Consequences.........................................S-62
ERISA Considerations....................................................S-62
Underwriting............................................................S-63
Legal Opinions..........................................................S-64
Experts  ...............................................................S-64
Index of Terms...........................................................S-i



                                   Prospectus

Prospectus Supplement......................................................2
Available Information......................................................2
Incorporation of Certain Documents by Reference............................2
Reports to Noteholders.....................................................3
Summary of Terms...........................................................4
Risk Factors..............................................................10
Formation of the Trust....................................................16
The Trust Assets..........................................................16
Acquisition of Receivables by the Seller..................................17
The Receivables...........................................................18

CPS's Automobile Contract Portfolio.......................................20
Pool Factors..............................................................20
Use of Proceeds...........................................................21
The Seller and CPS........................................................21
Description of the Certificates...........................................22
Certain Information Regarding the Certificates............................23
Description of the Trust Documents........................................31
Certain Legal Aspects of the Receivables..................................40
Federal Income Tax Consequences...........................................43
ERISA Considerations......................................................47
Methods of Distribution...................................................47
Legal Opinions............................................................48
Financial Information.....................................................48
Additional Information....................................................48
Defined Terms.............................................................49

                                   -----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                      [$ ]
                        CPS AUTO RECEIVABLES TRUST 1997-3
                                [ %] ASSET-BACKED
                                      NOTES
                              CPS RECEIVABLES CORP.
                                    (SELLER)
                               CONSUMER PORTFOLIO
                                 SERVICES, INC.
                                   (SERVICER)

                                        -

                              PROSPECTUS SUPPLEMENT

                                        -



                            PaineWebber Incorporated

                          Black Diamond Securities, LLC

                                               August [  ], 1997

PROSPECTUS

                           CPS Auto Receivables Trusts

        Auto Receivables Backed Notes and Certificates Issuable in Series

                              CPS Receivables Corp.

                                     Seller

                           Consumer Portfolio Services

                              Sponsor and Servicer


         This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series (each a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each Series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued by a trust to be formed by the Seller for the purpose of issuing one or more Series of such Securities (each, a "Trust"). A Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer".


         Each class of Securities of any Series will evidence beneficial ownership in a segregated pool of assets (the "Trust Assets") (such Securities, Certificates) or will represent indebtedness of the Issuer secured by the Trust Assets (such Securities, Notes), as described herein and in the related Prospectus Supplement. The Trust Assets may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers including purchasers who are Sub-Prime Borrowers (as defined herein). See "CPS Automobile Contract Portfolio." The Trust Assets will be secured by new and used automobiles, light trucks, vans and minivans financed thereby, and originated by CPS or an Affiliated Originator, together with all moneys received relating thereto (the "Contracts"). The Trust Assets will also include a security interest in the underlying new and used automobiles light trucks, vans and minivans and property relating thereto, together with the proceeds thereof (the "Financed Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Assets or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Documents - Credit and Cash Flow Enhancement." Except to the extent that a Prospectus Supplement for a series provides for a pre-funding period, the Receivables included in the Trust Assets for a Series will have been originated or acquired by CPS or an Affiliated Originator on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust will be serviced by a servicer (the "Servicer") as described in the related Prospectus Supplement.


         Each Series of Securities may include one or more classes (each, a "Class"). A Series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any Series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A Series may include two or more Classes of Securities which may differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a Series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."


         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE [ 15] HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY CPS, ANY SELLER, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.


                  The date of this Prospectus is July 23, 1997.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Assets; (v) information as to the nature and extent of subordination with respect to such Series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Assets may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

         This Prospectus, together with the Prospectus Supplement for each Series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission (the "Commission") in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

         The Sponsor has also filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this
Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with Commission.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Sponsor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any Series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

         So long as the Securities of a Series are in book-entry form, monthly and annual reports concerning the Securities and the Trust will be sent by the applicable Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Indenture. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Securities Exchange Act of 1934, as amended, each Trust will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. Each Trust will be formed to own the Receivables, hold and administer the
Pre-Funding Account, if any, to issue the Securities and to acquire the Subsequent Receivables, if available. No Trust will have any assets or obligations prior to issuance of the Securities and no Trust will engage in any activities other than those described herein. Accordingly, no financial statements with respect to the related Trust will be included in any Prospectus Supplement.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer.........................   With  respect to any Series of  Securities,  a
                                  trust (each, a "Trust") to be formed  pursuant
                                  to a trust agreement (the "Trust  Agreement" )
                                  between  the Seller and the  trustee  for such
                                  trust. A Trust issuing Securities  pursuant to
                                  this  Prospectus  and the  related  Prospectus
                                  Supplement  shall be referred to herein as the
                                  "Issuer"   with   respect   to   the   related
                                  Securities.

Seller.........................   CPS     Receivables     Corp.    or    another
                                  special-purpose subsidiary of CPS (each, a "Seller"). See "The Seller and CPS".

Sponsor........................   Consumer  Portfolio  Services,  Inc. ("CPS" or
                                  the "Sponsor"). See "CPS's Automobile Contract
                                  Portfolio" and "The Seller and CPS".

Servicer.......................   The entity  named as  Servicer  in the related
                                  Prospectus  Supplement (the "Servicer").  Each
                                  Prospectus Supplement will specify whether the
                                  Servicer will service the  Receivables  in the
                                  related    Receivables    Pool   directly   or
                                  indirectly  through  one or more  subservicers
                                  (each, a "Subservicer").

Trustee........................   The Trustee for each Series of Securities will
                                  be   specified   in  the  related   Prospectus
                                  Supplement.   In   addition,   a   Trust   may
                                  separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case, the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940.

The Securities.................   Each Class of  Securities  of any Series  will
                                  either  evidence  beneficial  interests  in  a
                                  segregated pool of assets (the "Trust Assets")
                                  (such  Securities,   "Certificates")  or  will
                                  represent indebtedness of the Trust secured by
                                  the Trust Assets (such  Securities,  "Notes"),
                                  as   described   herein  and  in  the  related
                                  Prospectus Supplement.

                                  With respect to Securities that represent debt issued by the Trust, the Trust will enter into an indenture (each, an "Indenture") by and between the Trust and the trustee named in such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Trust Assets and securing the debt issued by the related Issuer. The Receivables comprising the Trust Assets will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer. In the case of the Trust Assets of any class of Securities, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture described above (for example, a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Documents" as used with respect to Trust Assets means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                                  Securities Will Be Non-Recourse. The Securities will not be obligations, either recourse or non-recourse, of CPS, any Seller, the related Servicer or any person other than the related Issuer. The Notes of a given Series represent obligations of the Issuer, and the Certificates of a given Series represent beneficial interests in the related Issuer only and do not represent interests in or obligations of CPS, any Seller, the related Servicer or any of their respective affiliates other than the related Issuer. In the case of Securities that represent beneficial ownership interest in the related Issuer, such Securities will represent the beneficial ownership interests in such Issuer and the sole source of payment will be the assets of such Issuer. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Assets. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                                  General Payment Terms of Securities. As provided in the related Trust Documents and as described in the related Prospectus
                                  Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement. The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date. Each Indenture and Trust Agreement will describe a period (each, a "Collection Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting Trust Assets during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment
                                  Date. As may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. In addition, and as may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain Eligible Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Documents for the purpose of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities. As more fully specified in the related Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the related Servicer, any Trustee, or any of their respective affiliates.

                                  Each Series of Securities will be issued pursuant to the related Indenture, in the case of the Notes, and pursuant to the related
                                  Trust Agreement, in the case of the Certificates. The related Prospectus Supplement will specify which Class or Classes of Securities of the related Series are being offered thereby.

                                  Each Class of Securities will have a stated security balance (the "Security Balance") and will accrue interest on such Security Balance at a specified rate (with respect to each Class of Securities the "Interest Rate") as set forth in the related Prospectus Supplement. Each Class of Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the applicable Interest Rate, for each Class of Securities.

                                  A Series of Securities may include two or more Classes of Securities that differ as to timing and priority of distributions, seniority, allocations of losses, Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool. If specified in the related Prospectus Supplement, one or more Classes of Securities ("Strip Securities") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. If specified in the related Prospectus Supplement a Series may include one or more Classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date or in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Securities (collectively, the "Senior
                                  Securities") that are senior to one or more other Classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables. In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses. See "Description of the Securities - General Payment Terms of the Securities".

                                  Securities will be available for purchase in the minimum denomination specified in the related Prospectus Supplement and will be available in book-entry form unless the related Prospectus Supplement provides only for Definitive Securities. Securityholders will only be able to receive Definitive Securities in the limited circumstances described herein or in the related Prospectus Supplement. See "Description of the Securities
                                  - Definitive Notes".

                                  If the Servicer or any Subservicer exercises its option to purchase the Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Trust Documents--Termination", the Securities will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account that will be used to purchase additional Receivables after the applicable Closing Date, one or more Classes of

                                  Securities may be subject to a partial prepayment of principal at or immediately following the end of the period specified in such Prospectus Supplement for the purchase of such additional Receivables, in the manner and to the extent specified in the related Prospectus Supplement.

The Residual Interest..........   With  respect  to each  Trust,  the  "Residual
                                  Interest" at any time represents the rights to the related Trust Assets in excess of the Securityholders' interest of all Series then outstanding that were issued by such Trust.
                                  The Residual Interest in any Trust Assets will fluctuate as the aggregate Pool Balance (as hereinafter defined) of such Trust changes from time to time. A portion of the Residual
                                  Interest in any Trust may be sold separately in one or more public or private transactions.

Cross-Collateralization........   As  described in the related  Trust  Documents
                                  and the  related  Prospectus  Supplement,  the
                                  source  of  payment  for  Securities  of  each
                                  Series will be the assets of the related Trust
                                  only.  However,  as  may be  described  in the
                                  related  Prospectus  Supplement,  a Series  or
                                  Class of  Securities  may include the right to
                                  receive  moneys  from a common  pool of credit
                                  enhancement  which may be  available  for more
                                  than  one  Series  of  Securities,  such  as a
                                  master  reserve   account,   master  insurance
                                  policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related
                                  Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one Series of Securities issued pursuant to the related Trust Documents).

Trust Assets...................   The property of each Trust will include a pool
                                  of  simple  interest  or Rule  of  78's  motor
                                  vehicle  installment  sale  contracts or motor
                                  vehicle  installment  loans secured by new and
                                  used  automobiles,   light  trucks,  vans  and
                                  minivans  (the  "Receivables"),  including the
                                  right to receive  payments  received or due on
                                  or  with  respect  to such  Receivables  on or
                                  after  the  date  or  dates  specified  in the
                                  related Prospectus Supplement (each, a "Cutoff
                                  Date"),  security  interests  in the  vehicles
                                  financed  thereby (the  "Financed  Vehicles"),
                                  and any  proceeds  from claims  under  certain
                                  related   insurance    policies.    See   "The
                                  Receivables - The Receivables." On the date of
                                  issuance of a Series of  Securities  specified
                                  in  the  related  Prospectus  Supplement  (the
                                  "Closing   Date"   for   such   Series),   the
                                  applicable  Seller  will  convey   Receivables
                                  having   the   aggregate   principal   balance
                                  specified in such Prospectus  Supplement as of
                                  the  Cutoff  Date  specified  therein  to such
                                  Trust   pursuant  to  a  sale  and   servicing
                                  agreement (the "Sale and Servicing Agreement")
                                  among the Seller, the Servicer and the Trustee
                                  of such Trust. The property of each Trust also
                                  will include amounts on deposit in, or certain
                                  rights   with   respect  to,   certain   trust
                                  accounts,  including  the  related  Collection
                                  Account, any Pre-Funding Account and any other
                                  account    identified   in   the    applicable
                                  Prospectus Supplement. See "Description of the
                                  Trust Documents - Accounts".

                                  If the related Prospectus Supplement provides that the property of a Trust will include moneys, in any case not to exceed 34% of the Trust's Assets or 25% of the Certificate Balance, if any, initially deposited into an account (a "Pre-Funding Account"), such moneys will be used to purchase additional Receivables after the Closing Date, the Seller will be obligated pursuant to the Sale and Servicing Agreement to sell additional Receivables (the "Subsequent Receivables") to the related Trust, subject only to the availability thereof, having an aggregate principal balance approximately equal to the amount deposited to the Pre-Funding Account on the Closing Date (the "Pre-Funded Amount"), and the Trust will be obligated to purchase such Subsequent Receivables (subject to the satisfaction of certain conditions set forth in the related Trust Documents) from time to time during the period (the "Funding Period"), not to exceed 6 months , specified in such Prospectus Supplement for the purchase of such Subsequent Receivables. Any Subsequent Receivables conveyed to a Trust will have been acquired by the Seller, directly or indirectly, from CPS or a subsidiary of CPS (such subsidiary, an "Affiliated Originator") and will meet all of the credit, underwriting and other criteria set forth herein and in the related Prospectus Supplement. Any funds on deposit in the Pre-Funding Account and not yet invested in Subsequent Receivables will be invested in Permitted Investments. See "Risk Factors - Varying Characteristics of Subsequent Receivables", "The Receivables", and "Description of the Trust Documents - Sale and Assignment of Receivables" herein and "The Receivables Pool" in the related Prospectus Supplement.

                                  As used in this Prospectus, the term Receivables will include the Receivables transferred to a Trust on the related Closing Date (such Receivables, the "Initial Receivables") as well as any Subsequent Receivables transferred to such Trust during the related Funding Period, if any.

                                  Amounts on deposit in any Pre-Funding Account during the related Funding Period will be invested by the Trustee (as directed by the Servicer) in Eligible Investments, and any resultant investment income, less any related investment expenses ("Investment Income"), will be added, on the Payment Date immediately following the date on which such Investment Income is paid to the Trust, to interest collections on the Receivables for the related Collection Period and distributed in the manner specified in the related Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the Securities of the related Series of Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus Supplement. Such distribution may affect the yield realized by Securityholders and Securityholders may not be able to reinvest those funds in investments realizing comparable returns. See "Risk Factors - Distribution of Pre-Funded Amount - Effect on Yield and Maturity".

Registration of Securities.....   Securities   may  be   represented  by  global
                                  securities  registered  in the  name of Cede &
                                  Co.  ("Cede"),  as nominee  of The  Depository
                                  Trust Company  ("DTC"),  or another nominee of
                                  DTC. In such case, Securityholders will not be
                                  entitled  to  receive  definitive   securities
                                  representing such Securityholders'  interests.
                                  See   "Description   of   the   Securities   -
                                  Book-Entry Registration" herein.

Credit and Cash Flow
Enhancement....................   If and to the extent  specified in the related
                                  Prospectus Supplement, credit enhancement with
                                  respect  to the  Trust  Assets or any Class of
                                  Securities  may include any one or more of the
                                  following:  subordination of one or more other
                                  classes  of  Securities  of the  same  Series,
                                  reserve funds, spread accounts,  surety bonds,
                                  insurance policies,  letters of credit, credit
                                  or  liquidity   facilities,   cash  collateral
                                  accounts,  over-collateralization,  guaranteed
                                  investment contracts,  swaps or other interest
                                  rate   protection    agreements,    repurchase
                                  obligations,  other agreements with respect to
                                  third party  payments or other  support,  cash
                                  deposits, or other arrangements. To the
                                  extent  specified  in the  related  Prospectus
                                  Supplement,  a form of credit enhancement with
                                  respect  to a Trust or a Class or  Classes  of
                                  Securities   may   be   subject   to   certain
                                  limitations   and  exclusions   from  coverage
                                  thereunder.

Repurchase Obligations and
the Receivables Acquisition
Agreement......................   As  more  fully   described   in  the  related
                                  Prospectus  Supplement,  CPS will be obligated
                                  to acquire  from the related  Trust Assets any
                                  Receivable which was transferred pursuant to a
                                  Sale  and  Servicing   Agreement  or  Purchase
                                  Agreement or pledged  pursuant to an Indenture
                                  if the interest of the Securityholders therein
                                  is materially  adversely  affected by a breach
                                  of any  representation or warranty made by CPS
                                  with respect to such Receivable,  which breach
                                  has  not  been  cured.  In  addition,   if  so
                                  specified    in   the    related    Prospectus
                                  Supplement,   CPS  may   from   time  to  time
                                  reacquire  certain  Receivables  of the  Trust
                                  Assets, subject to specified conditions set forth in the related Trust Documents.

Servicer's Compensation........   The  Servicer  shall be  entitled to receive a
                                  fee for  servicing the Trust Assets equal to a
                                  specified  percentage  of the  value  of  such
                                  Trust  Assets,  as set  forth  in the  related
                                  Prospectus Supplement. See "Description of the
                                  Trust  Documents  -  Servicing   Compensation"
                                  herein   and   in   the   related   Prospectus
                                  Supplement.

Optional Termination...........   The  Servicer,  CPS,  or, if  specified in the
                                  related Prospectus  Supplement,  certain other
                                  entities  may,  at their  respective  options,
                                  effect  early   retirement   of  a  Series  of
                                  Securities under the circumstances and in the manner set forth herein under "Description of The Trust Documents -- Termination" and in the related Prospectus Supplement.

Mandatory Termination..........   The  Trustee,  the  Servicer or certain  other
                                  entities  specified in the related  Prospectus
                                  Supplement may be required to effect early retirement of all or any portion of a Series of Securities by soliciting competitive bids for the purchase of the Trust Assets or otherwise, under the circumstances and in the manner specified in "Description of The Trust
                                  Documents --  Termination"  and in the related
                                  Prospectus Supplement.

Tax Considerations.............   Upon   the   issuance   of  each   series   of
                                  Securities,   unless  the  related  Prospectus
                                  Supplement  does not so  provide,  Federal Tax
                                  Counsel to the  applicable  Trust will deliver
                                  an  opinion to the effect  that,  for  Federal
                                  income tax
                                  purposes:  (i)  either  (x) the  Notes of such
                                  series  will be  characterized  as debt or (y)
                                  the   Notes   of   such   series   should   be
                                  characterized    as    debt    (but   if   not
                                  characterized  as  debt,  the  Notes  of  such
                                  series will be characterized as interests in a
                                  partnership)  and (ii) such  Trust will not be
                                  characterized  as an association  (or publicly
                                  traded partnership)  taxable as a corporation.
                                  Each  Noteholder,  by the acceptance of a Note
                                  of a given  series,  will  agree to treat such
                                  Note     as     indebtedness,     and     each
                                  Certificateholder,  by  the  acceptance  of  a
                                  Certificate  of a given series,  will agree to
                                  treat the related  Trust as a  partnership  in
                                  which such Certificateholder is a partner, for
                                  Federal   income  tax  purposes.   Alternative
                                  characterizations   of  such  Trust  and  such
                                  Certificates  are  possible,   but  would  not
                                  result in materially  adverse tax consequences
                                  to  Certificateholders.  See "Certain  Federal
                                  Income  Tax   Consequences"   for   additional
                                  information   concerning  the  application  of
                                  Federal income tax laws to the Notes and Certificates of a series and to the applicable
                                  Trust.

ERISA Considerations...........   The  Prospectus  Supplement for each Series of
                                  Securities  will  summarize,  subject  to  the
                                  limitations discussed therein,  considerations
                                  under the Employee  Retirement Income Security
                                  Act of 1974, as amended ("ERISA"), relevant to
                                  the  purchase of such  Securities  by employee
                                  benefit   plans  and   individual   retirement
                                  accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings........................   Each Class of Securities  offered  pursuant to
                                  this  Prospectus  and the  related  Prospectus
                                  Supplement  will be  rated  in one of the four
                                  highest  rating  categories  by  one  or  more
                                  "national  statistical rating  organizations",
                                  as defined in the  Securities  Exchange Act of
                                  1934,  as amended (the  "Exchange  Act"),  and
                                  commonly  referred  to as  "Rating  Agencies".
                                  Such ratings will  address,  in the opinion of
                                  such Rating Agencies,  the likelihood that the
                                  Issuer will be able to make timely  payment of
                                  all amounts due on the related  Securities  in
                                  accordance   with  the  terms  thereof.   Such
                                  ratings will neither address any prepayment or
                                  yield   considerations   applicable   to   any
                                  Securities nor constitute a recommendation to buy, sell or hold any Securities. The ratings expected to be received with respect to any Securities will be set forth in the related
                                  Prospectus Supplement.

                                  RISK FACTORS

         Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

         Sub-Prime Obligors. The Obligors on the Receivables to be conveyed to a Trust will include "sub-prime" borrowers who have limited or adverse credit histories, low income or past credit problems and, therefore, are unable to obtain financing from traditional sources of consumer credit. The average interest rate charged by CPS to such "sub-prime" borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

         Effect of Social, Economic and Other Factors on Losses. The ability of the Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.

         Risk of Replacing CPS as Servicer. CPS Servicing receivables of sub-prime obligors is more difficult than servicing receivables of prime obligors. Officers and employees of CPS have many years of experience in this type of servicing. If CPS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

         Risk of CPS's Inability to Repurchase Receivables. In certain circumstances, CPS will be required to acquire Receivables from the related Trust with respect to which such representations and warranties have been breached. In the event that CPS is incapable of complying with its repurchase obligations and no other party is obligated to perform or satisfy such obligations, Securityholders of the applicable Trust may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         The related Prospectus Supplement will set forth certain information regarding CPS. In addition, CPS is subject to the information requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. For further information regarding CPS reference is made to such reports and other information which are available as described under "Available Information".

         Effect of Prepayments on Yield and Maturity. All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of CPS. (For this purpose the term "prepayments" includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, CPS is obligated to repurchase Receivables as a result of breaches of representations and warranties, and under certain circumstances the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of certain covenants. Subject to certain conditions, the Servicer also has the right to purchase the Receivables when the aggregate principal balance thereof is 10% or less of the aggregate principal balance thereof on the Cutoff Date. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders.

         The rate of prepayments of Receivables cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

         Distribution of Pre-Funded Amount - Effect on Yield and Maturity. If so provided in the related Prospectus Supplement, on the Closing Date the Seller will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Subsequent Receivables from the Seller (which, in turn, will acquire such
Subsequent Receivables from CPS or an Affiliated Originator specified in the related Prospectus Supplement) from time to time during the related Funding Period. During the related Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection
Period and allocated to interest and will be distributed on the Payment Date pursuant to the payment priorities specified in the related Prospectus Supplement.

         To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Payment Date at or immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any such prepayment of principal could have the effect of shortening the weighted average life of the Securities of the related Series. In addition, holders of the related Securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such Securities.

         Varying Characteristics of Subsequent Receivables. If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Trust Documents to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Trust Documents and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under "Pre-Funding Accounts".

         Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Purchase Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition precedent, among others, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

         Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "The Receivables" herein.

         Certain Legal Aspects - Lack of Perfected Security Interests in Financed Vehicles. The transfer of the Receivables by the applicable Seller to the Trustee pursuant to the related Sale and Servicing Agreement, perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. To the extent specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any VSI insurance policy insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See "Certain Legal Aspects of the Receivables".

         In connection with each sale of Receivables, security interests in the Financed Vehicles securing the Receivables will be assigned by CPS and each Affiliated Originator to the Seller. Due to the administrative burden and expense of retitling each of the Financed Vehicles in the appropriate state, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the applicable Purchase Agreement to the related Trust, CPS will be obligated to repurchase any Receivable sold to the Trust by CPS or an Affiliated Originator as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or the Affiliated Originator is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or the Affiliated Originator, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables - Security Interests in the Financed Vehicles".

         Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, CPS will be obligated to repurchase any Receivable that fails to comply with such legal requirements from the Seller and the Seller shall be obligated to repurchase such Receivable from the Trust, and the Seller and the Servicer will undertake to enforce such obligation on behalf of the Trust. See "Certain Legal Aspects of the Receivables - Consumer Protection Laws".

         Non-Consolidation. Each Seller has taken or will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by CPS under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of CPS. These steps include the creation of each Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of a Seller would not result in a court concluding that the assets and liabilities of such Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the related Securities could occur or reductions in the amounts of such distributions could result. See "The Seller and CPS".

         True Sale. CPS will warrant to the Seller in each Purchase Agreement that the sale of the Receivables by it or an Affiliated Originator to the Seller is a valid sale of such Receivables to such Seller. In addition, CPS, each Affiliated Originator and each Seller will treat the transactions described herein as a sale of the Receivables to the Seller, and each Seller has taken and will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if CPS or an Affiliated Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of CPS (or such Affiliated Originator) or CPS (or such Affiliated Originator) itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such Seller, then delays in payments of collections of Receivables to the Seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge or a tax or government lien on the property of CPS or an Affiliated Originator arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the bankruptcy estate of CPS or the Affiliated Originator, as applicable, and would not be available to creditors of CPS or the Affiliated Originator, as applicable.

         The U.S. Court of Appeals for the Tenth Circuit issued its opinion in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the rationale behind the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known, and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of CPS or an Affiliated Originator, however, even if the transfers of Receivables to the Seller and to the Trust were treated as sales, the Receivables would be part of the bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Securityholders could result. CPS will warrant in the Purchase Agreement that the sale of the Receivables to the Seller (including Receivables sold by an Affiliated Originator) is a valid sale of the Receivables to the Seller, and the Seller will warrant in the Sale and Servicing Agreement that the sale of the Receivables to the Trust is a valid sale of the Receivables to the Trust.

         Risk of Changes in Delinquency Levels. There can be no assurance that the historical levels of delinquencies and losses experienced by CPS on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events. For a discussion and analysis see "CPS's Automobile Contract Portfolio - Delinquency and Loss Experience".

         Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Notes of a Series may be subordinated in priority of payment to interest and principal due on other Classes of Notes of a related Series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account, spread account, and any other Credit Enhancement. The Securities represent beneficial interests in the related Trust only and will not represent a recourse obligation to other assets of CPS or the Seller. No Securities of any Series will be insured or guaranteed by CPS, the Seller, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any Series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, any Credit Enhancement, all as specified in the related Prospectus Supplement.

         Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any Series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         Priority of Interest in Receivables. In connection with the issuance of any Series of Securities, CPS will originate Receivables. The Seller will warrant in a Sale and Servicing Agreement that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Receivables to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Receivables. As will be described in the related Prospectus Supplement, the related Trust Documents will provide that the Trustee will be required to maintain possession of such original copies of all Receivables that constitute chattel paper; provided that the Servicer may take possession of such original copies as necessary for the enforcement of any Receivables. If the Servicer, the Trustee or other third party, while in possession of any Receivable, sells or pledges and delivers such Receivable to another party, in violation of the Sale and Servicing Agreement, there is a risk that such other party could acquire an interest in such Receivable having a priority over the Trust's interest. Furthermore, if the Servicer or a third party, while in possession of any Receivable, is rendered insolvent, such an event of insolvency may result in competing claims to ownership or security interests in such Receivable. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. CPS will be obligated to repurchase any Receivable if there is a breach of CPS's representations and warranties that materially and adversely affects the interests of the Trust in such Receivable and such breach has not been cured.

         Limitations on the Amount of Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Receivables, all Receivables will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against CPS or any other person or entity whatsoever. CPS will warrant that no claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

         In the event that CPS or the Trustee must rely on repossession and disposition of Financed Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Sale and Servicing Agreement), the Issuer may not realize the full amount due on a Receivable (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Receivable include whether amendments to certificates of title relating to the Financed Vehicles had been filed, depreciation, obsolescence, damage or loss of any financed Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         Insurance on Financed Vehicles. Each Receivable generally requires the Obligor to maintain insurance covering physical damage to the Financed Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which CPS is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

         In addition, although each Receivable generally gives CPS the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither CPS nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Financed Vehicles included in the Trust Assets, as a result of which Securityholders could suffer a loss on their investment.

         Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement
(collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

         Limitations Due to Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities - Book-Entry Registration".

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.

                                   THE ISSUERS

         With respect to each Series of Securities, the Seller will establish a separate Trust that will issue such Securities pursuant to the related Trust
Documents. For purposes of this Prospectus and the related Prospectus Supplement, the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

         Upon the issuance of the Securities of a given Series, the proceeds from such issuance will be used by CPS to originate Receivables. The Servicer will service the related Receivables pursuant to a sale and servicing agreement (the "Sale and Servicing Agreement"), and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and CPS, as may be set forth in the related Prospectus Supplement.

         If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such Series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such Series is insufficient, the Trust must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Financed Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Trust's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such Series.

                                THE TRUST ASSETS

         To the extent specified in the Prospectus Supplement for a Trust, the Trust Assets of a Trust will include a pool (a "Receivables Pool") of retail installment sale contracts between dealers (the "Dealers") in new and used automobiles, light trucks, vans and minivans and retail purchasers (the "Obligors") (including Sub-Prime Borrowers) and, with respect to Rule of 78's Receivables, certain moneys due thereunder after the applicable Cutoff Date and, with respect to Simple Interest Receivables, certain moneys received thereunder after the applicable Cutoff Date. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements"), the Receivables will be purchased by CPS. As further described in the related Prospectus Supplement, the Trust Assets of a Trust will also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Trustee pursuant to the Trust Agreement or Indenture; (ii) the rights of the Seller under the Sale and Servicing Agreement; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. If so specified in the related Prospectus Supplement, the Trust Assets also will include the Credit Enhancement provided for the benefit of Securityholders of such Trust.

         If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Seller will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Seller during the related Funding Period (not to exceed 6 months). Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. The Pre-Funded Amount will not exceed 34% of the Trust Assets nor 25% of the Certificate Balance, if any.

         If the protection provided to Securityholders, if any, by any such Credit Enhancement is insufficient, such Securityholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Securityholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Trust Documents - Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

         The Receivables comprising the Trust Assets will, as specifically described in the related Prospectus Supplement, be either (i) originated by CPS or an Affiliated Originator, (ii) originated by various manufacturers (or their captive finance companies) and acquired by CPS or an Affiliated Originator,
(iii) originated by various Dealers and acquired by CPS or an Affiliated Originator or (iv) acquired by CPS or an Affiliated Originator from other originators or owners of Receivables. Such Receivables will generally have been originated or acquired by CPS or an Affiliated Originator in accordance with CPS's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust will be described in all material respects in the related Prospectus Supplement.

         The Receivables included in the Trust Assets will be selected from those Receivables held by CPS or an Affiliated Originator based on the criteria specified in the applicable Purchase Agreement or Affiliate Purchase Agreement and described herein or in the related Prospectus Supplement.

                    ACQUISITION OF RECEIVABLES BY THE SELLER

         On or prior to each Closing Date, CPS will, and an Affiliated Originator may, sell and assign to the Seller, without recourse, except as provided in the related Purchase Agreement, its entire interest in the applicable Receivables, together with its security interests in the Financed Vehicles, pursuant to a purchase agreement between CPS and the Seller (a "Purchase Agreement") or pursuant to a purchase agreement between an Affiliated Originator and the Seller (an "Affiliate Purchase Agreement").

         In each Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the applicable Receivables is correct in all material respects; (ii) at the date of issuance of the Securities, physical damage insurance covering each Financed Vehicle is in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the applicable Securities, the related Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the Financed Vehicle in favor of CPS or the applicable

Affiliated Originator; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The "Purchase Amount" equals the unpaid principal balance owed by the Obligor plus interest thereon at the respective APR to the last day of the month of repurchase. The repurchase obligation will constitute the sole remedy available to the Securityholders, the Credit Enhancer (if any) or the Trustee for any such uncured breach.

                                 THE RECEIVABLES

Receivables Pools

         Information with respect to the Receivables in the related Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cutoff Date.

         If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Sale and Servicing Agreement to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Sale and Servicing Agreement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under "Risk Factors--Pre-Funding Accounts".

         Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Sale and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the
Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

         Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary from those described in the related Prospectus Supplement as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period; provided that the Trust will not acquire any Subsequent Receivable on a Subsequent Transfer Date if the addition of such Subsequent Receivable (giving consideration to all other Subsequent Receivables acquired by the Trust on or prior to such Subsequent Transfer Date) would result in any characteristic of the related Receivables Pool varying by more than 5% from the description of such characteristic in the related Prospectus Supplement
 . The Sponsor will file each Subsequent Transfer Agreement with the Commission on Form 8-K.


The Receivables

         As specified in the related Prospectus Supplement, the Receivables may consist of any combination of Rule of 78's Receivables, Actuarial Receivables or Simple Interest Receivables. Generally, "Rule of 78's Receivables" provide for fixed level monthly payments which will amortize the full amount of the Receivable over its term. The Rule of 78's Receivables provide for allocation of payments according to the "sum of periodic balances" method (also referred to as the "sum of monthly payments" method) (the "Rule of 78's"). Each Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78's. Under the Rule of 78's, the amount of interest earned in any period is equal to the total finance charge due under the contract multiplied by a fraction the numerator of which is the remaining number of periods of the contract and the denominator of which is the sum of the digits for the term of the contract. For example, on a 36 month contract in its 17th month, the numerator would be nineteen and the denominator would be 666  (1+2+3+4....+36=666).  Under the Rule of 78's, the portion of each payment allocable to interest is higher during the early months of the term of a Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78's Receivables may be allocated on an actuarial or simple interest basis.

         Generally, "Actuarial Receivables" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. An Actuarial Receivable provides for amortization of the amount financed over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the Financed Vehicle to CPS, provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions.

         "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78's Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         If an Obligor elects to prepay a Rule of 78's Receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Receivable for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78's rebates under the Rule of 78's Receivable because, as specified in the related Prospectus Supplement, such distributions may be determined using the actuarial or simple interest method.

Delinquencies, Repossessions And Net Losses

         Certain information relating to CPS's delinquency, repossession and net loss experience with respect to Receivables it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Receivables in CPS's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any Trust will be comparable to CPS's prior experience.

Maturity And Prepayment Considerations

         As more fully described in the related Prospectus Supplement, if a Receivable permits prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, CPS will be obligated to acquire Receivables from the related Trust pursuant to the applicable Purchase Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from prepayments will be borne entirely by the related Securityholders.

         The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related Series of Securities, together with a description of any applicable prepayment penalties.

                       CPS'S AUTOMOBILE CONTRACT PORTFOLIO

General

         CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

         CPS and certain of its subsidiaries (each such subsidiary, an "Affiliated Originator") purchase Contracts from Dealers or independent finance companies ("IFC's") with the intent to resell them. CPS and Affiliated Originators may also purchase Contracts from third parties that have been originated by others. Prior to the issuances of the Securities, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collection on the Contracts in excess of those required to pay principal and interest due to the investor at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts. Additional information with respect to CPS's automobile contract portfolio, including information regarding CPS's underwriting criteria and servicing and collection procedures, will be set forth in each Prospectus Supplement.

         The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

         For further information about CPS see "CPS's Automobile Contract Portfolio" in the Prospectus Supplement.

                                  POOL FACTORS

         The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

         As more specifically described in the related Prospectus Supplement with respect to each Series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

         Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Receivables from the applicable Seller and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account. CPS will use the portion of such proceeds paid to it for general corporate purposes.

                               THE SELLER AND CPS

         Each Seller will be a wholly-owned subsidiary of CPS. CPS Receivables Corp. was incorporated in the State of California in June of 1994. CPS Receivables Corp. was, and each other Seller will be, organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of CPS Receivables Corp. are located at 2 Ada, Suite 100, Irvine, California 92618; telephone (714) 753-6800.

         The Seller has taken steps in structuring the transaction contemplated hereby that are intended to make it unlikely that the voluntary or involuntary petition for relief by CPS under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller or the Trust with those of CPS. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law.

         The Seller has received the advice of Mayer, Brown & Platt to the effect that, subject to certain facts, assumptions and qualifications, in a properly presented case under current law, in the event that CPS becomes a debtor in a case under the Bankruptcy Code, a United States Bankruptcy Court would not order the substantive consolidation of the assets and liabilities of the Seller with those of CPS. Among other things, it is assumed by Mayer, Brown & Platt that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of CPS, refraining from commingling its assets with those of CPS and refraining from holding itself out as having agreed to pay, or being liable for, the debts of CPS. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, and in certain other circumstances, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of CPS. If a court were to reach such a conclusion, or a filing were made to litigate any of the foregoing issues, delays in distributions on the Securities (and possible reductions in the amount of such distributions) could occur. See "Risk Factors - Non-Consolidation".

         CPS was incorporated in the State of California on March 8, 1991. On October 22, 1992, CPS completed a public offering of 1,300,000 shares (approximately 31% of the shares then outstanding) of its common stock at an initial price of $5.00 per share. Prior to that time, 100% of the common stock of CPS was owned by CPS Holdings, Inc., a holding company the majority of the shares of which are owned by

Charles E. Bradley, Sr. On March 6, 1995, CPS completed a second public offering of 1,000,000 shares (approximately 18.5% of the shares then outstanding) of its common stock at $14.75 per share. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing Contracts originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with Sub-Prime Borrowers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. CPS also provides accounting and collection services to third party owners of automobile loan portfolios that were not originated by CPS. CPS's executive offices are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800.

                                   THE TRUSTEE

         The Trustee for each Series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Documents.

         With respect to each Series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement.

                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in series (each a "Series"). Each Series of Securities (or, in certain instances, two or more Series of Securities) will be issued pursuant to a Trust Agreement and, if Notes are issued, an Indenture. The following summaries (together with additional summaries under "The Description of the Trust Documents" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement and Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Documents for the related Securities and the related Prospectus Supplement.

         All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

         The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Trust.

         Each Series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each Series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

         A Series may include one or more Classes of Strip  Securities  entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such Series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

         In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

         As provided in the related Trust Documents and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi--annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date will be a specified day of each month (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date.

         Each Trust Agreement and Indenture will describe a Collection Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain Eligible Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or their respective affiliates or other trusts created by CPS or its affiliates. See "Description of the Trust Documents - Accounts".

         Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Documents for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.


         As may be described in the related Prospectus Supplement, Securities of each Series will either evidence specified beneficial ownership interests in the Trust Assets or represent debt secured by the related Trust Assets. To the extent that any Trust Assets include certificates of interest, the related Prospectus Supplement will describe the material terms and conditions of such certificates.


Book-Entry Registration

         As specified in the related Prospectus Supplement, Securityholders of a given Series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Securities in respect of a given Series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         The Securityholders of a given Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such Series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given Series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given Series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. Unless the related Prospectus Supplement provides for Definitive Securities it is anticipated that the only "Securityholder" in respect of any Series will be Cede, as nominee of DTC, or another nominee of DTC. Securityholders of a given Series will not be recognized as Securityholders of such Series, and such Securityholders will be permitted to exercise the rights of Securityholders of such Series only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given Series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given Series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such Series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given Series to pledge Securities of such Series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related Series only at the direction of one or more Participants to whose accounts with DTC the Securities of such Series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

         Except as required by law, the Trustee in respect of a Series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

         Except to the extent that the related Prospectus Supplement provides for book-entry Securities, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given Series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related Series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Documents, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities in respect of a given Series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

         With respect to each Series of Securities, on or prior to each Payment Date for such Series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Assets setting forth the information specified in the related Prospectus Supplement.

         In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the Trust Documents pursuant to which a Trust will be created and the related Securities in respect of such Trust will be issued. For purposes of this Prospectus, the term "Trust Documents" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Documents.

Sale and Assignment of Receivables

         On or prior to the closing date specified with respect to any given Series of securities ( the "Closing Date"), CPS or an Affiliated Originator will sell and assign to a Seller, without recourse, except as otherwise provided in the applicable Purchase Agreement or Affiliate Purchase Agreement, its entire interest in the Receivables to be included in such Trust, together with its security interests in the Financed Vehicles. At the time of issuance of the Securities, such Seller will either transfer such Receivables to a Trust pursuant to a Sale and Servicing Agreement. The obligations of the Seller and the Servicer under the related Sale and Servicing Agreement include those specified below and in the related Prospectus Supplement.

         As more fully described in the related Prospectus Supplement, CPS will be obligated to acquire from the related Trust its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by CPS with respect to such Receivable, which breach has not been cured following the discovery by or notice to CPS of the breach. In addition, if so specified in the related Prospectus Supplement, CPS may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Purchase Agreement.

Accounts

         With respect to each Series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

         [If the related Prospectus Supplement so provides, the Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent

Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Securities].

         [If the related Prospectus Supplement so provides the Seller will establish and maintain an account (the "Interest Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Interest
Reserve Account. On certain Payment Dates to be specified in the related Prospectus Supplement, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution].

         Any other accounts to be established with respect to a Trust, including any other reserve account, yield supplement account or negative arbitrage account, will be described in the related Prospectus Supplement.

         For any Series of Securities, funds in the Collection Account, the Distribution Account, any Pre-Funding Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement or Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or their respective affiliates or other trusts created by CPS or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

The Servicer

         The Servicer under each Sale and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be CPS or an affiliate of CPS and may have other business relationships with CPS or CPS's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust for such Series. Any Servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

         The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Sale and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a default by the Servicer under the related Sale and Servicing Agreement.

         A Sale and Servicing Agreement may contain provisions providing for a standby servicer ("Standby Servicer") to serve as successor servicer in the event the Servicer is terminated or resigns as Servicer pursuant to the terms of such Sale and Servicing Agreement. A Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer becomes the Servicer under a Sale and Servicing Agreement, it will receive compensation as a Servicer in an amount set forth in such Sale and Servicing Agreement.

Servicing Procedures

         Each Sale and Servicing Agreement will provide that the Servicer will follow its then-employed standards, or such more exacting standards as the Servicer employs in the future, in servicing the Receivables that are part of the Trust. Each Sale and Servicing Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables that are part of the Trust and, in a manner consistent with such Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its sole discretion, arrange with the Obligor on a Receivable to extend the payment schedule; provided, however, that the Servicer may be limited as to the number of times an extension may be granted and as to the timing of such extensions. No such arrangement will, for purposes of a Sale and Servicing
Agreement, modify the original due dates or the amount of the scheduled payments, or extend the final payment date on any Receivable beyond the last day of the penultimate Collection Period before the Final Schedule Payment Date under the related Trust Documents. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable. Following any such purchase of a Receivable by the Servicer, such Receivable will be released from the Trust and conveyed to the Servicer. The Servicer may sell the Vehicle securing the respective defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

         The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.

Payments on Receivables

         With respect to each Series of Securities, unless the related Prospectus Supplement does not so provide, the Servicer will notify each Obligor that payments made by such Obligor after the Cutoff Date with respect to a Receivable must be mailed directly to the Post Office Box set forth in the Sale and Servicing Agreement relating to such Receivable. On each Business Day, the Lock-Box Processor set forth in the Sale and Servicing Agreement relating to such Receivable (the "Lock-Box Processor") will transfer any such payments received in the applicable post office box in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the "Post Office Box") to the applicable segregated lock-box account in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the "Lock-Box Account"). Any payments received by the Servicer from an Obligor or from a source other than an Obligor must be deposited in the applicable Lock-Box Account or the applicable Collection Account upon receipt. The Servicer will, following the receipt of funds in such Lock-Box Account, direct the Lock-Box Bank to transfer such funds to the applicable Collection Account. Prior to the applicable Payment Date, the applicable Trustee, on the basis of instructions provided by the Servicer, will transfer funds held in such Collection Account to the applicable Payahead Account if such payments constitute Payaheads or to the applicable Distribution Account for distribution to, the Securityholders of the related Series.

         Collections on a Rule of 78's Receivable made during a Collection Period will be applied first, to the scheduled payment on such Rule of 78's Receivable, and second, to any late fees accrued with respect to such Rule of 78's Receivable.

Servicing Compensation

         As will be described in the related Prospectus Supplement with respect to any Series of Securities issued by a Trust, the Servicer will be entitled to receive a servicing fee on each Payment Date (the "Servicing Fee"), equal to the product of one-twelfth of the specified percentage per annum and the Pool Balance (each as set forth in the related Prospectus Supplement) as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the original Pool Balance. So long as CPS is Servicer, a portion of the Servicing Fee will be payable to the Standby Servicer, if any (as set forth in the related Prospectus Supplement), for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation for acting in such capacity. See "Standby Servicer" in the related Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, including, in the case of a Rule 78's Receivable that is part of the Trust and that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the principal balance of such Receivable computed on an actuarial basis plus accrued interest to the date of prepayment and the principal balance of such Receivable computed according to the Rule of 78's, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables that are part of the Trust, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Securityholders of the related Series.

         The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the

Receivables that are part of the Trust, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables that are part of the Trust, including accounting for collections and furnishing monthly and annual statements as required with respect to a Series of Securities regarding distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables that are part of the Trust.

Distributions

         With respect to each Series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable
Trustee to the holders of Certificates (the "Certificateholders") of such Series. The timing, calculation , allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

         With respect to each Series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless not provided for therein, distributions in respect of principal of a Class of Securities of a given Series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such Series will be subordinate to payments in respect of the Notes of such Series.

Credit and Cash Flow Enhancements

         The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given Series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Securities.

         The presence of Credit Enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or Series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other Series.

Statements to Indenture Trustees and Trustees

         Prior to each Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series described under "Description of the Securities--Reports to Securityholders".

Evidence as to Compliance

         Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

         Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Sale and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Termination Events (as hereinafter defined) under the related Sale and Servicing Agreement.

         Copies  of  such  statements  and   certificates  may  be  obtained  by
Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

Certain Matters Regarding the Servicers

         Each Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and under certain other circumstances. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the applicable Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby
Servicer, if any, will agree to assume the servicing obligations and duties under the Sale and Servicing Agreement.

         Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officer, employees, and agents will be under any liability to the Trust or the Securityholders of the related Series for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the applicable Sale and Servicing Agreement.

Servicer Termination Event

         Except as otherwise provided in the related Prospectus Supplement, "Servicer Termination Event" under the related Trust Documents will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Documents, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Rights upon Servicer Termination Event

         As more fully described and except as otherwise provided in the related Prospectus Supplement, as long as a Servicer Termination Event under the related Trust Documents remains unremedied, the applicable Trustee, Credit Enhancer or holders of Notes of the related Series evidencing not less than 50% of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates may terminate all the rights and obligations of the Servicer, if any, under such Sale and Servicing Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Documents and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing.

Waiver of Past Defaults

         With respect to each Trust, except as otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Documents. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

Amendments

         As more fully described in, and unless not provided for by, the related Prospectus Supplement, each of the Trust Documents may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Documents may also be amended by CPS, the Servicer, and the applicable Trustee with the consent of the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may
(i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such Series which are required to consent to any such amendment, without the consent of the Securityholders of such Series.

Termination

         With respect to each Trust, the obligations of the Servicer, CPS and the applicable Trustee pursuant to the related Trust Documents will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related Series of all amounts required to be paid to them pursuant to such Trust Documents. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Assets, unless the related Prospectus Supplement does not so provide, at its option to purchase from such Trust Assets, as of the end of any Collection Period immediately preceding a Payment Date, if the Pool Balance of the related Contracts is less than 10% of the initial Pool Balance in respect of such Trust Assets, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.
The related Securities will be redeemed following such purchase.

         If and to the extent provided in the related Prospectus Supplement, any outstanding Notes of the related Series will be redeemed concurrently with the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Documents may effect the prepayment of the Certificates of such Series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

         The transfer of Receivables by the Seller to the Trust pursuant to the related Sale and Servicing Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. Unless specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.

Security Interests in the Financed Vehicles

         In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light trucks, vans and minivans by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the financed automobiles, light trucks, vans and minivans is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

         Unless the related Prospectus Supplement does not so provide, each Contract will name CPS or the applicable Affiliated Originator as obligee or assignee and as the secured party. Unless the related Prospectus Supplement does not so provide, CPS will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect CPS's or such Affiliated Originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. The Obligors on the Contracts will not be notified of the sale from CPS or an Affiliated Originator, directly or indirectly, to the Seller, or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from CPS or such Affiliated Originator, directly or indirectly, to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

         CPS or the related Affiliated Originator will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Seller, and the Seller will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Sale and Servicing Agreement. However, because of the administrative burden and expense, neither CPS nor the Seller will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

         In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.

         Under the laws of most states, the perfected security interest in a vehicle continues for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Unless the related Prospectus Supplement does not so provide, under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

Repossession

         In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exits or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Solders' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and state motor vehicle retail installment sales act, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

         Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

         To so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

         Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CPS's warranties under the related Purchase Agreement and would create an obligation of CPS to repurchase the Receivable unless the breach is cured. See "Description of the Trust Documents - Sale and Assignment of Receivables".

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

         Under most state vehicle dealer licensing laws, sellers of automobiles, light trucks, vans and minivans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Sale and Servicing Agreements.

         Under each Purchase Agreement, CPS will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of CPS and would create an obligation of CPS to repurchase the Receivable unless the breach is cured.

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossession a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material Federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. However, the summary does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof and who hold the Notes or Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Mayer, Brown & Platt, special Federal tax counsel to such Trust ("Federal Tax Counsel"), regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

Tax Characterization of the Trust

         Prior to the issuance of Securities by the related Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Holders of the Notes


         Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Prior to the sale of Securities by the related Trust, Federal Tax Counsel will deliver its opinion to the Trust with respect to each series of Notes that either (i) the Notes of such series will be characterized as debt for Federal income tax purposes or (ii) the Notes of such series should be characterized as debt for Federal income tax purposes, but if such Notes are not characterized as debt, such Notes will be characterized as interests in a partnership. Except as described below under the heading "-Possible Alternative Treatment of the Notes", below, the discussion below assumes that the characterization of the Notes as debt for Federal income tax purposes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes (the Federal income tax consequences for which will be described in the applicable Prospectus Supplement). Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to debt instruments issued with original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) is de minimis (i.e., less than 1/4% of their principal amount multiplied by the weighted average maturity of the Notes), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes and as a result the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term
Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in this statement changes, the foreign person must inform the Trust within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

         Possible Alternative Treatment of the Notes. In the opinion of Federal Tax Counsel, in the event that any series of Notes were not treated as debt for Federal income tax purposes, such series of Notes would be characterized for Federal income tax purposes as interests in a partnership. If any series of the Notes did constitute interests in such a partnership, it is expected that stated interest payments on such Notes would be treated either as guaranteed payments under section 707(c) of the Code or as a preferential allocation of net income of the Trust (with all other items of Trust income, gain, loss, deduction and credit being allocated to the holders of the Certificates). Although the Federal income tax treatment of such Notes for most accrual basis taxpayers should not differ materially under such characterization from the treatment of such Notes as debt, such characterization could result in adverse effects for certain holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes (plus possibly certain other items) even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would in effect be required to report income in respect of such Notes on the accrual basis and holders of such Notes could become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated debt-financed income" generally taxable to such a holder under the Code, non-U.S. persons holding such Notes could be required to file a U.S. Federal income tax return and to pay U.S. Federal income tax (and, in the case of a corporation, branch profits tax) on their share of accruals of guaranteed payments and Trust income, and individuals holding such Notes might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related Prospectus Supplement in which the Seller has an interest), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates and a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         Under the Trust Agreement, stated interest payments on the Certificates (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of income, gain, loss and deduction of the Trust will be allocated to the Seller.

         Based on the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the Certificates plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Most of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated debt-financed income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. The purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the

Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items and accruals of guaranteed payments (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses and accruals of guaranteed payments of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust issuing Certificates and will report each Certificateholder's accruals of guaranteed payments and allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "Tax Consequences to Holders of the Notes
- Backup Withholding."


                              ERISA CONSIDERATIONS

The Prospectus Supplement for each Series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

         CPS may sell Securities (i) through underwriters or dealers: (ii) directly to one or more purchasers: or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby will set forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to CPS from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Securities offered thereby.

         Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Securities, CPS will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from CPS, the principal amount of Securities set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Securities offered hereby and by the related Prospectus Supplement).

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

         Each Underwriting Agreement will provide that CPS will indemnify the related underwriters and, in certain limited circumstances, the underwriters will indemnify CPS against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The place and time of delivery for any Series of Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

         Certain legal matters relating to the issuance of the Securities of any Series, including certain federal and state income tax consequences with respect thereto and certain Bankruptcy matters, will be passed upon by Mayer, Brown & Platt, New York, New York, or other counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

         Certain specified Trust Assets will secure each Series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Assets will be included in this Prospectus or in the related Prospectus Supplement.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Seller or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Trust or the Receivables since such date.

         UNTIL (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.





                                      $[ ]
                       CPS AUTO RECEIVABLES TRUST 1997- 3

                     [ ]% ASSET-BACKED CERTIFICATES, CLASS A
                              CPS RECEIVABLES CORP.
                                    (SELLER)
                        CONSUMER PORTFOLIO SERVICES, INC.
                                   (SERVICER)






                              PROSPECTUS SUPPLEMENT






                            PAINEWEBBER INCORPORATION


                          BLACK DIAMOND SECURITIES, LLC






                                     , 1997

                                TABLE OF CONTENTS

                                                                            Page


Prospectus Supplement......................................................2
Available Information......................................................2
Incorporation of Certain Documents by Reference............................3
Reports to Securityholders.................................................3
Summary of Terms...........................................................4
Risk Factors............................................................. 15
 The Issuers............................................................. 22
 The Trust Assets........................................................ 22
Acquisition of Receivables by the Seller................................. 23
 The Receivables......................................................... 24
 CPS's Automobile Contract Portfolio..................................... 27
Pool Factors............................................................. 27
Use of Proceeds.......................................................... 28
 The Seller and Cps...................................................... 28
 The Trustee............................................................. 29
Description of the Securities............................................ 29
Description of the Trust Documents....................................... 35
Certain Legal Aspects of the Receivables................................. 43
Federal Income Tax Consequences.......................................... 47
 ERISA Considerations.................................................... 55
Plan of Distribution..................................................... 55
Legal Opinions........................................................... 55
Financial Information.................................................... 56
Index of Terms......................................................... ...i

                                 INDEX OF TERMS


Accrual Securities........................................................ 8
Actuarial Receivables.................................................... 25
Affiliate Purchase Agreement......................................... 23, 35
Affiliated Originator................................................ 10, 27
APR               ....................................................... 25
Buyer's Guide     ....................................................... 46
cash sale differential................................................... 46
Cede              ....................................................... 11
CEDEL Participants................................................... 31, 33
Certificateholders....................................................... 39
Certificates      .....................................................1,  4
chattel paper     ....................................................... 19
Class             .........................................................1
clearing agency   ....................................................... 31
clearing corporation..................................................... 31
Closing Date      ................................................... 10, 35
Collection Account....................................................... 36
Collection Period .........................................................6
Contracts         ....................................................1,  27
Cooperative       ....................................................... 33
CPS               .........................................................4
Credit Enhancement....................................................... 21
Credit Enhancer   ....................................................... 21
Cutoff Date       ....................................................... 10
Dealer Agreements ....................................................... 22
Dealers           ....................................................... 22
Definitive Securities.................................................... 34
Depositaries      ....................................................... 31
Direct Participants...................................................... 21
Distribution Account..................................................... 36
DTC               ....................................................... 11
Eligible Deposit Account................................................. 37
Eligible Institution..................................................... 37
Eligible Investments..................................................... 36
ERISA             ....................................................... 13
Euroclear Operator....................................................... 33
Euroclear Participants................................................... 33
Event of Default  ....................................................... 34
Exchange Act      ....................................................3,  13
Federal Tax Counsel.............................................. 13, 47, 48
Financed Vehicles ....................................................1,  10
FTC Rule          ....................................................... 46
Funding Period    ....................................................... 10
Holder-in-Due-Course..................................................... 46
IFC's             ....................................................... 27
Indenture         .........................................................5
Indenture Trustee .........................................................5

Indirect Participants................................................ 21, 31
Initial Receivables...................................................... 11
Insolvency Event  ....................................................... 41
Insolvency Laws   ....................................................... 18
Interest Rate     .....................................................2,  7
Investment Earnings...................................................... 36
Investment Income ....................................................... 11
Issuer            .................................................1, 4,  22
Lock-Box Account  ....................................................... 38
Lock-Box Processor....................................................... 38
national statistical rating organizations................................ 13
Noteholders       ....................................................... 39
Notes             .....................................................1,  4
Obligors          ....................................................... 22
Participants      ....................................................... 31
Payment Date      .........................................................6
Policy            .........................................................1
Pool Balance      ....................................................... 28
Pool Factor       ....................................................... 27
Post Office Box   ....................................................... 38
Pre-Funded Amount ....................................................... 10
Pre-Funding Account...................................................... 10
prepayment        ....................................................... 15
Prospectus Supplement......................................................1
Purchase Agreement....................................................... 23
Purchase Amount   ....................................................... 24
Rating Agencies   ....................................................... 13
Receivables       .....................................................1,  9
Receivables Pool  ....................................................... 22
Record Date       .........................................................6
Registration Statement.....................................................2
Relief Act        ....................................................... 21
Residual Interest ........................................................ 9
Rule of 78's      ....................................................... 25
Rule of 78's Receivables................................................. 25
Rules             ....................................................... 32
Sale and Servicing Agreement............................................. 23
Securities        .........................................................1
Securities Act    .........................................................2
Security Balance  ........................................................ 7
Securityholder    ....................................................6,  32
Securityholders   .........................................................6
Seller            .........................................................4
Senior Securities ........................................................ 8
Series            ....................................................1,  29
Servicer          ......................................................1, 4
Servicer Default  ....................................................... 41

Servicing Agreement........................................................5
Servicing Fee     ....................................................... 38
Simple Interest Receivables.............................................. 25
Sponsor           .........................................................4
Standby Servicer  ....................................................... 37
Strip Securities  .........................................................8
sub-prime         ....................................................... 15
Sub-Prime Borrowers...................................................... 27
Subordinate Securities.................................................... 8
Subsequent Receivables................................................... 10
Subsequent Transfer Date................................................. 17
Subservicer       .........................................................4
sum of monthly payments.................................................. 25
sum of periodic balances................................................. 25
Terms and Conditions..................................................... 34
The Receivables Pool..................................................... 17
Trust             ......................................................1, 4
Trust Accounts    ....................................................... 36
Trust Agreement   .........................................................4
Trust Assets      .....................................................1,  4
Trust Documents   ....................................................5,  35
Trustee           .........................................................5
Underwriting Agreement................................................... 55

                                     PART II

Item 14.  Other Expenses of Issuance and Distribution


Registration Fee...............................................$    227,272,73
Printing and Engraving...............................................40,000.00
Legal Fees and Expenses.............................................150,000.00
Accountants' Fees and Expenses.......................................20,000.00
Rating Agency Fees...................................................50,000.00
Miscellaneous Fees.................................................  10,000.00
                                                                     ---------
Total..............................................................$497,272.73
                                                                   ===========


Item 15.  Indemnification of Directors and Officers

         Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         Article IV of the Articles of Incorporation and Section 2 of Article VI of the Amended and Restated By-Laws of Consumer Portfolio Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

         The form of the Underwriting Agreement, to be filed as an exhibit to this Registration Statement, will provide that Consumer Portfolio Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under
the  common  law,  which  arise  out  of  or  are  based  on  certain   material
misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement will provide that the underwriter(s) will similarly indemnify and reimburse Consumer Portfolio Services, Inc.

with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

         Insurance. As permitted under the laws which govern the organization of the registrant, the registrant's Amended and Restated By-Laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not the registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits and Financial Statements

         (a) Exhibits


1.1      --Form of Underwriting Agreement.*

4.1 -- Form of Trust Agreement, and certain other related agreements as Exhibits thereto.*

4.2 --Form of Indenture, and certain other related agreement as Exhibits thereto.*

5.1      --Opinion of Mayer, Brown & Platt with respect to legality.*

8.1      --Opinion of Mayer, Brown & Platt with respect to tax matters.*

8.2 --Opinion of Mayer, Brown & Platt with respect to tax matters with respect to CPS Auto Receivables Trust 1997-3.

10.1 --Form of Sale and Servicing Agreement, and certain other related agreements as Exhibits thereto.*

10.2     --Form of Purchase Agreement.*

10.3     --Form of Samco Purchase Agreement.*


23.1     --Consent of Mayer,  Brown & Platt  (included in its opinions  filed as
         Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2).**


24.1     --Powers of Attorney.*


         (b) Financial Statements

         All   financial   statements,   schedules  and   historical   financial
information have been omitted as they are not applicable.




*    Previously filed.
**   Previously filed with respect to Exhibit 5.1 and Exhibit 8.1.

Item 17.   Undertakings


A.       Undertaking pursuant to Rule 415

         The undersigned registrant hereby undertakes as follows:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking pursuant to Rule 415

         (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.
                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the capacities indicated.


                                CONSUMER PORTFOLIO SERVICES, INC.,
                                as sponsor and manager of the Trust (Registrant)



                                By: /s/ Jeffrey P. Fritz
                                   ---------------------
                                   Name: Jeffrey P. Fritz
                                   Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement has been signed on July 29, 1997 by the following persons in the capacities indicated.


                                Signatures
                                Title


                                         *
                                -------------------------------
                                Charles E. Bradley, Sr.
                                Director



                                 /s/ Charles E. Bradley, Jr.
                                -------------------------------
                                Charles E. Bradley, Jr.
                                President and Director


                                         *
                                -------------------------------
                                William B. Roberts
                                Director


                                         *
                                -------------------------------
                                John G. Poole
                                Director


                                         *
                                -------------------------------
                                Thomas L. Chrystie
                                Director



                                         *
                                -------------------------------
                                Robert A. Simms
                                Director

                                 /s/ Jeffrey P. Fritz
                                -------------------------------
                                Jeffrey P. Fritz
                                Chief Financial Officer and Secretary



                                *By: /s/ Jeffrey P. Fritz
                                -------------------------------
                                Jeffrey P. Fritz
                                as attorney-in-fact

                                  EXHIBIT INDEX



1.1       --   Form of Underwriting Agreement.*

4.1       --   Form of Trust Agreement,  and certain other related agreements as
               Exhibits thereto.*

4.2       --   Form of  Indenture,  and  certain  other  related  agreements  as
               Exhibits thereto.*

5.1       --   Opinion of Mayer, Brown & Platt with respect to legality.*

8.1       --   Opinion of Mayer, Brown & Platt with respect to tax matters.*

8.2       --   Opinion of Mayer, Brown & Platt with respect to tax matters with respect to CPS Auto Receivables Trust 1997-3.

10.1      --   Form of Sale and Servicing  Agreement,  and certain other related agreements in Exhibits thereto.*

10.2      --   Form of Receivables Purchase Agreement.*

10.3      --   Form of Samco Purchase Agreement.*

23.1      --   Consent of Mayer,  Brown & Platt  (included in its opinions filed as Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2).**

24.1      --   Powers of Attorney.*



*    Previously filed.
**   Previously filed with respect to Exhibit 5.1 and Exhibit 8.1.